UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Motorola Solutions, Inc.

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NOTICE OF
2018 ANNUAL MEETING

OF STOCKHOLDERS AND PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 14, 2018

March 28, 2018

Dear Fellow Motorola Solutions Stockholders:

On behalf of the Motorola Solutions Board of Directors, it is my pleasure to invite you to attend our 2018 Annual Stockholders Meeting. This year’s meeting will be held on Monday, May 14, 2018 at 6 p.m., EDT, at the Capital Hilton, 1001 16th Street NW, Washington, DC 20036.

As a Motorola Solutions stockholder, your vote is important. Even if you are planning to attend the annual meeting in person, you are strongly encouraged to vote your shares through one of the methods described in the enclosed proxy statement. The Board and I would appreciate your support on our recommendations for the following proposals:

•	Election of the nine nominated directors;

•	Advisory approval of the Company’s executive compensation; and

•	Ratification of KPMG LLP as our appointed, independent, registered public accounting firm.

On behalf of your Board of Directors, thank you for your confidence in Motorola Solutions. I look forward to your continued support.

Gregory Q. Brown

Chairman and CEO

Motorola Solutions, Inc.

PRINCIPAL EXECUTIVE OFFICES: 500 West Monroe Street Chicago, Illinois 60661

March 28, 2018

NOTICE OF 2018 ANNUAL MEETING OF STOCKHOLDERS

Annual Meeting Date: Monday, May 14, 2018

Time: 6:00 P.M., EDT

Location: Capital Hilton, 1001 16th Street NW, Washington, DC 20036

A live webcast (audio only) of the meeting will be available at www.motorolasolutions.com/investors.

The purpose of the meeting is to:

1.	elect nine directors for a one-year term;
2.	hold a stockholder advisory vote to approve the Company’s executive compensation;
3.	ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2018;
4.	consider and vote upon the stockholder proposals described in the enclosed proxy statement, if properly presented at the meeting; and
5.	act upon such other matters as may properly come before the Annual Meeting.

By order of the Board of Directors,

Kristin L. Kruska

Secretary

Only Motorola Solutions stockholders of record at the close of business on March 16, 2018 (the “record date”) will be entitled to vote at the meeting. The Notice, which contains instructions on how to access this Proxy Statement, the form of proxy and the Company’s 2017 Annual Report, is being mailed to stockholders on or about March 28, 2018.

PLEASE NOTE THAT ATTENDANCE AT THE MEETING WILL BE LIMITED TO STOCKHOLDERS OF MOTOROLA SOLUTIONS AS OF THE RECORD DATE (OR THEIR AUTHORIZED REPRESENTATIVES). You will be required to provide the admission ticket that is detachable from your proxy card or provide other evidence of ownership. If your shares are held by a bank or broker, please bring your bank or broker statement evidencing your beneficial ownership of Motorola Solutions stock on the record date to gain admission to the meeting.

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider. You should read the entire Proxy Statement carefully before voting. For more complete information regarding the Company’s 2017 performance, please review the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.

2018 ANNUAL MEETING OF STOCKHOLDERS

•	Date and Time: May 14, 2018, 6:00 p.m. EDT

•	Location: Capital Hilton, 1001 16th Street NW, Washington, DC 20036

•	Record Date: March 16, 2018

•	Voting: Stockholders as of the close of business on the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on.

•	Meeting Webcast (audio only): www.motorolasolutions.com/investors

•	Common Stock Outstanding as of Record Date: 161,695,469

•	Stock Symbol: MSI

•	Registrar & Transfer Agent: EQ Shareowner Services

ITEMS TO BE VOTED ON

Our Board’s Recommendation
Election of Directors (page 4)	FOR
Advisory Approval of the Company’s Executive Compensation (page 19)	FOR
Ratification of Independent Registered Public Accounting Firm (page 54)	FOR
Stockholder Proposal on Ethical Recruitment in Global Supply Chains (page 58)	AGAINST
Stockholder Proposal on Independent Director with Human Rights Expertise (page 60)	AGAINST
Stockholder Proposal on Lobbying Disclosure (page 62)	AGAINST

DIRECTOR NOMINEES					Board Committees (as of March 21, 2018)
Name	Director Since	Indep.	Other Public Co. Boards	Position	Audit	Comp.	Gov. & Nom.	Exec.
Gregory Q. Brown	2007		1	Chairman and CEO, Motorola Solutions, Inc.
Kenneth D. Denman	2017		3	Venture Partner, Sway Ventures
Egon P. Durban	2015		3	Managing Partner and Managing Director of Silver Lake
Clayton M. Jones	2015		2	Former Chairman, CEO and President, Rockwell Collins, Inc.
Judy C. Lewent	2011		2	Former EVP and CFO, Merck & Co., Inc.
Gregory K. Mondre	2015		2	Managing Partner and Managing Director of Silver Lake
Anne R. Pramaggiore	2013		1	President and CEO, Commonwealth Edison
Samuel C. Scott	1993		2	Former Chairman, President and CEO, Corn Products International
Joseph M. Tucci	2017		2	Co-Chairman and Co-CEO GTY Technology Holdings, Inc.

= Chair of Committee

(i)

PERFORMANCE AND ACCOMPLISHMENTS

TOTAL SHAREHOLDER RETURN

2017 HIGHLIGHTS

•   Grew sales 6% to $6.4 billion

•   Grew sales in every region

•   Grew backlog to record level of $9.6 billion, up $1.2 billion or 15% compared to the prior year

•   Generated $1.3 billion of operating cash flow, up $181 million

•   Capital Allocation of $483 million in share repurchases, $307 million of dividends paid, and $298 million of managed services and software acquisitions

•   Increased quarterly dividend by 11% to $0.52 per share

•   Launched 85 new products

•   Added 410 patents, bringing our patent portfolio to approximately 4,400

•   Ranked No. 3 in our category on Fortune’s “World’s Most Admired Companies” list

•   Named to Forbes “Just 100” list of America’s best corporate citizens

PERFORMANCE HIGHLIGHTS SINCE 2011

179% TOTAL SHAREHOLDER RETURN[1]	53% REDUCTION IN SHARE COUNT	$14.1 BILLION IN CAPITAL RETURN

1.	Based on the split adjusted closing price of MSI common stock on December 31, 2010 and the closing price of MSI common stock on December 31, 2017, illustrating the growth over an initial investment on December 31, 2010, including the payment of dividends.

(ii)

EXECUTIVE COMPENSATION

2017 CEO Total Direct Compensation

2017 performance reflected our sustained efforts over the past several years to position Motorola Solutions for long-term financial success. 2017 performance was improved from 2016 with strong business performance, revenue growth along with record backlog. We ended the year meeting our operating plan and this resulted in business performance at target funding under our Executive Officer Short Term Incentive Plan. In addition, the Board recognized Mr. Brown’s strong individual performance leading the company through another outstanding year of operational and financial performance and completing a significant number of strategic acquisitions, by providing him an above target payout.

Our three-year performance that ended December 31, 2017 continued to show increased returns to our stockholders relative to our comparator group. This three-year performance resulted in an above target payout under the 2015-2017 cycle of our Long Range Incentive Plan. Given our improved performance in 2017, Mr. Brown’s total direct compensation for 2017 was $3.2 million greater than in 2016.

Base Salary	$1,250,000
Executive Officer Short Term Incentive	$2,625,000

Total Short-term Cash Compensation	$3,875,000
Long-term Incentive Cash Payment (2015-2017 Long Range Incentive Plan)	$4,687,500
Long-term Incentives (POs and MSUs grant date fair value)	$6,499,975

Total Compensation (excluding perquisites)	$15,062,475

GOVERNANCE HIGHLIGHTS

As part of our commitment to high ethical standards, our Board follows sound governance practices. These practices are described in more detail in the Corporate Governance section of our web site.

Independence	• Eight out of our nine nominees are independent • Our CEO is the only management director • All Board committees that met during 2017 are comprised of independent directors
Independent Lead Director	• We have a Lead Independent Director, selected by the independent directors • The Lead Independent Director serves as liaison between management and the other non-management directors
Executive Sessions	• The independent directors regularly meet in private without management • The Lead Independent Director presides at these executive sessions
Accountability

•       All directors stand for election annually

•       In uncontested elections, directors must be elected by a majority of votes cast

•       Holders of 20% or more of our common stock have the ability to request a special meeting of stockholders

Board Oversight of Risk Management

•       Our Board reviews the Company’s approach to identifying and assessing risks

•       The Audit Committee reviews the risk exposure of the Company, including our internal audit assessment of risk and our material risk disclosures, and meets periodically with senior management to discuss our risk assessment and risk management policies

•       The Compensation and Leadership Committee reviews the annual compensation risk assessment and retains an independent compensation consultant

•       The Governance and Nominating Committee reviews all related party transactions

•       We have a recoupment or “clawback” policy to recover certain executive pay

•       We have a policy prohibiting trading in derivative securities of the Company, and no NEOs or Directors have pledged any Company stock

Stock Ownership Requirements

•       Our independent directors must hold our common stock with a value equal to at least five times the annual retainer, or $500,000, within five years of joining the Board

•       Directors are required to hold all shares paid or awarded by the Company until their termination of service

•       Our CEO must hold our common stock with a value equal to six times his annual salary within five years of attaining the position

•       Members of the management executive committee must hold our common stock with a value equal to three times their annual salary within five years of joining the group

(iii)

PROXY STATEMENT

ABOUT THE 2018 ANNUAL MEETING

This proxy statement (the “Proxy Statement”) is being furnished to holders of common stock, $0.01 par value per share (the “Common Stock”), of Motorola Solutions, Inc. (“we,” “our,” “Motorola Solutions,” or the “Company”). Proxies are being solicited on behalf of the Board of Directors of the Company (the “Board”) to be used at the 2018 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the Capital Hilton, 1001 16th Street NW, Washington, D.C. 20036 on Monday, May 14, 2018 at 6:00 P.M., EDT, for the purposes set forth in the Notice of 2018 Annual Meeting of Stockholders. This Proxy Statement is dated March 28, 2018 and is being distributed to stockholders on or about March 28, 2018.

All stockholders may view and print Motorola Solutions’ Proxy Statement and the 2017 Annual Report at the Company’s website at www.motorolasolutions.com/investors. The information contained on Motorola Solutions’ website is not a part of this Proxy Statement and is not deemed incorporated by reference into this Proxy Statement or any other public filing made with the Securities and Exchange Commission (the “SEC”).

Stockholders Entitled to Vote at the Annual Meeting

Only stockholders of record at the close of business on March 16, 2018 (the “record date”) will be entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof. On the record date, there were 161,695,469 shares outstanding of Common Stock. The Common Stock is the only class of voting securities of the Company.

A list of stockholders entitled to vote at the meeting will be available for examination at the Company’s corporate offices at 500 West Monroe Street, Chicago, Illinois 60661 for ten days before the Annual Meeting and at the Annual Meeting.

Voting Without Attending the Annual Meeting

There are three convenient methods for registered stockholders to direct their vote by proxy without attending the Annual Meeting. Stockholders can:

•	Vote by Internet. The website address for Internet voting is provided on your Notice or proxy card. You will need to use the control number appearing on your Notice of Internet Availability of Proxy Materials (“Notice”) or proxy card to vote via the Internet. You can use the Internet to transmit your voting instructions until 11:59 P.M., EDT on Sunday, May 13, 2018. Internet voting is available 24 hours a day. If you vote via the Internet you do NOT need to vote by telephone or return a proxy card.

•	Vote by Telephone. You can also vote by telephone by calling the toll-free telephone number provided on your proxy card. You will need to use the control number appearing on your proxy card to vote by telephone. You may transmit your voting instructions from any touch-tone telephone until 11:59 P.M., EDT on Sunday, May 13, 2018. Telephone voting is available 24 hours a day. If you vote by telephone you do NOT need to vote over the Internet or return a proxy card.

•	Vote by Mail. If you received a printed copy of the proxy card, you can vote by marking, dating, signing, and returning it in the postage-paid envelope provided. Please promptly mail your proxy card to ensure that it is received prior to the closing of the polls at the Annual Meeting.

Your Proxy at the Annual Meeting

If you do not vote in person at the Annual Meeting, but have voted your shares by Internet, telephone, or mail, you have authorized certain members of Motorola Solutions’ senior management designated by the Board and named in your proxy to represent you and to vote your shares as instructed. All shares that have been properly voted–whether by Internet, telephone or mail–and not revoked will be voted at the Annual Meeting in accordance with your instructions. If you sign your proxy but do not give voting instructions with respect to one or more items, the shares represented by that proxy will be voted as recommended by the Board with respect to those items:

Proposal		The Board Recommended Vote
Proposal 1 –	Election of Nine Directors	FOR
Proposal 2 –	Advisory Approval of the Company’s Executive Compensation	FOR
Proposal 3 –	Ratification of Independent Registered Public Accounting Firm for Fiscal Year 2018	FOR
Proposal 4 –	Stockholder Proposal on Ethical Recruitment in Global Supply Chains	AGAINST
Proposal 5 –	Stockholder Proposal on Independent Director with Human Rights Expertise	AGAINST
Proposal 6 –	Stockholder Proposal on Lobbying Disclosure	AGAINST

Motorola Solutions Notice of 2018 Annual Meeting of Stockholder and Proxy Statement	1

Holding Shares in the Name of a Bank, Broker or Other Nominee

If you are the beneficial owner of shares held in “street name” by a broker, the broker, as the record holder of the shares, is required to vote those shares in accordance with your instructions. Please check your voting instruction card or contact your bank, broker or nominee to determine whether you will be able to vote by Internet or telephone. If you do not give instructions to your broker, your broker will be entitled to vote the shares with respect to “discretionary” items, but will not be permitted to vote the shares with respect to “non-discretionary” items (resulting in a “broker non-vote”). The ratification of the appointment of KPMG LLP is the only “discretionary” item. The election of directors, the advisory approval of the Company’s executive compensation, and the stockholder proposals are “non-discretionary” items.

Voting At the Annual Meeting as a Beneficial Owner

If you are a beneficial owner of shares held in “street name” by a bank, broker or other nominee and want to vote your shares in person at the Annual Meeting, you will need to ask your bank, broker or other nominee to furnish you with a legal proxy. You will need to bring the legal proxy with you to the Annual Meeting and hand it in with a signed ballot that will be provided to you. You will not be able to vote your shares at the Annual Meeting without a legal proxy. If you are provided a legal proxy, any previously executed proxy will be revoked and your vote will not be counted unless you appear at the Annual Meeting and vote in person or legally appoint another proxy to vote on your behalf.

If you do not have a legal proxy, you can still attend the Annual Meeting with evidence of your stock ownership as of the record date; however, you will not be able to vote your shares at the meeting. Accordingly, we encourage you to vote or instruct your broker to vote your shares in advance, even if you plan to attend.

Changing Your Vote

Registered stockholders can revoke their proxy at any time before it is voted at the Annual Meeting by either:

•	Submitting another timely, later-dated proxy by Internet, telephone or mail;

•	Delivering timely written notice of revocation to: Secretary, Motorola Solutions, Inc., 500 West Monroe Street, Chicago, IL 60661; or

•	Attending the Annual Meeting and voting in person.

Notice of Internet Availability

The SEC has adopted rules for the electronic distribution of proxy materials. We have elected to provide our stockholders access to our proxy materials and 2017 Annual Report on the Internet instead of sending a full set of printed proxy materials to all of our stockholders. This enables us to reduce costs and lessen the environmental impact of our Annual Meeting by mailing most of our stockholders a Notice. If you receive a Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you request them by following the instructions for requesting such materials included in the Notice. The Notice instructs you on how to access and review all of the information contained in the 2018 Proxy Statement and 2017 Annual Report. The Notice also instructs you on how you may submit your proxy over the Internet or by telephone.

The Notice, which contains instructions on how to access this Proxy Statement, the form of proxy and the Company’s 2017 Annual Report, is being mailed to stockholders on or about March 28, 2018.

Other Matters at the Annual Meeting

If any other matters are properly presented at the Annual Meeting for consideration, and if you have voted your shares by Internet, telephone or mail, the persons named as proxies in your proxy will have the discretion to vote on those other matters for you. As of the date we filed this Proxy Statement, the Board did not know of any other matter to be raised at the Annual Meeting.

2	Motorola Solutions Notice of 2018 Annual Meeting of Stockholder and Proxy Statement

Votes Required to Conduct Business at the Annual Meeting or Approve Proposals

In order for business to be conducted, a quorum of a majority of the shares entitled to vote must be represented in person or by proxy at the Annual Meeting. Abstentions and broker non-votes are included in determining whether a quorum is present, but will not be included in vote totals and will not affect the outcome of the vote for the election of directors. Abstentions will have the same effect as a vote “Against” the other proposals.

Proposal		Affirmative Vote Required	Broker Discretionary Voting Allowed
Proposal 1 –	Election of Nine Directors	More “For” votes than “Against” votes cast at the Annual Meeting in person or by proxy (for non-contested election)	No
Proposal 2 –	Advisory Approval of the Company’s Executive Compensation	Majority of shares present and entitled to vote; abstentions will count as votes “Against”	No
Proposal 3 –	Ratification of Independent Registered Public Accounting Firm for Fiscal Year 2018	Majority of shares present and entitled to vote; abstentions will count as votes “Against”	Yes
Proposal 4 –	Stockholder Proposal on Ethical Recruitment in Global Supply Chains	Majority of shares present and entitled to vote; abstentions will count as votes “Against”	No
Proposal 5 –	Stockholder Proposal on Independent Director with Human Rights Expertise	Majority of shares present and entitled to vote; abstentions will count as votes “Against”	No
Proposal 6 –	Stockholder Proposal on Lobbying Disclosure	Majority of shares present and entitled to vote; abstentions will count as votes “Against”	No

With respect to each proposal you may vote “FOR,” “AGAINST” or “ABSTAIN”. Broker non-votes will have no effect on the outcome of any of the proposals.

Motorola Solutions Notice of 2018 Annual Meeting of Stockholder and Proxy Statement	3

PROPOSAL NO. 1 — ELECTION OF DIRECTORS FOR A ONE-YEAR TERM

The number of directors of the Company to be elected at the Annual Meeting is nine. The directors elected at the Annual Meeting will serve a one-year term ending at the 2019 Annual Meeting, until their respective successors are elected and qualified or until their earlier death, resignation or removal. Each of the nominees has consented to being named in this Proxy Statement and to serve as a director if elected. However, if any nominee named below is not available to serve as a director for any reason at the time of the Annual Meeting, the proxies will be voted for the election of such other person or persons as the Board may designate, unless the Board, in its discretion, reduces the number of directors. Given Mr. Samuel C. Scott III’s extensive knowledge of the Company and position as Lead Independent Director, the Board of Directors has granted a one-year waiver of the retirement age for Mr. Scott, currently age 73. The Board and Mr. Scott intend that this will be the last waiver of the retirement age, and that this will be his final year on our Board. The Board is currently comprised of nine directors. Immediately following the Annual Meeting, if all nominees are elected, the Board will consist of nine directors. The Board has the authority under the Company’s Bylaws to increase or decrease the size of the Board and to fill vacancies between Annual Meetings.

2018 DIRECTOR NOMINEES

Each of the nominees named below is currently a director of the Company, elected at the Annual Meeting of Stockholders held on May 15, 2017. The ages shown are current as of the date of this Proxy Statement.

GREGORY Q. BROWN

Mr. Brown joined the Company in 2003, was appointed as Chief Executive Officer of Motorola, Inc. in January 2008, and since May 2011 has been the Chairman and Chief Executive Officer of Motorola Solutions, Inc.

Other Public Company Boards: Xerox Corporation. In the last five years Mr. Brown served on the board of Cisco Systems, Inc. from January 2013 to July 2014.

Board Committees: Executive (Chair)

Director Qualifications:

●    Public company CEO, relevant industry and technology experience as Chairman and CEO of the Company, and former CEO of Micromuse, Inc.

●    International and global business, developing markets, government, public policy and regulatory experience as Chairman and CEO of the Company, former chair and current board member of the Federal Reserve Bank of Chicago, former Vice Chair of the U.S. – China Business Council, former member of the President of the United States’ Management Advisory Board

●    Government, public policy and regulatory experience as a member of the Board of Directors of the Business Roundtable and Chair of its Immigration Committee

●    Public company board experience

Principal Occupation: Chairman and Chief Executive Officer, Motorola Solutions, Inc.
Age: 57 Director since: 2007 Chairman since: 2011

4	Motorola Solutions Notice of 2018 Annual Meeting of Stockholder and Proxy Statement

KENNETH D. DENMAN

Mr. Denman is a Venture Partner at Sway Ventures. He was the CEO and President of Emotient, Inc. from 2012 to 2016. He also served as the Chief Executive Officer of Openwave Systems Inc. from 2008 to 2011, as a Director from 2004 to 2011; and as the Chief Executive Officer and President and Director of iPass, Inc. from 2001 to 2008, as its Chairman from 2003 to 2008.

Other Public Company Boards: Costco Wholesale Corporation, LendingClub Corporation, Mitek Solutions, Inc. In the last five years Mr. Denman served on the board of ShoreTel, Inc. from May 2007 to September 2017 and on the board of United Online from June 2015 to July 2016.

Board Committees: Governance and Nominating (Chair as of March 21, 2018), Executive

Director Qualifications:

●    Public company CEO, financial and accounting expertise, international and global business, developing markets and managed and support services experience as CEO and President of iPass, Inc. and Openwave System, Inc

●    Relevant industry, technology experience as CEO and President of Emotient, Inc., Openwave Systems, Inc. and iPass, Inc.

●    Private equity and investment management experience as a Venture Partner of Sway Ventures

●    Public company board experience

Principal Occupation: Venture Partner, Sway Ventures
Age: 59 Director since: 2017 Independent

EGON P. DURBAN

Mr. Durban is a Managing Partner and Managing Director of Silver Lake, a global private equity firm. Mr. Durban joined Silver Lake in 1999 as a founding principal and is based in the firm’s Menlo Park office. He has previously worked in the firm’s New York office, as well as the London office, which he launched and managed from 2005 to 2010.

Other Public Company Boards: Dell Technologies Inc., SecureWorks Corp, VMware, Inc. In the last 5 years Mr. Durban served on the board of Intelsat S.A from August 2011 to December 2016 and on the board of NXP Semiconductors N.V. from September 2006 to December 2013.

Board Committees: Compensation and Leadership

Director Qualifications:

●    Relevant industry, technology and international and global business experience as Managing Partner and Managing Director of Silver Lake

●    Financial/accounting and private equity and investment banking experience as Managing Partner and Managing Director of Silver Lake and as a former associate with Morgan Stanley’s Investment Banking Division

●    Public company board experience

Principal Occupation: Managing Partner and Managing Director, Silver Lake
Age: 44 Director since: 2015 Independent

Motorola Solutions Notice of 2018 Annual Meeting of Stockholder and Proxy Statement	5

CLAYTON M. JONES

Mr. Jones served as Chairman of the Board of Rockwell Collins, Inc. from 2002 through July 2014, and Chief Executive Officer from June 2001 until his retirement in July 2013. Mr. Jones also served as President of Rockwell Collins and Corporate Officer and Senior Vice President of Rockwell International which he joined in 1979.

Other Public Company Boards: Cardinal Health, Inc., Deere & Company. In the last five years, Mr. Jones served on the board of Rockwell Collins from March 2001 to July 2014.

Board Committees: Audit

Director Qualifications:

●    Public company CEO, financial and accounting expertise, international and global business experience as former CEO of Rockwell Collins, Inc.

●    Relevant industry and technology experience as former CEO of Rockwell Collins, Inc., and Corporate Officer and Senior Vice President of Rockwell International

●     Government, public policy and regulatory experience as a member of The Business Council, and former member of the President’s National Security Telecommunications Advisory Committee

●     Public company board experience

Principal Occupation: Retired; Formerly Chairman, Chief Executive Officer and President, Rockwell Collins, Inc. (“Rockwell Collins”)
Age: 68 Director since: 2015 Independent

JUDY C. LEWENT

Ms. Lewent served as Chief Financial Officer of Merck, a pharmaceutical company, from 1990 until her retirement in 2007.

Other Public Company Boards: GlaxoSmithKline plc, Thermo Fisher Scientific, Inc. Ms. Lewent served on the board of directors of Motorola, Inc. from May 1995 to May 2010.

Board Committees: Audit (Chair), Executive

Director Qualifications:

●    Public company CFO, financial and accounting expertise, and international and global business experience as the former CFO of Merck

●    Technology experience as a life member of the Massachusetts Institute of Technology

●    Developing markets as former CFO at Merck and board member of GlaxoSmithKline

●    Government/Public Policy/Regulatory as former CFO at Merck and board member of GlaxoSmithKline and Thermo Fisher

●    Public company board experience

Principal Occupation: Retired; Formerly Executive Vice President & Chief Financial Officer, Merck & Co., Inc. (“Merck”)
Age: 69 Director since: 2011 Independent

6	Motorola Solutions Notice of 2018 Annual Meeting of Stockholder and Proxy Statement

GREGORY K. MONDRE

Mr. Mondre joined Silver Lake in 1999 and is a Managing Partner and Managing Director of Silver Lake based in New York. Mr. Mondre was a principal at TPG, where he focused on private equity investments across a wide range of industries, with a particular focus on technology.

Other Public Company Boards: GoDaddy, Inc., Sabre Corporation

Board Committees: Audit, Governance and Nominating

Director Qualifications:

●    Relevant industry, technology, international and global business experience as Managing Partner and Managing Director of Silver Lake

●    Financial/accounting and private equity and investment banking experience as Managing Partner and Managing Director of Silver Lake and as former principal at TPG

●    Publiccompany board experience

Principal Occupation: Managing Partner and Managing Director, Silver Lake
Age: 43 Director since: 2015 Independent

ANNE R. PRAMAGGIORE

Ms. Pramaggiore has been the President and Chief Executive Officer of ComEd, an electric utility company and a business unit of Exelon Corporation, and a member of the ComEd board of directors since February 2012. She served as ComEd’s President and Chief Operating Officer from May 2009 until February 2012.

Other Public Company Boards: The Babcock & Wilcox Company

Board Committees: Compensation and Leadership (Chair), Executive

Director Qualifications:

●    Government, public policy and regulatory and technology experience as CEO of ComEd, Executive Vice President, Customer Operations, Regulatory and External Affairs of ComEd, and as a licensed attorney

●    International and global business experience as Chair of the Federal Reserve Bank of Chicago and board member of the Chicago Council on Global Affairs and The Chicago Urban League

●    Public company board experience

Principal Occupation: President and Chief Executive Officer, Commonwealth Edison Company (“ComEd”)
Age: 59 Director since: 2013 Independent

Motorola Solutions Notice of 2018 Annual Meeting of Stockholder and Proxy Statement	7

SAMUEL C. SCOTT III

Mr. Scott served as Chairman, President and Chief Executive Officer of Corn Products International, a corn refining business, from February 2001 until his retirement in May 2009.

Other Public Company Boards: Abbott Laboratories, Bank of New York Mellon

Board Committees: Governance and Nominating (Chair through March 21, 2018), Executive

Director Qualifications:

●  Public company CEO experience as former chairman and CEO of Corn Products International, Inc.

●  International and global business and developing markets experience as former chairman and CEO of Corn Products International, Inc., a board member of the Chicago Council on Global Affairs, World Business Chicago, The Chicago Urban League, and Northwestern Medical Group, and as Chairman of Chicago Sister Cities International

●  Public company board experience

Principal Occupation: Retired; Formerly Chairman of the Board, President and Chief Executive Officer, Corn Products International
Age: 73 Director since: 1993 Lead Independent Director since 2015 Independent

JOSEPH M. TUCCI

Mr. Tucci is the Co-Chief Executive Officer and Co-Chairman of GTY Technology Holdings, Inc. Formerly, Mr. Tucci was the Chairman and Chief Executive Officer of EMC Corporation. He was EMC’s Chairman from January 2006 and CEO from January 2001 until September 2016, when Dell Technologies acquired the company. At that time, he became an advisor to the acquiring company’s founder, Michael Dell, and its board of directors.

Other Public Company Boards: GTY Technology Holdings, Inc., Paychex, Inc. In the past five years Mr. Tucci served on the board of EMC Corporation from January 2001 to September 2016 and on the board of VMware, Inc. from April 2007 to September 2016.

Board Committees: Compensation and Leadership

Director Qualifications:

●  Public company CEO, technology and global business experience as Chairman, CEO and President of EMC Corporation

●  Relevant industry, managed and support services, developing markets and private equity experience as Co-CEO and Co-Chairman of GTY Technology Holdings, Inc. and founding member and current Chairman of the Strategic Advisory Board of Bridge Growth Partners

●  Government, public policy and regulatory experience as a member of The Business Roundtable and Chair of its Task Force on Education and the Workforce and as a member of The Technology CEO Council

●  Public company board experience

Principal Occupation: Co-Chief Executive Officer and Co-Chairman of GTY Technology Holdings, Inc.
Age: 70 Director since: 2017 Independent

RECOMMENDATION OF THE BOARD

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NINE NOMINEES NAMED HEREIN AS DIRECTORS. UNLESS OTHERWISE INDICATED ON YOUR PROXY, YOUR SHARES WILL BE VOTED FOR THE ELECTION OF SUCH NINE NOMINEES AS DIRECTORS.

8	Motorola Solutions Notice of 2018 Annual Meeting of Stockholder and Proxy Statement

CORPORATE GOVERNANCE

The Board’s Corporate Governance Principles

The Board adheres to governance principles designed to assure the continued vitality of the Board and excellence in the execution of its duties. The Board has responsibility for management oversight and providing strategic guidance to the Company. The Board believes that it must continue to renew itself to ensure that its members bring a fresh perspective to understanding the industries and the markets in which the Company operates. The Board also believes that it must remain well-informed about the opportunities and challenges facing Motorola Solutions and its industries and markets so that the Board members can exercise their fiduciary responsibilities to Motorola Solutions stockholders.

GOVERNANCE HIGHLIGHTS

The Board recognizes the importance of evolving corporate governance practices and is committed to regularly reviewing specific elements of the Company’s corporate governance. Key governance practices of the Company are:

Eight of nine director nominees are independent

Board Committees comprised of independent directors

Compensation and Leadership Committee retains independent compensation consultant

Lead Independent Director

Independent directors regularly meet in private without management

Risk assessment process with Audit and Compensation and Leadership Committees

Hold annual advisory vote on executive compensation

No gross-up for excise taxes

Recoupment or “clawback” policy

Stock Ownership Guidelines

Board and Committee self assessment process

Annual election of all directors

Majority vote for directors in uncontested elections

Holders of 20% or more of our Common Stock have the ability to request a special meeting of stockholders

Active stockholder engagement process

Anti-hedging policy

Motorola Solutions encourages you to visit our corporate governance page on our website at
www.motorolasolutions.com/investors which provides information about our corporate governance practices and includes the following documents:

• Board Governance Guidelines

• Director Independence Guidelines

• The Principles of Conduct for Members of the Board of Directors

• Code of Business Conduct

• Audit Committee, Compensation and Leadership Committee and Governance and Nominating Committee charters

• Restated Certificate of Incorporation, as amended

• Amended and Restated Bylaws

Amendments to the above documents, or waivers applicable to our directors, chief executive officer, chief financial officer or corporate controller from certain provisions of its ethical policies and ethical standards for directors and employees, will be posted on the Motorola Solutions website within four business days following the date of the amendment or waiver. There were no waivers in 2017.

Motorola Solutions Notice of 2018 Annual Meeting of Stockholder and Proxy Statement	9

DIRECTORS’ QUALIFICATIONS

The Board believes it should be comprised of individuals with appropriate skills and experiences to meet its board governance responsibilities and contribute effectively to the Company. Our Governance and Nominating Committee carefully considers the skills and experiences of current directors and new candidates to ensure that they meet the needs of the Company before nominating directors for election to the Board. All of our non-employee directors serve on Board committees, further supporting the Board by providing expertise to those committees. The needs of the committees also are reviewed when considering nominees to the Board. The Board has a deep working knowledge of matters common to large companies and is comprised of a mix of skills and qualifications which includes:

•	Independence: Eight of nine director nominees

•	Gender and ethnic diversity: Half of all independent director nominees

•	Relevant industry experience: Six of nine director nominees

•	Public company CEOs and CFOs: Six of nine director nominees

•	Financial and accounting expertise: Five of nine director nominees

•	Technology experience, information technology and cyber security: Eight of nine director nominees

•	Global business experience: All director nominees

•	Developing markets experience: Five of nine director nominees

•	Government, public policy and regulatory experience: Five of nine director nominees

•	Private equity and investment banking experience: Four of nine director nominees

•	Public company board experience: All director nominees

•	Managed and Support Services: One director nominee

Specific experience, qualifications, attributes or skills of our nominees are listed in the biographies above.

IDENTIFYING AND EVALUATING DIRECTOR CANDIDATES

As stated in our Board Governance Guidelines, when selecting directors, the Board and the Governance and Nominating Committee review and consider many factors, including: experience in the context of the Board’s needs; leadership qualities; ability to exercise sound judgment; existing time commitments; years to retirement age; and independence from management. They also consider ethical standards and integrity. While the Company does not have a formal policy regarding diversity, gender and ethnic diversity is an essential factor considered by the Board and the Governance and Nominating Committee when selecting director nominees. The Board and the Governance and Nominating Committee recognize the importance of a Board representing diverse knowledge and experiences and strive to nominate directors with a variety of complementary skills, backgrounds and perspectives so that, as a group, the Board will possess the appropriate talent, skills, experience and expertise to oversee the Company’s businesses. The Governance and Nominating Committee annually assesses the effectiveness of its director nomination process and the Board Governance Guidelines.

The Governance and Nominating Committee will consider nominees recommended by Motorola Solutions stockholders, provided that the recommendation contains sufficient information (as required by the Company’s Bylaws), including the candidate’s qualifications, to assess the suitability of the candidate, and is timely received in accordance with the Company’s Bylaws. Stockholder-recommended candidates that comply with these procedures will receive the same consideration that other candidates receive.

The Governance and Nominating Committee considers recommendations from many sources, including members of the Board, management and search firms. From time to time, Motorola Solutions hires search firms to help identify and facilitate the screening and interview process of director candidates. In 2017, we continued our retention of Russell Reynolds to assist with this process. Russell Reynolds compiles a list of candidates, evaluates each candidate and makes recommendations to the Governance and Nominating Committee. Accordingly, they screen candidates based on the Board’s criteria, perform reference checks, prepare a biography of each candidate for the Governance and Nominating Committee’s review and help arrange interviews if necessary. The Governance and Nominating Committee and the Chairman of the Board will conduct interviews with candidates who meet the Board’s criteria. The Governance and Nominating Committee has full discretion in considering potential candidates and making its nominations to the Board.

10	Motorola Solutions Notice of 2018 Annual Meeting of Stockholder and Proxy Statement

COMMITTEES OF THE BOARD

To assist it in carrying out its duties, the Board has delegated certain authority to several committees. The Board currently has the following standing committees: (1) Audit, (2) Compensation and Leadership, (3) Governance and Nominating, and (4) Executive. The charters for each of the Audit Committee, Compensation and Leadership Committee and Governance and Nominating Committee are available on our website at www.motorolasolutions.com/investors. Committee membership as of December 31, 2017 (except as otherwise noted), the number of meetings of each committee during 2017, and the functions of each committee are described below:

AUDIT COMMITTEE*

•   Assist the Board in fulfilling its oversight responsibilities as they relate to the Company’s accounting policies, internal controls, disclosure controls and procedures, financial reporting practices and legal and regulatory compliance.

•   Engage the Independent registered public accounting firm.

2017 Meetings: 9
Judy C. Lewent (Chair) Clayton M. Jones Gregory K. Mondre

•   Monitor the qualifications, independence and performance of the Company’s independent registered public accounting firm and the performance of the Company’s internal auditors.

•   Maintain, through regularly scheduled meetings, a line of communication between the Board and the Company’s financial management, internal auditors and independent registered public accounting firm.

•   Oversee compliance with the Company’s policies for conducting business, including ethical business standards.

•   Review the Company’s overall financial position, asset utilization and capital structure.

•   Review the need for equity and/or debt financing and specific outside financing proposals.

•   Monitor the performance and investments of employee retirement and related funds.

•   Review the Company’s dividend payment plans and practices.

•   Prepare the report of the Audit Committee included in this Proxy Statement.

COMPENSATION AND LEADERSHIP COMMITTEE*

•   Assist the Board in overseeing the management of the Company’s human resources, including:

•   compensation and benefits programs;

•   CEO performance and compensation;

•   executive development and succession;

•   diversity efforts; and

•   evaluation of the Company’s senior management.

•   Review and discuss the Compensation Discussion and Analysis (“CD&A”) with management and make a recommendation to the Board on the inclusion of the CD&A in this Proxy Statement.

•   Prepare the report of the Compensation and Leadership Committee included in this Proxy Statement.

2017 Meetings 6
Anne R. Pramaggiore (Chair) Egon P. Durban Joseph M. Tucci

GOVERNANCE AND NOMINATING COMMITTEE*

•   Identify individuals qualified to become Board members, consistent with the criteria approved by the Board.

•   Recommend director nominees and individuals to fill vacant positions and to serve on committees.

•   Assist the Board in interpreting the Company’s Board Governance Guidelines, the Board’s Principles of Conduct and any other similar governance documents adopted by the Board.

•   Oversee the evaluation of the Board and its committees.

•   Review the independence of directors and evaluate and/or approve related party transactions.

•   Generally oversee the governance and compensation of the Board.

2017 Meetings: 5
Samuel C. Scott III (former Chair) Kenneth D. Denman (current Chair) Gregory K. Mondre

EXECUTIVE COMMITTEE	• Act for the Board between meetings on matters already approved in principle by the Board. • Exercise the authority of the Board on specific matters assigned by the Board from time to time.
2017 Meetings: 0
Gregory Q. Brown (Chair) Kenneth D. Denman (as of March 21, 2018) Judy C. Lewent Anne R. Pramaggiore Samuel C. Scott III (Lead Independent Director)

*	On February 1, 2017, Mr. Denman joined the Governance and Nominating Committee and was named Chair on March 21, 2018. On May 16, 2017, Mr. Mondre joined the Audit Committee and Mr. Tucci joined the Compensation and Leadership Committee.

Motorola Solutions Notice of 2018 Annual Meeting of Stockholder and Proxy Statement	11

Attendance

The Board held five meetings during 2017. Overall attendance at Board and committee meetings was 93%. Each incumbent director attended 100% of the combined total meetings of the Board and the committees on which he or she served during 2017, except for one director that attended 79% of the meetings and General Michael V. Hayden who attended 1 of 2 Board meetings and 1 of 2 committee meetings that were held prior to his term ending in May, 2017. At the Board meetings, independent directors of the Company meet regularly in executive session without management as required by the Motorola Solutions, Inc. Board Governance Guidelines and NYSE listing standards. Generally, executive sessions are held in conjunction with regularly-scheduled meetings of the Board. In 2017, the non-employee independent members of the Board met in executive session five times. In addition, Board members are expected to attend the Annual Meeting as provided in the Board Governance Guidelines. All of the directors who stood for election at the 2017 Annual Meeting attended that meeting.

Leadership Structure of the Board

At the Annual Board meeting held in May 2011, the Board combined the roles of Chairman and Chief Executive Officer and appointed Gregory Q. Brown to serve as both Chief Executive Officer and Chairman of the Board and also appointed an independent director as Lead Independent Director. The Board reappointed Mr. Brown as Chairman of the Board and an independent director as Lead Independent Director at the Annual Board meetings held in 2012 through 2017. The Board determined that Mr. Brown’s thorough knowledge of Motorola Solutions business, strategy, people, operations, competition and financial position coupled with his leadership and vision made him well positioned to chair Board meetings and bring key business and stakeholder issues to the Board’s attention. Our Lead Independent Director, currently Mr. Scott, chairs the executive sessions of the Board and acts as a liaison between our Chairman and independent directors.

Communicating with the Board

All communications to the Board of Directors, Chairman of the Board, the non-management directors or any individual director, must be in writing and addressed to them c/o Secretary, Motorola Solutions, Inc., 500 West Monroe Street, Chicago, IL 60661 or by email to boardofdirectors@MotorolaSolutions.com. Our Secretary reviews all written communications and forwards to the Board a summary and/or copies of any such correspondence that, in the opinion of the Secretary, deals with the functions of the Board or Board committees or that she otherwise determines requires the Board’s or any Board committee’s attention.

The Board’s Role in the Oversight of Risks

The Board oversees the business of the Company, including CEO and senior management performance and risk management, to assure that the long-term interests of the stockholders are being served. Each committee of the Board is also responsible for reviewing the risk exposure of the Company related to the committee’s areas of responsibility and providing input to management on such risks.

Management and our Board have a robust process embedded throughout the Company to identify, analyze, manage and report all significant risks facing the Company. Our CEO and other senior managers regularly report to the Board on significant risks facing the Company, including financial, cyber-security, operational and strategic risks. Each of the Board committees reviews with management significant risks related to the committee’s area of responsibility and reports to the Board on such risks, which includes the Compensation and Leadership Committee’s review of Company-wide compensation-related risks and the Audit Committee’s review of financial and cyber security risks. While each committee is responsible for reviewing significant risks in the committee’s area of responsibility, the entire Board is regularly informed about such risks through committee reports and presentations to the entire Board. The oversight of specific risks by board committees enables the entire Board to oversee risks facing the Company more effectively and develop strategic direction taking into account the effects and magnitude of such risks. The independent Board members also discuss the Company’s significant risks when they meet in executive session without management. Our audit services department has a very important role in the risk management program. The role of this department is to provide management and the Audit Committee with an overarching and objective view of the risk management activity of the Company. This department’s engagements span financial, operational, strategic and compliance risks and the engagement results assist management in maintaining acceptable risk levels. This department identifies and conducts engagements utilizing an enterprise risk management model. The director of the department reports directly to the Audit Committee as well as the Chief Financial Officer and meets regularly with the committee and the committee chairperson, including in executive session.

INDEPENDENT DIRECTORS

On March 8, 2018, the Board made the determination, based on the recommendation of the Governance and Nominating Committee and in accordance with our Director Independence Guidelines, that the former non-employee directors, Mr. Dahlberg and General Hayden, and the current non-employee directors, Mr. Denman, Mr. Durban, Mr. Jones, Ms. Lewent, Mr. Mondre, Ms. Pramaggiore, Mr. Scott and Mr. Tucci, were independent during the periods in 2017 and 2018 that they were members of the Board. Mr. Brown does not qualify as an independent director because he is the Chief Executive Officer of the Company. See Motorola Solutions’ Relationship with Entities Associated with Independent Directors for further details.

12	Motorola Solutions Notice of 2018 Annual Meeting of Stockholder and Proxy Statement

Determining Independence

The Director Independence Guidelines include both the NYSE independence standards and additional independence standards the Board has adopted to determine if a relationship that a Board member has with the Company is material. We have adopted a stricter application of the NYSE independence standards requiring a look-back of four years when assessing independence in connection with a director’s (i) status as an employee of the Company, (ii) direct compensation in excess of $120,000, (iii) relationship with our internal or external auditor, and (iv) employment with a company that has made payments to, or received payments from, the Company for property or services.

A complete copy of the Director Independence Guidelines is available on the Company’s website at www.motorolasolutions.com/investors.

Motorola Solutions’ Relationship with Entities Associated with Independent Directors

When assessing independence, each of Ms. Pramaggiore and Mr. Scott, had relationships with entities that were reviewed by the Board under independence standards covering contributions or payments to charitable or similar not-for-profit organizations. In addition, each of Mr. Dahlberg, Mr. Denman, Mr. Durban, General Hayden, Mr. Mondre, Ms. Pramaggiore, Mr. Scott, and Mr. Tucci had relationships with entities that were reviewed by the Board under independence standards covering payments to, or received from, other entities. In each case, the payments or contributions were significantly less than the NYSE independence standards or the Director Independence Guidelines adopted by the Board, or did not constitute a disqualifying event under such standards and were determined by the Board to be immaterial.

Independent Members of the Audit, Compensation and Leadership and Governance and Nominating Committees

The Board has determined that all of the current members of the Audit Committee, the Compensation and Leadership Committee and the Governance and Nominating Committee are independent within the meaning of the Director Independence Guidelines, applicable rules of the SEC and the NYSE listing standards for independence.

RELATED PERSON TRANSACTION POLICY AND PROCEDURES

The Company has established a written related person transaction policy and procedures (the “RPT Policy”) to assist it in reviewing transactions in excess of $120,000 (“Transactions”) involving the Company and its subsidiaries and Related Persons (as defined below). The RPT Policy supplements our other conflict of interest policies set forth in the Principles of Conduct for Members of the Motorola Solutions, Inc. Board of Directors and the Code of Business Conduct for employees and our other internal procedures.

For purposes of the RPT Policy, a Related Person includes directors, director nominees and executive officers of the Company since the beginning of the Company’s last fiscal year, beneficial owners of 5% or more of any class of voting securities of the Company and members of their respective immediate family. The Governance and Nominating Committee reviews all RPT Policy matters.

The RPT Policy provides that any Transaction since the beginning of the last fiscal year is to be promptly reported to the Company’s Secretary. The Secretary will assist with gathering important information about the Transaction and present the information to the Governance and Nominating Committee. The Governance and Nominating Committee will determine whether the Transaction is a Related Person Transaction and, if so, approve, ratify or reject the Related Person Transaction. In approving, ratifying or rejecting a Related Person Transaction, the Governance and Nominating Committee will consider such information as it deems important to conclude if the transaction is fair to the Company and its subsidiaries.

Motorola Solutions had no Related Person Transactions in 2017.

SUCCESSION PLANNING

Succession planning is important at all levels of the Company. In 2017, the Board reviewed short and long-term succession plans for the CEO and other members of management’s executive committee. When assessing possible CEO candidates, the Board identified skills and behavioral characteristics they consider a requirement for the Company’s CEO. The Board evaluates these succession plans with the overall business strategy in mind. When possible, potential leaders are introduced to the Board through presentations or separate events.

Motorola Solutions Notice of 2018 Annual Meeting of Stockholder and Proxy Statement	13

SECURITY OWNERSHIP INFORMATION

Management and Directors

The following table sets forth information as of the close of business on March 12, 2018 regarding the beneficial ownership of shares of Common Stock by each director and nominee for director of the Company, the named executive officers (“NEOs”) in the Summary Compensation Table, and all current directors and executive officers of the Company as a group. Except for Mr. Brown, who owns 1.9% of the outstanding Common Stock, each other director and NEO owns less than 1% of the outstanding Common Stock based on 165,456,313 shares of Common Stock on a fully-diluted basis outstanding on March 12, 2018. All current directors, NEOs and executive officers as a group own 2.2% of the outstanding Common Stock.

Name	Shares Owned(1)		Shares Under Exercisable Options and SARs(2)	Stock Units(3)	Total Shares Beneficially Owned(4)(5)
Gregory Q. Brown	348,571	(6)	2,789,991	34,385	3,172,947
Gino A. Bonanotte	33,262		147,362	0	180,624
John P. Molloy	18,037		2,558	487	21,082
Bruce W. Brda	13,548		4,145	0	17,693
Mark S. Hacker	14,232		94,152	0	108,384
Kenneth D. Denman	447		0	2,308	2,755
Egon P. Durban	0		0	9,087	9,087
Clayton M. Jones	0		0	6,840	6,840
Judy C. Lewent	25,014		0	6,497	31,511
Gregory K. Mondre	70		0	9,145	9,215
Anne R. Pramaggiore	0		0	16,428	16,428
Samuel C. Scott	5,175	(7)	0	37,309	42,484
Joseph M. Tucci	1,440		0	2,307	3,747
All current directors, NEOs and executive officers as a group (13 persons)	459,796		3,038,208	124,793	3,622,797

(1)	Includes shares over which the person currently holds or shares voting and/or investment power but excludes the shares listed under “Shares Under Exercisable Options and SARs” and “Stock Units.”
(2)	Includes shares under options and SARs exercisable on March 12, 2018 and which may become exercisable within 60 days thereafter (assuming all performance measures are satisfied).
(3)	Includes stock units which are deemed to be beneficially owned on March 12, 2018 or within 60 days thereafter (assuming all performance measures are satisfied). Stock units are not deemed beneficially owned until the restrictions on the units have lapsed. Each stock unit is intended to be the economic equivalent of one share of Common Stock.
(4)	Unless otherwise indicated, each person has sole voting and investment power over the shares reported.
(5)	Includes the shares listed under “Shares Under Exercisable Options” and units listed under “Stock Units.”
(6)	Mr. Brown has shared voting and investment power over 83,220 shares, included under “Total Shares Beneficially Owned”. He disclaims beneficial ownership over 81,000 shares held in a trust of which his wife is trustee and 2,220 shares held by his wife, except to the extent of his pecuniary interest in these shares.
(7)	Mr. Scott does not have investment power over 2,179 of these shares.

No directors, nominees or current executive officers have pledged shares of Common Stock pursuant to any loan or arrangement.

14	Motorola Solutions Notice of 2018 Annual Meeting of Stockholder and Proxy Statement

Principal Stockholders

The following table sets forth information as of December 31, 2017 with respect to any person who is known to be the beneficial owner of more than 5% of Common Stock.

Name and Address	Number of Shares of Motorola Solutions, Inc. and Nature of Beneficial Ownership		Percent of Outstanding Shares(1)
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	16,488,086 shares of Common Stock	(2)	10.2%
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	14,927,763 shares of Common Stock	(3)	9.3%
Lazard Asset Management LLC 30 Rockefeller Plaza New York, NY 10112	9,881,906 shares of Common Stock	(4)	6.1%

(1)	The percentage calculations set forth above are based on 161,307,525 shares of Common Stock outstanding as of February 2, 2018 rather than the percentages set forth on various stockholders’ Schedule 13G filings.
(2)	Solely based on information in a Schedule 13G/A Amendment No. 3 dated February 7, 2018 filed with the SEC by The Vanguard Group. The Schedule 13G/A indicates that as of December 31, 2017, The Vanguard Group was the beneficial owner with sole voting power as to 226,786 shares, shared voting power as to 46,234 shares, sole dispositive power as to 16,219,935 shares and shared dispositive power as to 268,151 shares.
(3)	Solely based on information in a Schedule 13G/A Amendment No. 4 dated January 24, 2018 filed with the SEC by BlackRock, Inc. The Schedule 13G/A indicates that as of December 31, 2017, BlackRock, Inc., as the parent holding company, was the beneficial owner with sole voting power as to 13,356,791 shares and sole dispositive power as to 14,927,763 shares.
(4)	Solely based on information in a Schedule 13G dated December 31, 2017 filed with the SEC by Lazard Asset Management LLC. The Schedule 13G indicates that as of December 31, 2017, Lazard Asset Management LLC was the beneficial owner with sole voting power as to 4,733,972 shares and sole dispositive power as to 9,881,906 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Each director and certain officers of the Company are required to report to the SEC, by a specified date, his or her transactions related to our Common Stock. Based solely on a review of the copies of reports furnished to the Company or written representations that no other reports were required, the Company believes that, during the 2017 fiscal year, all reports required by Section 16(a) were timely filed by its officers and directors except as follows: In May of 2017, Joseph M. Tucci filed a Form 3 with the SEC on a timely basis reporting, among other things, the amount of securities beneficially held. It was recently determined that certain holdings of Mr. Tucci’s are in a managed fund, not a mutual fund, and therefore should have been included on the Form 3. Mr. Tucci filed an amendment to the Form 3 on March 14, 2018 reporting the correct number of securities beneficially owned.

Motorola Solutions Notice of 2018 Annual Meeting of Stockholder and Proxy Statement	15

DIRECTOR COMPENSATION

DETERMINING DIRECTOR COMPENSATION

The Governance and Nominating Committee recommends to the Board the compensation for non-employee directors, which is to be consistent with market practices of other similarly situated companies and takes into consideration the impact on non-employee directors’ independence and objectivity. The Board has asked the Compensation and Leadership Committee to assist the Governance and Nominating Committee in making such recommendations. The charter of the Governance and Nominating Committee does not permit it to delegate director compensation matters to management, and management has no role in recommending the amount or form of director compensation.

HOW THE DIRECTORS ARE COMPENSATED

As of the May 16, 2017 Board meeting, non-employee director compensation was set as follows on an annual basis:

Cash Compensation	Annual Compensation (paid quarterly)
Annual Cash Retainer	$100,000
Lead Independent Director Fee	$25,000
Audit Committee Chairperson Fee	$25,000
Compensation and Leadership Committee Chairperson Fee	$20,000
Governance and Nominating Committee Chairperson Fee	$15,000
Audit Committee Member Fee	$10,000
Equity Compensation	Annual Compensation (paid annually)
Annual Equity Grant	$190,000

During 2017, a director could elect to receive all or a portion of his or her annual cash retainer and other cash fees in the form of (i) deferred stock units (“DSUs”) that settle when the director terminates service, (ii) DSUs that settle after one year (unless service is earlier terminated), or (iii) outright shares. Directors could also elect to receive the annual equity grant in the form of (i) DSUs that settle when the director terminates service, or (ii) DSUs that settle after one year (unless service is earlier terminated). These choices allow directors to engage in tax planning appropriate for their circumstances. Notwithstanding earlier settlement or receipt of shares, directors must hold all shares awarded or paid to them until termination of service from the Board.

On May 16, 2017, each then non-employee director received a DSU award of 2,271 shares of Common Stock. The number of DSUs awarded was determined by dividing $190,000 by the fair market value of a share of Common Stock on the date of grant (rounded up to the next whole number) based on the closing price on the date of grant. For a non-employee director who becomes a member of the Board of Directors after the annual grant of deferred stock units, the award will be prorated based on the number of full months to be served until the next annual meeting of stockholders ($15,833.33 per month) divided by the closing price of the Common Stock on the day of election to the Board.

Non-employee directors are not eligible to participate in the Motorola Solutions Management Deferred Compensation Plan. Motorola Solutions does not have a non-equity incentive plan or pension plan for non-employee directors. Non-employee directors do not receive any additional fees for attendance at meetings of the Board or its committees, or for additional work done on behalf of the Board or a committee. The Company also reimburses its directors and, in certain circumstances, spouses who accompany directors, for travel, lodging and related expenses they incur in attending Board and committee meetings or other meetings as requested by Motorola Solutions. Mr. Brown, who was an employee during 2017, received no additional compensation for serving on the Board.

16	Motorola Solutions Notice of 2018 Annual Meeting of Stockholder and Proxy Statement

The following table further summarizes compensation paid to the non-employee directors during 2017.

Name (a)	Fees Earned or Paid in Cash ($)(1) (b)	Stock Awards ($)(2)(3) (c)	All Other Compensation ($) (g)	Total ($) (h)
Kenneth D. Denman	91,667	190,083	–	281,750
Egon P. Durban	0	290,215	–	290,215
Clayton M. Jones	107,500	190,083	–	297,583
Judy C. Lewent	122,500	190,083	–	312,583
Gregory K. Mondre	0	295,291	–	295,291
Anne R. Pramaggiore	55,000	245,271	–	300,271
Samuel C. Scott III	140,000	190,083	–	330,083
Joseph M. Tucci	66,667	190,083	–	256,750
Former Director:
Kenneth C. Dahlberg(4)	60,000	–	–	60,000
Michael V. Hayden(4)	35,000	15,048	–	50,048

(1)	During 2017, directors could elect to receive all or a portion of their annual cash retainer or other cash fees in the form of (i) DSUs that settle when the director terminates service, (ii) DSUs that settle after one year (unless service is earlier terminated), or (iii) outright shares (in each case, rounded up to the next whole share). The amounts in column (b) are the portion of the annual cash retainer and any other fees the non-employee director has elected to receive in cash.
(2)	The non-employee directors received an annual grant of DSUs on May 16, 2017. With respect to the annual grant of equity, Messrs. Durban, Jones, Mondre, Scott, Tucci and Ms. Pramaggiore elected to receive DSUs that settle at termination of service, and Mr. Denman and Ms. Lewent elected to receive DSUs that settle at termination or after one year, whichever is earlier, and these amounts are included in column (c). All amounts in column (c) are the aggregate grant date fair value of DSUs computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation–Stock Compensation (“ASC Topic 718”), including dividend equivalents, as applicable. The number of DSUs or shares of Common Stock received and the fair value on each date of grant are as follows:

	March 31	May 16	June 30	September 29	December 29
Directors	Common Stock/ Deferred Stock Units	Annual Grant of Deferred Stock Units	Common Stock/ Deferred Stock Units	Common Stock/ Deferred Stock Units	Common Stock/ Deferred Stock Units
Kenneth D. Denman	–	2,271	–	–	–
Fair Value		$190,083
Egon P. Durban	290	2,271	289	295	277
Fair Value	$25,004	$190,083	$25,068	$25,037	$25,024
Clayton M. Jones	–	2,271	–	–	–
Fair Value		$190,083
Judy C. Lewent	–	2,271	–	–	–
Fair Value		$190,083
Gregory K. Mondre	290	2,271	289	325	305
Fair Value	$25,004	$190,083	$25,068	$27,583	$27,554
Anne R. Pramaggiore	145	2,271	145	177	167
Fair Value	$12,502	$190,083	$12,577	$15,022	$15,087
Samuel C. Scott III	–	2,271	–	–	–
Fair Value		$190,083
Joseph M. Tucci	–	2,271	–	–	–
Fair Value		$190,083

Motorola Solutions Notice of 2018 Annual Meeting of Stockholder and Proxy Statement	17

(3)	The aggregate number of Motorola Solutions DSUs and Restricted Stock includes accrued dividend equivalents or shares, as applicable.

Directors	Deferred Stock Units	Restricted Stock
Kenneth D. Denman	2,740	–
Egon P. Durban	9,038	–
Clayton M. Jones	6,803	–
Judy C. Lewent	6,461	–
Gregory K. Mondre	9,096	–
Anne R. Pramaggiore	16,338	–
Samuel C. Scott III	37,105	2,168
Joseph M. Tucci	2,295	–
Former Directors: Kenneth C. Dahlberg*	9,270	–
Michael V. Hayden*	18,138	–

    * The total for Mr. Dahlberg is as of June 30, 2017 and for General Hayden as of his retirement from the Board on May 15, 2017.

(4)	Mr. Dahlberg’s and General Hayden’s last day on the Board was May 15, 2017.

Director Stock Ownership Guidelines

Our Board stock ownership guidelines provide that non-employee directors are expected to own Common Stock with a value equivalent to at least five times the annual cash retainer fee for directors within five years after the date of joining the Board. In addition, directors are required to hold all shares paid or awarded by the Company until their termination of service, other than shares acquired through the exercise of options awarded to directors. For the purposes of these guidelines, Common Stock includes deferred stock units. As of December 31, 2017, all non-employee directors were in compliance with the stock ownership guidelines.

DIRECTOR RETIREMENT PLAN AND INSURANCE COVERAGE

In 1996, the Board terminated its director retirement plan and no current non-employee directors are entitled to receive retirement benefits. In 1998, Mr. Scott, the only current director with an interest in the plan, converted his accrued benefits in the retirement plan into shares of restricted Common Stock. He may not sell or transfer these shares and these shares are subject to repurchase by Motorola Solutions until he is no longer a member of the Board because: (1) he does not stand for re-election or is not re-elected, or (2) of his disability or death.

Non-employee directors are covered by insurance that provides accidental death and dismemberment coverage of $500,000 per person. The spouse of each such director is also covered by such insurance when traveling with the director on business trips for the Company. The Company pays the premiums for such insurance. The total premiums for coverage of all such non-employee directors and their spouses during the year ended December 31, 2017 were $1,253.

18	Motorola Solutions Notice of 2018 Annual Meeting of Stockholder and Proxy Statement

PROPOSAL NO. 2 — ADVISORY APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION

In accordance with Section 14A of the Exchange Act we are providing our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our NEOs as disclosed in this Proxy Statement. The Board has adopted a policy providing for annual “say-on-pay” advisory votes. Although the vote is non-binding, the Board and Compensation and Leadership Committee will review and consider the outcome of the vote when considering future executive compensation arrangements. In deciding how to vote on this proposal, the Board encourages you to read the Compensation Discussion and Analysis, below, for a detailed description of our executive compensation philosophy and programs. In particular, you should consider the following factors, which are more fully discussed in the Compensation Discussion and Analysis:

•	We actively engage our stockholders on their views and consider this input when designing our executive compensation programs.

•	Our programs are designed to pay for performance, so a majority of the NEOs’ total compensation is based on the performance of the Company and 100% of their long-term incentives are performance-based.

•	Our executive compensation program incorporates many leading practices to ensure ongoing good governance, including eliminating the excise tax gross-up for our CEO in 2014.

For the reasons discussed above, the Board unanimously recommends that stockholders vote in favor of the following resolution:

“Resolved, that the stockholders approve, on an advisory basis, the compensation of the named executive officers, as described in the Compensation Discussion and Analysis, the 2017 Summary Compensation Table and other related tables and disclosures in this Proxy Statement.”

RECOMMENDATION OF THE BOARD

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADVISORY APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION. UNLESS OTHERWISE INDICATED ON YOUR PROXY, YOUR SHARES WILL BE VOTED FOR THE ADVISORY APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION.

Motorola Solutions Notice of 2016 Annual Meeting of Stockholder and Proxy Statement	19

COMPENSATION DISCUSSION AND ANALYSIS

NAMED EXECUTIVE OFFICERS

Our Compensation Discussion and Analysis (the “CD&A”) describes Motorola Solutions’ executive compensation philosophy and programs, which are governed by the Compensation and Leadership Committee (the “Committee”). The CD&A includes 2017 total compensation for our named executive officers (“NEOs”) who are listed below.

Named Executive Officer	Title
Gregory Q. Brown	Chairman and Chief Executive Officer
Gino A. Bonanotte	Executive Vice President and Chief Financial Officer
John P. Molloy	Executive Vice President, Worldwide Sales and Services
Bruce W. Brda	Executive Vice President, Products and Solutions
Mark S. Hacker	Executive Vice President, General Counsel and Chief Administrative Officer

EXECUTIVE SUMMARY

2017 was a strong year with 6% revenue growth and record operating earnings, cash flow and backlog. This performance was broad based with revenue growth in every region, and growth in both our Products and Services segments. The improved operating earnings and cash flow were driven by higher revenue and lower operating expenses. Our record backlog position of $9.6 billion includes $1.9 billion of Products and $7.7 billion of Services backlog, with Services comprised primarily of multi-year Managed and Support Services contracts. These long-term, multi-year agreements reflect the confidence our customers have in the capability and durability of our land mobile radio (“LMR”) platform for mission-critical communications. Additionally, the Company continues to innovate and invest for additional growth in software and services while driving stockholder return. During the year, we invested $298 million in acquisitions and $227 million in capital expenditures, repurchased $483 million of stock and paid dividends of $307 million. Since the inception of our share repurchase program in July 2011, the Company has returned over $14 billion in capital and reduced our share count by 53% at an average cost of $58.59 per share. Our three-year total shareholder return (“TSR”) is 44% compared with 38% for the S&P 500.

Our 2017 Performance Met Our Operating Plan;

Our 2015-2017 Performance Delivered Strong Positive Returns To Our Stockholders

Our 2017 business performance improved over 2016 and met our operating plan. Our three-year performance ending in 2017 showed solid returns to our stockholders with performance improving annually since 2015. As a result of our performance, and consistent with our pay for performance philosophy, our incentive plans paid out as follows:

•	Our 2017 Executive Officer Short Term Incentive Plan (“STIP”) resulted in target funding for the business performance component (100% of target), reflecting our operating earnings and free cash flow results meeting our operating plan; and

•	Our 2015-2017 Long Range Incentive Plan (“LRIP”) and performance stock options (“POs”), which are both based on Motorola Solutions’ TSR relative to the S&P 500 for the performance cycle, achieved above target payouts (150% of target).

2017 total compensation for NEOs was greater than in 2016 due to at or above target performance for all incentive programs.

2017 Actions

Our compensation program is critical to our ability to attract, retain and motivate key talent necessary to deliver on our purpose to help people be their best in the moments that matter. As part of our continuous review of our compensation program and consideration of ongoing feedback from investors, we believe we have a balanced program that continues to support our business growth. Therefore, similar to 2016, no changes were made to our compensation program for our management executive committee, which includes all NEOs.

In 2015, when Motorola Solutions entered into an Investment Agreement (the “Investment Agreement”) with Silver Lake Partners IV, L.P. and Silver Lake Partners IV Cayman (AIVII, L.P.) (collectively “Silver Lake”), a select group of senior executives, including most of our NEOs, received a grant of performance-contingent stock options (“PCSOs”) to provide further incentive to deliver returns to our stockholders. Mr. Molloy did not receive this grant in 2015 because he was not a member of our management executive committee at the time of the grant, although he was promoted to Executive Vice President and became a member of our management executive committee later in 2015. To recognize Mr. Molloy’s contributions since his promotion and ensure comparable incentives to that received by our other NEOs, Mr. Molloy received a grant of PCSO in March 2017, designed to deliver similar economic value to the PCSOs held by the other NEOs.

20	Motorola Solutions Notice of 2018 Annual Meeting of Stockholder and Proxy Statement

The PCSOs are not intended to be a component of our core, ongoing compensation program for executives, and accordingly, are excluded from discussions below regarding our ongoing compensation program. Mr. Molloy’s award has the same performance period ending on August 25, 2018 (the third anniversary of the original PCSO grant date) and the same termination date of August 25, 2022 (a seven-year term from the original PCSO grant date). As detailed in the table below, the PCSOs vest in three tranches based on the attainment of certain escalating stock price hurdles and they cannot be exercised prior to the end of the performance period. The PCSOs are designed to ensure delivery of meaningful returns to our stockholders before executives realize any value. Any PCSOs that do not vest before August 25, 2018 are forfeited. The first and second stock price hurdles, for all PCSO grants, were met on June 30, 2017 and February 28, 2018, respectively. Therefore, the first and second portions of the PCSOs vested.

Vesting Tranche	Stock Price Hurdle[1]
1	$85.00
2	$102.50
3	$120.00

[1]	Stock price must be met by August 25, 2018 and maintained for ten consecutive trading days.

2017 Compensation Program Overview

Our regular, annual compensation program included a mix of the following fixed and variable elements:

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Our Incentive Compensation Program Based On 2017 Performance Resulted In At Target Funding;

Our Incentive Compensation Program Based On 2015-2017 TSR Resulted In Above Target Payouts

To support our pay for performance philosophy, our 2017 executive compensation program used a mix of fixed and at-risk elements to align with short- and long-term business goals through various incentives.

Our STIP is tied to achieving operating earnings and free cash flow targets to measure what enables the Company to invest in future growth and appropriately return capital to stockholders. These two measures are commonly tracked by investors and we believe that they provide useful information to investors as a measure of the strength and sustainability of our business model, while also driving long-term, sustainable stockholder value.

Our long-term incentive program provides awards that are earned and vest based on stock price appreciation or relative TSR, not only to reward long-term stock price appreciation, but also to ensure that value delivered to our stockholders through TSR exceeds that of our comparator companies.

In 2017, we delivered growth in both operating earnings and free cash flow and met our operating plan, which resulted in at target funding for the business performance component of our STIP. Our 2015-2017 TSR (stock price appreciation plus dividends) was 52.5% over the three-year period, which resulted in a 68th percentile rank in our S&P 500 comparator group. This performance equated to a payout of 150% of target under our 2015-2017 LRIP and POs. See “Long Range Incentive Plan” for comparator group details.

22	Motorola Solutions Notice of 2018 Annual Meeting of Stockholder and Proxy Statement

Response to 2017 Stockholder Vote and Stockholder Engagement Process

At the 2017 Annual Meeting, our stockholders approved the advisory vote on our executive compensation with 96% support. We believe this is in large part due to program changes over the past several years, which have resulted in a fundamentally sound program designed to drive our growth and align with overall stockholder interests.

In late 2017 and early 2018, we contacted stockholders holding approximately 62% of our shares in the aggregate to seek feedback on our governance and compensation programs, some of whom noted that they had no issues with our programs and declined our request for engagement. With the stockholders who accepted our request for feedback, we discussed important governance topics and our unchanged incentive program design, which continued to receive positive feedback. The investors with whom we spoke expressed no major concerns about the current executive compensation program, including pay programs, approach and overall governance.

Our stockholder engagement process is not just a one-time event; we have ongoing investor relations efforts in place including monitoring trends, engaging investors and stockholder groups on pay topics and seeking ongoing feedback on pay practices and corporate governance. We actively and periodically engage with our stockholders to request their views of our compensation programs and individual pay actions and take that information into consideration when assessing and evaluating potential changes to our executive compensation programs. In addition, we conduct outreach efforts two times a year that are focused on institutional investors with larger stockholdings, stockholder advocates and proxy advisory firms. Our off-proxy season outreach is designed to gain feedback on the results of the previous Annual Meeting and input on our pay programs and disclosures. Our March/April outreach is designed to answer questions and provide clarifications, if necessary, leading up to the Annual Meeting and ensure stockholders are effectively informed about our programs in advance of the advisory vote on executive compensation.

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We continue to focus on sustained engagement efforts each year and remain committed to taking into account the results of future stockholder votes and ongoing dialogues with our stockholders when reviewing our compensation program and practices.

Our Executive Compensation Program Is Aligned to Our Business Strategy and Features Many Leading Practices

A significant percentage of target total direct compensation, 90% for the CEO and 80% on average for the other NEOs, is “at risk” and linked to actual performance.

Performance measures are linked to near-term operating objectives and delivery of long-term value to stockholders through both relative and absolute stock price performance.

The long-term incentive program for management’s Executive Committee (“EC”) established in 2015 and unchanged in 2016 and 2017 is 100% performance-based.

The Committee retains an independent compensation consultant to review the Company’s compensation program and practices.

The independent compensation consultant reviews our pay and performance relationship annually with the Committee.

Our performance-based plans (STIP, LRIP, market stock units (“MSUs”) and POs) are subject to maximum payout caps.

In the event of a change in control, long-term equity incentives have a double trigger; that is, outstanding equity awards will not vest in the event of a change in control unless also accompanied by a qualifying termination of employment. Accelerated vesting at a change in control is only provided if the acquirer does not assume or replace the outstanding equity awards.

The Company provides limited executive perquisites and no excise tax gross-ups.

Executives are required to hold stock equal to 6x salary for the CEO and 3x salary for each of the other NEOs.

Compensation is subject to claw-back in the event of certain financial restatements.

Hedging of Company securities is prohibited.

Our insider trading policy prohibits pledging, and no NEOs have pledged any Company equity.

We conduct regular risk assessments of our compensation programs and practices.

We Continue to Innovate our Talent Programs and Link Talent and Pay Decisions

As our business continues to grow and our talent needs evolve we are enhancing our talent programs to ensure that we can meet the new challenges of attracting, developing, engaging and rewarding the top talent in our global industry. Throughout 2017, we re-invested in our Talent Acquisition, undertook a significant talent refresh in growth areas (e.g., Software and Services) and implemented a global leadership program for all managers. In addition, we enhanced the process to identify, develop, invest in, and monitor progress of our key talent. Our multifaceted development approach includes: new and expanded job assignments, formal and informal learning, coaching and engagement with our executive committee, our CEO and the Board. We renewed our focus on succession management, including, but not limited to, all Vice President-level roles and other roles deemed to be critical for the future of our business. We continue to support and track initiatives aimed at increasing the diversity of our workforce, and remain committed to paying competitively and providing differentiated rewards that recognize outstanding business performance and leadership behaviors.

Independent Experts Guide Program Development

The Committee engages an independent consultant, Compensation Advisory Partners LLC (“CAP”), to advise on the Company’s executive compensation strategy and program design and to provide regulatory and market trend updates. CAP carries out competitive reviews as directed by the Committee and provides input on specific compensation recommendations for our CEO and other members of management’s EC.

In 2017, the Committee continued to engage CAP as its independent compensation consultant. CAP participates in Committee meetings, including regular discussions with the Committee, without management present, to ensure impartiality on certain decisions. During 2017, the Committee also reviewed the independence of CAP using assessment criteria that aligned with the SEC and related NYSE rules adopted in 2012. The Committee concluded that CAP was independent and had no conflicts of interest.

24	Motorola Solutions Notice of 2018 Annual Meeting of Stockholder and Proxy Statement

2017 EXECUTIVE COMPENSATION PROGRAM

Compensation Philosophy, Practices and Program Design Inputs

Our philosophy is to provide reward programs that attract, retain and motivate the right people, in the right place, at the right time. We strive to provide a total compensation package that is competitive with the prevailing practices in the industries and countries in which we operate, allowing for above average total compensation when justified by business results and individual performance. Program design is guided by these principles:

Principle	Description
Business Driven	Incentives are aligned with the Company’s business goals and avoid excessive risk taking
Performance Differentiated	Programs create an effective link between pay and performance at both the Company and individual level
Market Competitive	Total compensation package is competitive to attract, retain and motivate top talent needed to successfully execute our business strategy
Ownership Oriented	Compensation is aligned with stockholder interests by delivering meaningful equity awards and maintaining robust stock ownership guidelines
Simplicity	Employee engagement is driven through simple, cost-efficient plan design

The Committee reviews the executive compensation program design and executive pay levels annually. As part of this annual review, CAP provided executive compensation market data, information on current market practices and trends and alternatives to consider for determining compensation for our Section 16 Officers, including the NEOs. The Committee benchmarked our compensation program design, executive pay and performance against a group of comparator companies that are publicly traded and comparable to Motorola Solutions in market segment, product offerings, revenue and market value. The Committee believes Motorola Solutions competes against these companies, for executive talent and stockholder investment.

The Committee reviews the composition of the comparator group annually with the assistance of CAP. Our comparator group, which has remained the same since 2015 (except for the removal of Tyco International Ltd. after it was acquired by Johnson Controls in September 2016) after the sale of our Enterprise business, was used to evaluate pay levels, pay mix and alignment of pay with our performance in 2017.

2017 Comparator Group

Agilent Technologies, Inc.	Harris Corp.	Parker-Hannifin Corp.	Rockwell Collins, Inc.
Amphenol Corp.	Ingersoll-Rand plc	Raytheon Company	Roper Technologies, Inc.
ARRIS International plc	Juniper Networks, Inc.	Rockwell Automation Inc.	TE Connectivity Ltd.
Dover Corp.

To supplement our comparator group data, the Committee also considers compensation surveys that include data from companies of similar size and business segments to Motorola Solutions. For 2017, the Committee considered data from the Radford Global Technology Survey and the IPAS Global High Technology Survey.

The Committee uses the 50th percentile of our comparator group and surveys as a guideline for establishing target total compensation for our NEOs. However, each NEO’s target total compensation position relative to market varies due to the Committee’s consideration of additional factors such as role, scope of accountabilities, experience, individual performance and market practices when setting total target compensation. In the first quarter of the year, the Committee evaluated each NEO’s target compensation relative to market compensation to set 2017 compensation and found total compensation between the 50th and 75th percentile market for all NEOs.

Motorola Solutions Notice of 2018 Annual Meeting of Stockholder and Proxy Statement	25

A significant portion of our NEOs’ compensation is delivered through both short- and long-term incentives linked to financial and stock price performance, with a large percentage based on relative performance.

Base Salary

Base salaries are set by the Committee with the Board’s concurrence for the CEO. When setting base salary for each NEO, the Committee considers many factors, including: the 50th percentile of the market data, external market conditions, individual performance, experience, internal comparisons and succession plans.

Short-Term Incentives

The STIP is an annual cash incentive award based on Motorola Solutions’ achievement of financial performance measures and an executive’s individual performance.

Actual awards are based on the executive’s target incentive award opportunity, Motorola Solutions’ achievement of performance results (“Business Performance Factor”) and assessment of individual performance (“Individual Performance Factor”). The payout range for both the Business Performance Factor and the Individual Performance Factor is from 0% to 140%, resulting in a total plan maximum payout opportunity of 196% of target. The incentive target opportunity for each NEO was determined based on market data.

For 2017, the Business Performance Factor was based on achievement of operating earnings (weighted 65%) and free cash flow (weighted 35%) goals. Operating earnings measures our profits from sales and free cash flow measures the cash available after capital expenditures. These are common performance measures both inside and outside of our industry and are fundamental inputs we use to measure profitability, business liquidity and rates of return for the business. We believe operating earnings and free cash flow appropriately measure our annual business performance and ultimately drive our long-term stockholder value over time.

26	Motorola Solutions Notice of 2018 Annual Meeting of Stockholder and Proxy Statement

A rigorous process is used at the start of each year to determine the range of performance for each measure and includes an analysis of factors such as: prior year financial results, market share, projected revenue growth, margins and operating expenditures and other macroeconomic and industry considerations. The operating earnings and free cash flow targets and performance ranges for the 2017 STIP were aligned with the 2017 operating plan that was approved by the Board in the first quarter of 2017. The range of performance and 2017 results are shown in the following table:

Business Performance Measure	Minimum	Target	Maximum	2017 Result	Business Performance Factor	Measure Weight	Weighted Result
Operating Earnings[1] (in millions)	$1,326	$1,560	$1,794	$1,552	0.995	65%	0.65
Free Cash Flow[2] (in millions)	$769	$1,025	$1,230	$1,029	1.004	35%	0.35
TOTAL							1.00
[1]	Operating Earnings is our reported Non-GAAP operating earnings, which excludes highlighted items, stock-based compensation and intangible amortization.
[2]	Cash Flow is defined as net cash provided by operating activities less capital expenditures. The 2017 result includes two adjustments as a result of the U.S. tax reform, approved by the Committee, for: (i) a tax benefit from an anticipated US Pension contribution for the 2017 tax year, and (ii) the monetization of a long-term receivable accelerated into 2017.

The Individual Performance Factor for each NEO is the Committee’s assessment if the NEO’s individual performance and accomplishments and is discussed in more detail in Compensation Decisions for 2017.

Long-Term Incentives

Our regular, annual long-term incentives (“LTI”) are delivered through a portfolio of three vehicles, all of which are performance-based and designed to achieve a balancing of objectives within the overall program. The objective of our LTI program is to incentivize our NEOs to:

•	Focus on financial and operational metrics that drive our growth in ways that result in long-term value creation for stockholders.

•	Outperform the S&P 500 comparator companies.

•	Achieve the highest, sustainable stock price over time.

The LTI program includes the LRIP, POs and MSUs. The LRIP and POs (two-thirds of the total LTI opportunity) are based on relative TSR and the MSUs (one-third of the total LTI opportunity) are based on absolute stock price, making the program 100% performance-based. Inclusion of the MSUs in the portfolio is also critical to provide a vehicle to assist in retaining our executives once performance is achieved. The LTI pays out one-third in cash (the LRIP) and two-thirds in equity (the POs and MSUs).

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For both POs and MSUs, the number earned increases/decreases in relation to performance and unearned POs and MSUs are forfeited at the end of the performance period. The payout scale for the POs is detailed below. For MSUs, each 1% increase/decrease in stock price results in a 1% increase/decrease in the number of MSUs earned at the end of the performance period with a maximum payout at 100% stock price appreciation and a threshold of 40% stock price depreciation, below which no MSUs are earned. To further reinforce the performance nature of the program, the payout scale for the LRIP and POs requires performance to exceed median performance of the group before a target payout is earned. The comparator group used to measure relative performance is the S&P 500, which we believe is the broader industry group with which we compete for stockholder investment.

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Long Range Incentive Plan

The LRIP is a performance-based, multi-year incentive plan for our senior executives, including the NEOs. We maintain overlapping three-year cycles with grants made annually, and we currently have three active cycles (2016-2018, 2017-2019 and 2018-2020). The Committee determines the total LTI value with reference to market levels through benchmarking completed by CAP. The LRIP was designed to deliver one-third of that LTI value. The comparator group used for relative TSR measurement is the S&P 500. A TSR payout factor is determined by calculating the Company’s TSR percentile rank within the S&P 500 based on the approved payout scale detailed below. The TSR calculation uses a three-month average stock price at the beginning (three months preceding performance cycle start) and end (final three months in performance cycle, plus value of reinvested dividends) of the period for measurement purposes. This approach minimizes the impact of a single beginning and ending point stock price for each performance cycle.

If the resulting TSR performance for Motorola Solutions is negative, but would still result in a ranking that would provide a payout, the Committee will have discretion to reduce the calculated payout by up to 25%.

Comparator companies are reviewed annually and are not changed for any established performance cycle once they are approved by the Committee.

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Performance Stock Options and Market Stock Units

In 2017, the Committee granted POs and MSUs to the NEOs under our Omnibus Plan (defined below). The POs are earned and vest based on relative TSR performance at the end of the three-year performance period based on the same payout scale described above for the LRIP. The MSUs are earned and vest based on stock price appreciation/depreciation at the first, second and third anniversaries of the date of grant with respect to one-third of the grant for each of the three time periods. A summary of outstanding grants and performance achievement is:

Timing and Grant Practices of Global Equity Awards

Since 2012, our share usage (equity grants as a percentage of common shares outstanding) has been significantly reduced from our prior granting practices, resulting in a decrease in our stock-based compensation expense. The expense from previous grants made to a broader population had been fully recognized by 2016, resulting in a level of expense we anticipate will continue for future years, unless and until we further modify our equity granting practices. In 2017, we issued equity to employees of our acquired companies as a key strategy to retain employees, and their enterprise knowledge, and align their interests with those of our stockholders. In addition, at the 2015 Annual Meeting, stockholders approved the Motorola Solutions 2015 Omnibus Incentive Plan, which was an amendment and restatement of the Motorola Solutions Omnibus Incentive Plan of 2006 (the “Omnibus Plan”). This reduced the total number of shares reserved and approved for issuance by approximately 7 million shares, to 12 million shares. We plan to continue to closely manage our equity granting practices to ensure our share usage and stock-based compensation expense remain in line with competitive levels.

In 2017, our annual equity awards were made in the first quarter of the year to allow the Company to better align the receipt of equity awards with the assessment of prior year performance, achievement of prior year business goals and the prospective incentive objectives for our NEOs. We do not structure the timing of equity awards to precede or coincide with the disclosure of material non-public information. All equity grants made to Section 16 Officers and other members of the EC are approved by the Committee, with concurrence by the Board for grants to the CEO.

The Committee has also delegated authority to the most senior human resources executive to make off-cycle equity grants to newly hired or promoted employees, in recognition of outstanding achievement or for retention. These types of grants are made on the first trading day of each month.

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Executive Benefits and Perquisites

To enhance our ability to attract and retain talented executives in a highly competitive talent market, we provide the benefits and perquisites detailed in the following table:

Benefit or Perquisite	Named Executives	Other Executives and Managers	All Eligible Full-Time Employees
Retirement[1], Saving and Stock Purchase Plans
Health and Welfare Benefits[2]
Deferred Compensation
Financial Planning		Vice Presidents
Executive Physicals		Senior and Executive VPs
Security System Monitoring	CEO
Personal Use of Corporate Aircraft Service[3]	CEO

1 Pension provided to U.S.-based eligible employees hired prior to Jan 1, 2005.

2 Includes medical, dental, vision, group life insurance, business travel accident insurance, short- and long-term disability and work life programs.

3 In limited circumstances, and as approved by the CEO, other employees are permitted to use our corporate aircraft service for personal purposes.

COMPENSATION DECISIONS FOR 2017

Gregory Q. Brown, Chairman and Chief Executive Officer

Mr. Brown’s 2017 compensation reflects a strong year of operational and financial performance. One- and three-year performance were both improved from 2016 resulting in a higher 1) STIP award based on improved company performance and an IPF of 1.4 reflecting Mr. Brown’s outstanding individual performance for the year, and 2) LRIP payout due to improved three-year TSR for the 2015-2017 LRIP cycle.

ELEMENT		TARGET COMPENSATION*	ACTUAL COMPENSATION	FACTORS INFLUENCING AMOUNT
BASE SALARY		$1,250,000	$1,250,000	In March 2017, the Committee approved no change to base salary.
STIP AWARD		$1,875,000	$2,625,000	Annual Salary	x	Target	x	BPF	x	IPF	=	STIP Award
				$1,250,000		150%		1.00		1.40		$2,625,000
TOTAL CASH COMPENSATION	$3,125,000	$3,875,000	Mr. Brown led the Company through an outstanding year of strong financial results, completed strategic acquisitions and refreshed talent across the Company. The Company ended the year with record revenue, earnings, cash flow and backlog. The Company completed key acquisitions to accelerate software and services growth and hired 2,200 employees, resulting in the Company’s largest ever talent refresh.

LTI CASH PAYMENT (2015-2017 LRIP)		$3,125,000	$4,687,500	2015 Cycle Start Base Salary $1,250,000	x	Target 250%	x	TSR Payout Factor 150%				= LRIP Award $4,687,500

				Relative TSR rank of 68th percentile resulted in 150% of target payout
LTI	2017-2019 LRIP	$3,125,000	–	Base Salary	x	Target	=	LRIP Target
				$1,250,000		250%		$3,125,000
				Payout based on relative TSR performance through 2019.
	PERFORMANCE OPTIONS	$3,250,000	$3,250,000	Represents grant date fair value pursuant to ASC Topic 718; actual value realized will be based on options and MSUs earned and stock price when/if the vested options are exercised and when the vested MSUs are sold.
	MSUs	$3,250,000	$3,249,975
2017 TOTAL COMPENSATION		$12,750,000	$15,062,475	Actual Total Compensation is listed in Summary Compensation Table
*	Target Compensation = Total Cash Compensation + LTI (excluding LTI Cash Payment)

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Gino A. Bonanotte, Executive Vice President and Chief Financial Officer

Mr. Bonanotte received a 2.3% base salary increase and above target payouts under both the STIP and 2015-2017 LRIP cycle. Due to strong company and individual performance, 2017 total actual compensation was greater than in 2016.

ELEMENT		TARGET COMPENSATION*	ACTUAL COMPENSATION	FACTORS INFLUENCING AMOUNT
BASE SALARY		$665,000	$662,231	In March 2017, the Committee approved a base salary increase from $650,000 to $665,000.
STIP AWARD		$631,750	$880,767	Eligible Earnings	x	Target	x	BPF	x	IPF	=	STIP Award
				$662,231		95%		1.00		1.40		$880,767
TOTAL CASH COMPENSATION	$1,296,750	$1,542,998	Mr. Bonanotte successfully executed our 2017 capital allocation strategy, driving significant shareholder return in the form of approximately $800 million in dividends and share repurchases while completing approximately $300 million in acquisitions. He repatriated over $600 million of international cash, and he implemented key improvements in forecasting both sales and cash flow.

LTI CASH PAYMENT (2015-2017 LRIP)		$666,666	$999,999	Target Value	x	TSR Payout Factor						= LRIP Award
				$666,666		150%						$999,999
				Relative TSR rank of 68th percentile resulted in 150% of target payout.
LTI	2017-2019 LRIP	$700,000	–	Payout based on relative TSR performance through 2019.
	PERFORMANCE OPTIONS	$700,000	$699,986	Represents grant date fair value pursuant to ASC Topic 718; actual value realized will be based on options and MSUs earned and stock price when/if the vested options are exercised and when the vested MSUs are sold.
	MSUs	$700,000	$699,981
2017 TOTAL COMPENSATION		$3,396,750	$3,942,964	Actual Total Compensation is listed in Summary Compensation Table

*	Target Compensation = Total Cash Compensation + LTI (excluding LTI Cash Payment)

John P. Molloy, Executive Vice President, Worldwide Sales and Services

As a newer member of management’s executive committee, Mr. Molloy received a 15.8% base salary increase in 2017 to move him within a competitive range for his role. He received above target payouts under both the STIP and 2015-2017 LRIP cycle. In addition, Mr. Molloy received a grant of PCSOs to recognize his contributions since his promotion and ensure comparable incentives to what our other NEOs received in 2015, before Mr. Molloy was a member of our management executive committee.

ELEMENT		TARGET COMPENSATION*	ACTUAL COMPENSATION	FACTORS INFLUENCING AMOUNT
BASE SALARY		$585,000	$570,231	In March 2017, the Committee approved a base salary increase from $505,000 to $585,000.
STIP AWARD		$555,750	$758,407	Eligible Earnings	x	Target	x	BPF	x	IPF	=	STIP Award
				$570,231		95%		1.00		1.40		$758,407
TOTAL CASH COMPENSATION	$1,140,750	$1,328,638	Mr. Molloy delivered outstanding operational results. He grew revenue 6%, including growth in every region and across our products and services portfolio. He ended the year with record backlog of $9.6B. He made impactful leadership changes and implemented significant improvements in sales coverage.

LTI CASH PAYMENT (2015-2017 LRIP)		$293,615	$440,423	Target Value	x	TSR Payout Factor						= LRIP Award
				$293,615		150%						$440,423
				Relative TSR rank of 68th percentile resulted in 150% of target payout.
LTI	2017-2019 LRIP	$583,334	–	Payout based on relative TSR performance through 2019.
	PERFORMANCE OPTIONS	$583,333	$583,318	Represents grant date fair value pursuant to ASC Topic 718; actual value realized will be based on options and MSUs earned and stock price when/if the vested options are exercised and when the vested MSUs are sold.
	PCSOs	–	$2,557,833
	MSUs	$583,333	$583,289
2017 TOTAL COMPENSATION		$2,890,750	$5,493,501	Actual Total Compensation is listed in Summary Compensation Table

*	Target Compensation = Total Cash Compensation + LTI (excluding LTI Cash Payment)

32	Motorola Solutions Notice of 2018 Annual Meeting of Stockholder and Proxy Statement

Bruce W. Brda, Executive Vice President, Products and Solutions

Mr. Brda received a 4.5% base salary increase in 2017 and above target payouts under both the STIP and 2015-2017 LRIP cycle. 2017 total actual compensation was greater than in 2016 due to strong company and individual performance.

ELEMENT		TARGET COMPENSATION*	ACTUAL COMPENSATION	FACTORS INFLUENCING AMOUNT
BASE SALARY		$585,000	$580,385	In March 2017, the Committee approved a base salary increase from $560,000 to $585,000.
STIP AWARD		$555,750	$771,912	Eligible Earnings	x	Target	x	BPF	x	IPF	=	STIP Award
				$580,385		95%		1.00		1.40		$771,912
TOTAL CASH COMPENSATION	$1,140,750	$1,352,297	Mr. Brda established the Software Enterprise as a strategic business unit and added experienced software leaders from outside the company. He launched innovative LMR products in all regions while making significant progress on next generation products. He refreshed approximately 25% of his team, resulting in key additions to software engineering.

LTI CASH PAYMENT (2015-2017 LRIP)		$430,113	$645,169	Target Value	x	TSR Payout Factor						= LRIP Award
				$430,113		150%						$645,169
				Relative TSR rank of 68th percentile resulted in 150% of target payout.
LTI	2017-2019 LRIP	$583,334	–	Payout based on relative TSR performance through 2019.
	PERFORMANCE OPTIONS	$583,333	$583,318	Represents grant date fair value pursuant to ASC Topic 718; actual value realized will be based on options and MSUs earned and stock price when/if the vested options are exercised and when the vested MSUs are sold.
	MSUs	$583,333	$583,289
2017 TOTAL COMPENSATION		$2,890,750	$3,164,073	Actual Total Compensation is listed in Summary Compensation Table

*	Target Compensation = Total Cash Compensation + LTI (excluding LTI Cash Payment)

Mark S. Hacker, Executive Vice President, General Counsel and Chief Administrative Officer

Mr. Hacker received a 6.6% base salary increase and above target payouts under both the STIP and 2015-2017 LRIP cycle. Due to strong company and individual performance, Mr. Hacker’s 2017 total actual compensation was greater than in 2016.

ELEMENT		TARGET COMPENSATION*	ACTUAL COMPENSATION	FACTORS INFLUENCING AMOUNT
BASE SALARY		$565,000	$558,539	In March 2017, the Committee approved a base salary increase from $530,000 to $565,000.
STIP AWARD		$536,750	$742,856	Eligible Earnings	x	Target	x	BPF	x	IPF	=	STIP Award
				$558,539		95%		1.00		1.40		$742,857
TOTAL CASH COMPENSATION	$1,101,750	$1,301,395	Mr. Hacker launched a global offensive litigation strategy to protect our innovation and defend our intellectual property rights, and he achieved key victories in long-standing litigations. He revamped our talent acquisition operations, and he led comprehensive Executive Committee and Vice President succession planning.

LTI CASH PAYMENT (2015-2017 LRIP)		$500,000	$750,000	Target Value	x	TSR Payout Factor						= LRIP Award
				$500,000		150%						$750,000
				Relative TSR rank of 68th percentile resulted in 150% of target payout.
LTI	2017-2019 LRIP	$516,666	–	Payout based on relative TSR performance through 2019.
	PERFORMANCE OPTIONS	$516,667	$516,654	Represents grant date fair value pursuant to ASC Topic 718; actual value realized will be based on options and MSUs earned and stock price when/if the vested options are exercised and when the vested MSUs are sold.
	MSUs	$516,667	$516,584
2017 TOTAL COMPENSATION		$2,651,750	$3,084,633	Actual Total Compensation is listed in Summary Compensation Table

*	Target Compensation = Total Cash Compensation + LTI (excluding LTI Cash Payment)

Motorola Solutions Notice of 2018 Annual Meeting of Stockholder and Proxy Statement	33

OTHER COMPENSATION POLICIES AND PRACTICES

Stock Ownership Guidelines

To ensure strong alignment of our senior management with the interests of our stockholders, the Company maintains stock ownership guidelines for our senior executives, including each of our NEOs. Our stock ownership requirements are expressed as a multiple of base salary as shown below:

Executive Group	Multiple of Base Salary
Chairman and Chief Executive Officer	6x
Executive Vice Presidents and Executive Committee Members	3x
Senior Vice Presidents	2x
Corporate Vice Presidents	1x

Executives subject to the guidelines must meet their ownership requirement within five years from the date they first become subject to their applicable ownership requirement. Executives who do not meet their stock ownership requirement within five years must hold 100% of net shares acquired (net of tax withholding) on the exercise of stock options and the vesting of RSUs or MSUs until compliance with the stock ownership requirement is achieved.

Shares counted toward guideline achievement include directly owned shares, unvested RSUs and target MSUs.

The Committee reviews compliance with the ownership guidelines annually. In the Committee’s last review, it was determined that all NEOs had met their stock ownership requirement or are within the five-year grace period.

Change in Control Plan

The Company maintains the Senior Officer Change in Control Severance Plan (the “CIC Severance Plan”), which the Board has the ability to amend or terminate with at least one year’s notice to participants.

The CIC Severance Plan covers our NEOs (except for Mr. Brown, whose employment agreement contains change in control provisions) and our other senior executives. The Board considers the maintenance of an effective and stable management team essential to protecting and enhancing the value of the Company for the benefit of our stockholders. To that end, we recognize that the possibility of a change in control may exist and that this possibility, and the uncertainty and questions it may raise for certain senior executives, may result in the distraction, and potential departure, of senior management employees to the detriment of the Company and our stockholders. The CIC Severance Plan helps to encourage the continued attention and dedication of our senior management to their assigned duties without the distraction that may arise from the possibility of a change in control event.

The CIC Severance Plan employs a “double trigger” in order for severance benefits to be paid, meaning that both a change in control event must occur and an executive must be involuntarily terminated without “cause” or must leave for “good reason” within 24 months following the change in control.

The table below highlights key provisions of the CIC Severance Plan. For a detailed description of the CIC Severance Plan, please refer to the section “Change in Control Arrangements.”

CIC Provision	CIC Severance Plan
Eligibility	Executive and Senior Vice Presidents
CIC Cash Severance Multiple	Two times base salary plus target bonus
Medical Benefit Continuation	Two years
LRIP and Equity Treatment (Provision in Omnibus Plan)	Equity and LRIP subject to “double trigger” unless awards are not assumed or replaced by acquirer. If not assumed or replaced, equity and LRIP provide for accelerated treatment with performance at target
Excise Tax Gross-Up	None. Participants receive “best net” after-tax position of either participant’s paying the excise tax or a reduction in severance benefits to a level that eliminates the imposition of excise tax

Recoupment of Incentive Compensation Awards Upon Restatement of Financial Results

If, in the opinion of the independent directors of the Board, the Company’s financial results require restatement due to the misconduct by one or more of the Company’s executive officers (including the NEOs), the independent directors may seek a number of remedies, all of which are

34	Motorola Solutions Notice of 2018 Annual Meeting of Stockholder and Proxy Statement

subject to a number of conditions including (i) whether the executive officer engaged in the intentional misconduct, (ii) whether the bonus or incentive compensation to be recouped was calculated based upon the financial results that were restated, and (iii) whether the incentive compensation calculated under the restated financial results is less than the amount actually paid or awarded. The independent directors review whether to require one or more remedies by directing the Company to recover all or a portion of any incentive compensation received by the executive as a result of the misconduct, as well as cancel all or a portion of the outstanding equity-based awards held by the executive (commonly referred to as a claw-back policy). In addition, the independent directors may also seek to recoup any gains realized by the executive with respect to their equity-based awards, including exercised stock options and vested RSUs, regardless of when they were issued.

Impact of Favorable Accounting and Tax Treatment on Compensation Program Design

Favorable accounting and tax treatment of the various elements of our total compensation program is an important, but not the sole, consideration in its design. In 2017, Section 162(m) of the Internal Revenue Code limited the deductibility of certain items of compensation paid to the CEO and certain other highly compensated executive officers (together, the “covered officers”) to $1,000,000 annually, unless such compensation qualifies as performance-based compensation. Our short-term and long-term incentive programs generally have been designed so that they may qualify as performance-based compensation. In particular, in order to design our STIP so that it may meet certain Section 162(m) qualification requirements, under our Omnibus Plan, each year the Committee allocates an incentive pool equal to 5% of our consolidated operating earnings to the covered officers under our STIP. Once the amount of the pool and the specific allocations are determined at the end of the year, the Committee can apply “negative discretion” to reduce (but not increase) the amount of any award payable from the incentive pool to the covered officers, as determined by the amount payable to each covered officer based on the STIP performance criteria and actual results. The Committee reserves the right to provide for compensation to executive officers that may not be deductible pursuant to Section 162(m) in 2017.

Effective for 2018, the Tax Cuts and Jobs Act amended Section 162(m) to, among other things, extend the deduction limitation to the Chief Financial Officer and eliminate the exception for performance-based compensation. The Company is considering how to address the effects of the changes on its executive compensation programs while continuing to provide appropriate performance incentives.

Securities Trading Policy

Executives and certain other employees, including our NEOs, may not engage in any transaction in which they may profit from short-term speculative swings in the value of our securities. Our securities trading policy is applicable to all employees and is designed to ensure compliance with all applicable insider trading rules.

Anti-Hedging Policy

Directors, executives and certain other employees, including our NEOs, are not permitted to hold any security tied to the performance of our Common Stock other than equity delivered directly to employees under our equity incentive plans.

Motorola Solutions Notice of 2018 Annual Meeting of Stockholder and Proxy Statement	35

COMPENSATION AND LEADERSHIP COMMITTEE REPORT

THE FOLLOWING REPORT OF THE COMPENSATION AND LEADERSHIP COMMITTEE ON EXECUTIVE COMPENSATION AND RELATED DISCLOSURE SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) OR UNDER THE EXCHANGE ACT, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

On May 16, 2017 Anne R. Pramaggiore was appointed the Chair of the Compensation and Leadership Committee (the “Committee”). Kenneth C. Dahlberg served as the Chair of the Committee from January 1, 2017 until May 15, 2017 when he resigned as a member of the Board of Directors. Egon P. Durban was a member of the Committee throughout 2017 and Joseph M. Tucci was appointed as a member of the Committee on May 16, 2017.

The Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with Company management. Based on such review and discussions, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement on Schedule 14A and incorporated by reference into Motorola Solutions’ 2017 Annual Report on Form 10-K.

Respectfully submitted,

Anne R. Pramaggiore, Chair

Egon P. Durban

Joseph M. Tucci

COMPENSATION AND LEADERSHIP COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Anne R. Pramaggiore, Director and Chair of the Committee and Egon P. Durban, Director served on the Committee throughout 2017. Joseph M. Tucci, Director was appointed to the Committee on May 16, 2017 and Kenneth C. Dahlberg served as a member of the committee from January 1, 2017 until May 15, 2017. No member of the Committee was, during the fiscal year ended December 31, 2017, an officer, former officer, or employee of the Company or any of our subsidiaries. We did not have any compensation committee interlocks in 2017.

36	Motorola Solutions Notice of 2018 Annual Meeting of Stockholder and Proxy Statement

NAMED EXECUTIVE OFFICER COMPENSATION

2017 SUMMARY COMPENSATION TABLE

Name and Principal Position (a)	Year (b)	Salary ($)(1) (c)	Bonus ($)(2) (d)	Stock Awards ($)(3) (e)	Option Awards ($)(3) (f)	Non-Equity Incentive Plan Compensation ($)(4) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5) (h)	All Other Compensation ($)(6) (i)	Total ($) (j)
Gregory Q. Brown Chairman and Chief Executive Officer
	2017	1,250,000	0	3,249,975	3,250,000	7,312,500	17,994	259,079	15,339,548
	2016	1,250,000	0	2,437,465	2,437,499	5,715,000	25,469	359,278	12,224,711
	2015	1,250,000	0	2,312,480	5,440,430	3,900,000	0	372,415	13,275,325
Gino A. Bonanotte Executive Vice President and Chief Financial Officer
	2017	662,231	0	699,981	699,986	1,880,766	227,952	20,800	4,191,716
	2016	645,385	0	666,647	666,666	1,339,693	93,829	24,200	3,436,420
	2015	622,404	0	666,642	1,303,842	732,212	0	20,600	3,345,700
John P. Molloy Executive Vice President, Worldwide Sales and Services
	2017	570,231	0	583,289	3,141,151	1,198,830	55,269	17,970	5,566,740
	2016	497,615	300,000	466,661	466,666	818,416	35,444	17,112	2,601,914
Bruce W. Brda Executive Vice President, Products and Solutions
	2017	580,385	0	583,289	583,318	1,417,081	347,265	23,970	3,535,308
	2016	550,769	0	466,661	466,666	1,068,901	179,594	24,200	2,756,791
Mark S. Hacker Executive Vice President, General Counsel and Chief Administrative Officer
	2017	558,539	0	516,584	516,654	1,492,856	123,053	12,870	3,220,556
	2016	526,337	0	433,317	433,323	1,194,026	65,630	20,775	2,673,408
	2015	507,488	0	593,740	1,237,164	641,876	0	14,450	2,994,718

(1)	Salary includes amounts deferred pursuant to salary reduction arrangements under the 401(k) and Deferred Compensation Plans.
(2)	Mr. Molloy’s bonus in 2016 is to recognize his contributions since his promotion in November 2015 and to calibrate his compensation for prior incentive programs, which were prorated upon his promotion.
(3)	The amounts in columns (e) and (f) reflect the aggregate grant date fair value of the stock and option awards granted in the respective fiscal year as computed in accordance with ASC Topic 718, excluding the effect of estimated forfeitures. Assumptions used in the calculation of these amounts are included in Note 8, “Share-Based Compensation Plans and Other Incentive Plans” in the Company’s Form 10-K for the fiscal year ended December 31, 2017. If maximum performance is achieved for performance-based stock awards, the aggregate grant date fair value in column (e) is $6,499,949 for Mr. Brown, $1,399,963 for Mr. Bonanotte, $1,166,578 for Mr. Molloy, $1,166,578 for Mr. Brda and $1,033,167 for Mr. Hacker. If maximum performance is achieved for performance-based option awards, the aggregate grant date fair value in column (f) is $8,124,999 for Mr. Brown, $1,749,955 for Mr. Bonanotte, $1,458,285 Mr. Molloy, $1,458,285 for Mr. Brda and $1,291,635 for Mr. Hacker.
(4)	In 2017, the amounts in column (g) consist of awards earned by eligible NEOs at the time under the 2017 STIP and under the 2015-2017 LRIP. Earned payments in column (g) during fiscal year 2017 are as follows:

	Mr. Brown	Mr. Bonanotte	Mr. Molloy	Mr. Brda	Mr. Hacker
2017 STIP	$2,625,000	$880,767	$758,407	$771,912	$742,856
2015-2017 LRIP	4,687,500	999,999	440,423	645,169	750,000

TOTAL	$7,312,500	$1,880,766	$1,198,830	$1,417,081	$1,492,856

In 2016, the amounts in column (g) consist of awards earned by eligible NEOs at the time under the 2016 STIP and under the 2014-2016 LRIP. Earned payments in column (g) during fiscal year 2016 are as follows:

	Mr. Brown	Mr. Bonanotte	Mr. Molloy	Mr. Brda	Mr. Hacker
2016 STIP	$2,415,000	$789,693	$608,883	$673,920	$644,026
2014-2016 LRIP	3,300,000	550,000	209,533	394,981	550,000

TOTAL	$5,715,000	$1,339,693	$818,416	$1,068,901	$1,194,026

Motorola Solutions Notice of 2018 Annual Meeting of Stockholder and Proxy Statement	37

In 2015, the amounts in column (g) consist of awards earned by eligible NEOs at the time under the 2015 STIP and under the 2013-2015 LRIP. Earned payments in column (g) during fiscal year 2015 are as follows:

	Mr. Brown	Mr. Bonanotte	Mr. Hacker
2015 STIP	$1,650,000	$520,330	$424,260
2013-2015 LRIP	2,250,000	211,882	217,616

TOTAL	$3,900,000	$732,212	$641,876

(5)	The amounts in column (h) represent the aggregate change in present value of the respective officer’s benefits under all pension plans. If the aggregate change in value of benefits under all pension plans was negative, the value is reflected as $0. A summary of the specific values for each period are set forth below:

NEO	Period	Change in Present Value of Pension Plan	Above Market Deferred Compensation Earnings	Total
Gregory Q. Brown	Dec. 31, 2016 to Dec. 31, 2017	$17,994	$0	$17,994
	Dec. 31, 2015 to Dec. 31, 2016	$15,798	$9,671	$25,469
	Dec. 31, 2014 to Dec. 31, 2015	($1,384)	$0	($1,384)
Gino A. Bonanotte	Dec. 31, 2016 to Dec. 31, 2017	$125,870	$102,082	$227,952
	Dec. 31, 2015 to Dec. 31, 2016	$66,904	$26,925	$93,829
	Dec. 31, 2014 to Dec. 31, 2015	($39,765)	$0	($39,765)
John P. Molloy	Dec. 31, 2016 to Dec. 31, 2017	$55,269	$0	$55,269
	Dec. 31, 2015 to Dec. 31, 2016	$31,528	$3,916	$35,444
Bruce W. Brda	Dec. 31, 2016 to Dec. 31, 2017	$138,292	$208.973	$347,265
	Dec. 31, 2015 to Dec. 31, 2016	$76,279	$103,315	$179,594
Mark S. Hacker	Dec. 31, 2016 to Dec. 31, 2017	$33,708	$89,345	$123,053
	Dec. 31, 2015 to Dec. 31, 2016	$19,229	$46,401	$65,630
	Dec. 31, 2014 to Dec. 31, 2015	($7,067)	$0	($7,067)

(6)	The amounts in column (i) for 2017 consist of perquisite costs for personal use of Company aircraft, security system monitoring, costs for financial planning, guest attendance at Company events and Company matching contributions to the 401(k) Plan. The incremental cost to the Company for any personal use of Company aircraft is calculated by multiplying the number of hours an NEO travels in a particular plane by the direct cost per flight hour per plane. Direct costs include fuel, maintenance, labor, parts, loading and parking fees, catering and crew. Specific perquisites applicable to each NEO are identified below by an “X”. Where such perquisite exceeded the greater of $25,000 or 10% of the total amount of perquisites and personal benefits for such officer, the dollar amount is given.

NEO	Personal Aircraft Use	Security System Monitoring	Financial Planning	Guest Attendance at Company Events	401K Plan Match
Gregory Q. Brown	$229,318	X	X		X
Gino A. Bonanotte			X		X
John P. Molloy			X	X	X
Bruce W. Brda			X	X	X
Mark S. Hacker			X		X

38	Motorola Solutions Notice of 2018 Annual Meeting of Stockholder and Proxy Statement

GRANTS OF PLAN-BASED AWARDS IN 2017

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards				All Other Stock Awards: Number of Shares of Stock Units (#) (i)	All Other Option Awards: Number of Securities Underlying Options (#) (j)	Exercise or Base Price of Option Awards ($/Sh)(3) (k)	Grant Date Fair Value of Stock and Option Awards (l)
Name (a)	Grant Type	Grant Date (b)		Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#)(1)(2) (g)		Maximum (#) (h)
Gregory Q. Brown	STIP	1/1/2017	(4)	0	1,875,000	3,675,000	–	–		–	–	–	–	–
	LRIP	1/1/2017	(5)	937,500	3,125,000	7,812,500	–	–		–	–	–	–	–
	MSUs	3/9/2017		–	–	–	22,743	37,905	(6)	75,810	–	–	–	3,249,975
	POs	3/9/2017		–	–	–	45,412	151,374	(7)	378,435	–	–	81.37	3,250,000
Gino A. Bonanotte	STIP	1/1/2017	(4)	0	629,119	1,233,073	–	–		–	–	–	–	–
	LRIP	1/1/2017	(5)	210,000	700,000	1,750,000	–	–		–	–	–	–	–
	MSUs	3/9/2017		–	–	–	4,898	8,164	(6)	16,328	–	–	–	699,981
	POs	3/9/2017		–	–	–	9,781	32,603	(7)	81,507	–	–	81.37	699,986
John P. Molloy	STIP	1/1/2017	(4)	0	541,719	1,061,769	–	–		–	–	–	–	–
	LRIP	1/1/2017	(5)	175,000	583,334	1,458,335	–	–		–	–	–	–	–
	MSUs	3/9/2017		–	–	–	4,082	6,803	(6)	13,606	–	–	–	583,289
	POs	3/9/2017		–	–	–	8,151	27,169	(7)	67,922	–	–	81.37	583,318
	PCSOs	3/9/2017		–	–	–	145,836	223,273	(8)	330,203	–	–	81.37	2,557,833
Bruce W. Brda	STIP	1/1/2017	(4)	0	551,365	1,080,675	–	–		–	–	–	–	–
	LRIP	1/1/2017	(5)	175,000	583,334	1,458,335	–	–		–	–	–	–	–
	MSUs	3/9/2017		–	–	–	4,082	6,803	(6)	13,606	–	–	–	583,289
	POs	3/9/2017		–	–	–	8,151	27,169	(7)	67,922	–	–	81.37	583,318
Mark S. Hacker	STIP	1/1/2017	(4)	0	530,612	1,040,000	–	–		–	–	–	–	–
	LRIP	1/1/2017	(5)	155,000	516,666	1,291,665	–	–		–	–	–	–	–
	MSUs	3/9/2017		–	–	–	3,615	6,025	(6)	12,050	–	–	–	516,584
	POs	3/9/2017		–	–	–	7,219	24,064	(7)	60,160	–	–	81.37	516,654

(1)	In the aggregate, the MSUs (at target) described in this table represent approximately 0.041% of the total shares of Common Stock outstanding on February 2, 2018. MSUs are not eligible for dividend equivalent rights. Each of these MSU target awards were granted under the Omnibus Plan. The fair value for MSUs is determined using a Monte Carlo simulation model.
(2)	In the aggregate, the options (at target) described in this table are exercisable for approximately 0.163% of the total shares of Common Stock outstanding on February 2, 2018. All option awards were granted under our Omnibus Plan. All options entitle the holder to acquire shares of Common Stock at the exercise price determined on the grant date. The options carry the right to elect to have shares withheld upon exercise and/or to deliver previously-acquired shares of Common Stock to satisfy tax-withholding requirements. Options may be transferred to family members or certain entities in which family members have an interest. The performance-contingent stock options (“PCSOs”) granted to Mr. Molloy on March 9, 2017 expire on August 25, 2022; all other options expire at the end of ten years. However, options could expire or be cancelled earlier in certain situations.
(3)	The exercise price of option awards is based on the fair market value of our Common Stock at the time of grant, which is the closing price for a share of our Common Stock on the date of grant.
(4)	These grants were made pursuant to the STIP for the 2017 plan year and are payable in cash. The STIP is the Company’s annual pay-for-performance bonus plan that is based on a formula that combines Company and individual performance. For a detailed discussion of the STIP, including the targets and plan mechanics, see Compensation Discussion and Analysis. Threshold payouts assume the minimum individual performance factor of 0.0. Target payouts assume individual and business performance factors of 1.0. Maximum payouts assume the maximum individual and business performance factors of 1.4. Awards under the STIP for NEOs are determined using their eligible earnings and individual incentive target percentages for the plan year.
(5)	These grants are for the 2017-2019 LRIP. Awards under the 2017-2019 LRIP cycle are determined in dollars but, at the discretion of the Compensation and Leadership Committee, may be paid in cash or Common Stock. For a discussion of the LRIP, including the targets and plan mechanics, see Compensation Discussion and Analysis. The amounts under Threshold assume the minimum performance level necessary to generate an award was achieved. If final cycle performance is below the minimum performance level at the end of the three-year cycle, awards will be $0. The amounts under Target assume the target level of performance is achieved. The amounts under Maximum will be payable if Motorola Solutions’ three-year total shareholder return ranks in the top 10th percentile among the S&P 500.
(6)	MSUs are granted at target on the grant date. Actual shares are earned and vest on the first, second and third anniversary of the grant date based on stock price appreciation or depreciation. For every 1% increase or decrease in stock price, MSUs earned on the performance measurement date will increase or decrease by 1%. Maximum opportunity is 200% of the target award for 100% stock price appreciation. Minimum opportunity is 60% of the target award at 40% stock price depreciation. On March 9, 2018, the first anniversary of the grant date, the Company’s stock had appreciated by 33%; therefore, one-third of the target award was earned at 133%.

Motorola Solutions Notice of 2018 Annual Meeting of Stockholder and Proxy Statement	39

(7)	POs are granted at target on the grant date. Actual options are earned and vest on the third anniversary of the grant date based on the payout factor that corresponds with the Company’s relative total shareholder return percentile rank amongst the S&P 500. Maximum opportunity is 250% of the target award if percentile rank is at least the 90th percentile. Minimum opportunity is 30% of the target award if percentile rank is at least the 30th percentile.
(8)	PCSOs vest upon the attainment of each stock price hurdle as follows: 44% vests when the Company closing stock price is $85.00 for ten consecutive trading days (which was met on June 30, 2017); 24% vests when the Company closing stock price is $102.50 for ten consecutive trading days (which was met on February 28, 2018); and 32% vests when the Company closing stock price is $120.00 for ten consecutive trading days. No PCSOs are exercisable prior to August 25, 2018. If any stock price hurdles are not met prior to August 25, 2018, the corresponding unvested PCSOs will expire.

OUTSTANDING EQUITY AWARDS AT 2017 FISCAL YEAR-END

	Option Awards						Stock Awards
Name (a)	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable (Vested) (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (Unvested) (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1) (j)

Gregory Q. Brown	8/27/2008	350,000	(2)	0				40.33	8/27/2018	3/9/2015				12,767	(3)	1,153,370
	5/7/2009	270,826	(4)	0				26.13	5/7/2019	3/10/2016				21,248	(5)	1,919,544
	5/5/2010	264,635	(6)	0				28.86	5/5/2020	3/9/2017				37,905	(7)	3,424,337
	2/1/2011	665,778	(8)	0				39.02	2/1/2021
	2/22/2011	48,489	(9)	0				38.04	2/22/2021
	2/22/2011	471,398	(9)	0				38.04	2/22/2021
	5/2/2012	281,731	(10)	0				51.33	5/2/2022
	5/13/2013	362,894	(11)	0				56.17	5/13/2023
	3/10/2014	326,933	(12)	0				66.43	3/10/2024
	3/9/2015					132,749	(13)	66.57	3/9/2025
	8/25/2015					787,498	(14)	68.50	8/25/2022
	3/10/2016					123,106	(15)	71.22	3/10/2026
	3/9/2017					151,374	(16)	81.37	3/9/2027
TOTAL		3,042,684		0		1,194,727					0		0	71,920		6,497,252
Gino A. Bonanotte	5/13/2013	7,161	(6)	0				56.17	5/13/2023	3/9/2015				3,680	(3)	332,451
	8/14/2013	16,040	(6)	0				57.71	8/14/2023	3/10/2016				5,811	(5)	524,965
	3/10/2014	25,020	(6)	0				66.43	3/10/2024	3/9/2017				8,164	(7)	737,535
	3/10/2014	41,736	(12)	0				66.43	3/10/2024
	3/9/2015					38,270	(13)	66.57	3/9/2025
	8/25/2015					160,417	(14)	68.50	8/25/2022
	3/10/2016					33,670	(15)	71.22	3/10/2026
	3/9/2017					32,603	(16)	81.37	3/9/3027
TOTAL		89,957		0		264,960					0		0	17,655		1,594,952
John P. Molloy	3/9/2015	0		4,145	(6)			66.57	3/9/2025	3/9/2015	1,877	(6)	169,568
	11/10/2015	2,558	(6)	2,558	(6)			68.34	11/10/2025	11/10/2015	487	(6)	43,995
	3/10/2016					23,569	(15)	71.22	3/10/2026	3/10/2016				4,068	(5)	367,503
	3/9/2017					27,169	(16)	81.37	3/9/3027	3/9/2017				6,803	(7)	614,583
	3/9/2017					330,203	(17)	81.37	3/9/3027
TOTAL		2,558		6,703		380,941					2,364		213,563	10,871		982,086
Bruce W. Brda	3/9/2015	0		4,145	(6)			66.57	3/9/2025	3/9/2015	1,877	(6)	169,568
	8/25/2015					160,417	(14)	68.50	8/25/2025	3/10/2016				4,068	(5)	367,503
	3/10/2016					23,569	(15)	71.22	3/10/2026	3/9/2017				6,803	(7)	614,583
	3/9/2017					27,169	(16)	81.37	3/9/3027
TOTAL		0		4,145		211,155					1,877		169,568	10,871		982,086
Mark S. Hacker	4/1/2013	7,411	(18)	0				63.70	4/1/2023	1/23/2015	509	(6)	45,983
	6/17/2013	19,700	(6)	0				57.33	6/17/2023	3/9/2015				2,760	(3)	249,338
	3/10/2014	41,736	(12)	0				66.43	3/10/2024	3/10/2016				3,777	(5)	341,214
	1/23/2015	6,243	(6)	3,120	(6)			65.48	1/23/2025	3/9/2017				6,025	(7)	544,298
	3/9/2015					28,702	(13)	66.57	3/9/2025
	8/25/2015					160,417	(14)	68.50	8/25/2022
	3/10/2016					21,885	(15)	71.22	3/10/2026
	3/9/2017					24,064	(16)	81.37	3/9/3027
TOTAL		75,090		3,120		235,068					509		45,983	12,562		1,134,850

(1)	Market values in columns (h) and (j) are based on the closing price of our Common Stock on December 29, 2017 of $90.34 per share.

40	Motorola Solutions Notice of 2018 Annual Meeting of Stockholder and Proxy Statement

(2)	The grant vested in three equal annual installments with the first installment having vested on July 31, 2009.
(3)	These market stock units vest on the first, second and third anniversary of the March 9, 2015 grant date based on stock price appreciation or depreciation. On March 9, 2016, the first anniversary of the grant date, our stock had depreciated by 1%; therefore one-third of the award was earned at 99% of target. On March 9, 2017, the second anniversary of the grant date, our stock had appreciated by 16%; therefore the second one-third of the award was earned at 116% of target. On March 9, 2018, the third anniversary of the grant date, our stock had appreciated by 54%; therefore the third one-third of the award was earned at 154% of target.
(4)	The grant vested in three equal installments on the later of: (a) (1) separation into two independent, publicly traded companies, or (2) announcement by the Company to not effect a separation; or (b) each of May 7, 2010, 2011 and 2012, respectively. The first installment vested upon the Separation and the last two tranches vested on May 7, 2011 and May 7, 2012.
(5)	These market stock units vest on the first, second and third anniversary of the March 10, 2016 grant date based on stock price appreciation or depreciation. On March 10, 2017, the first anniversary of the grant date, our stock had appreciated by 16%; therefore one-third of the award was earned at 116% of target. On March 10, 2018, the second anniversary of the grant date, our stock had appreciated by 54%; therefore one-third of the award was earned at 154% of target.
(6)	The grant vested in three equal annual installments commencing on the first anniversary of the grant date.
(7)	These market stock units vest on the first, second and third anniversary of the March 9, 2017 grant date based on stock price appreciation or depreciation. On March 10, 2018, the first anniversary of the grant date, our stock had appreciated by 33%; therefore one-third of the award was earned at 133% of target.
(8)	The grant vested in three equal installments, each vesting date the later of (a) the date on which the average closing price of our Common Stock over a fifteen-day trading period was 10% greater than the average closing price of our Common Stock over the fifteen-day trading period immediately following the Separation, or (b) the first, second and third anniversary of the grant date. The performance measure was met as of March 30, 2011; therefore the installments vested on the first, second and third anniversaries of the grant date.
(9)	The 48,489 options and 471,398 stock-settled SARs vested in three equal installments, each vesting date the later of (a) the date on which the average closing price of our Common Stock over a fifteen-day trading period is 10% greater than the average closing price of our Common Stock over the fifteen-day trading period immediately preceding the date of the grant on February 22, 2011, or (b) the first, second and third anniversary of the grant date. The performance measure was met as of April 5, 2011; therefore the installments vested on the first, second and third anniversaries of the grant date.
(10)	The grant vests in one installment on the later of (a) the date on which the average closing price of our Common Stock over a fifteen-day trading period is 15% greater than the average closing price of our Common Stock over the fifteen-day trading period immediately preceding the date of the grant on May 2, 2012, and (b) the third anniversary of the grant date. The performance measure was met as of January 22, 2013; therefore the options vested on the third anniversary of the grant date.
(11)	The grant vests in three equal installments, each vesting date to be the later of (a) the date on which the average closing price of our Common Stock over a fifteen-day trading period is 15% greater than the average closing price of our Common Stock over the fifteen-day trading period immediately preceding the date of the grant on May 13, 2013, and (b) the first, second and third anniversary of the grant date. The performance measure was met as of December 31, 2013; therefore the first, second and third installments vested on the first, second and third anniversaries of the grant date.
(12)	The grant vests in three equal installments, each vesting date to be the later of (a) the date on which the average closing price of our Common Stock over a fifteen-day trading period is 15% greater than the average closing price of our Common Stock over the fifteen-day trading period immediately preceding the date of the grant on March 10, 2014, and (b) the first, second and third anniversary of the grant date. As of August 26, 2016, the performance measure was met; therefore the first and second installments vested on August 26, 2016 and the third installment vested on March 10, 2017.
(13)	These performance options vest on the third anniversary of the March 9, 2015 grant date based on a payout factor that corresponds with our relative total shareholder return percentile rank among the S&P 500. Maximum opportunity is 250% of target award if percentile rank is at least the 90th percentile. Minimum opportunity is 30% of target award if percentile rank is at least the 30th percentile. On March in 9, 2018 the Company’s total shareholder return percentile ranking in the S&P 500 resulted in the performance options paying out at 150% of target.
(14)	PCSOs vest upon the attainment of each stock price hurdle as follows: 20% vests when the Company closing stock price is $85.00 for ten consecutive trading days (which was met on June 30, 2017); 30% vests when the Company closing stock price is $102.50 for ten consecutive trading days (which was met on February 28, 2018); and 50% vests when the Company closing stock price is $120.00 for ten consecutive trading days. No PCSOs are exercisable prior to the third anniversary of the date of grant. If any stock price hurdles are not met during the three-year period, the corresponding unvested PCSOs will expire.
(15)	These performance options vest on the third anniversary of the March 10, 2016 grant date based on a payout factor that corresponds with our relative total shareholder return percentile rank among the S&P 500. Maximum opportunity is 250% of target award if percentile rank is at least the 90th percentile. Minimum opportunity is 30% of target award if percentile rank is at least the 30th percentile.
(16)	These performance options vest on the third anniversary of the March 9, 2017 grant date based on a payout factor that corresponds with our relative total shareholder return percentile rank among the S&P 500. Maximum opportunity is 250% of target award if percentile rank is at least the 90th percentile. Minimum opportunity is 30% of target award if percentile rank is at least the 30th percentile.
(17)	Mr. Molloy’s PCSOs vest upon the attainment of each stock price hurdle as follows: 44% vests when the Company closing stock price is $85.00 for ten consecutive trading days (which was met on June 30, 2017); 24% vests when the Company closing stock price is $102.50 for ten consecutive trading days (which was met on February 28, 2018); and 32% vests when the Company closing stock price is $120.00 for ten consecutive trading days. No PCSOs are exercisable prior to August 25, 2018. If any stock price hurdles are not met prior to August 25, 2018, the corresponding unvested PCSOs will expire.
(18)	The grant vested on April 1, 2016, the third anniversary of the grant date.

OPTION EXERCISES AND STOCK VESTED IN 2017

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($)(1) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($)(2) (e)
Gregory Q. Brown	336,818	$17,436,878	36,959	$3,023,523
Gino A. Bonanotte	—	—	11,150	$912,299
John P. Molloy	31,429	$832,367	6,495	$535,660
Bruce W. Brda	25,299	$563,635	6,618	$546,437
Mark S. Hacker	28,396	$940,568	8,409	$688,215

(1)	The “Value Realized on Exercise” is computed by determining the difference between the market price of the underlying securities at exercise and the exercise or base price of the options and multiplying such number by the number of options exercised.

Motorola Solutions Notice of 2018 Annual Meeting of Stockholder and Proxy Statement	41

(2)	The “Value Realized on Vesting” is computed by multiplying the number of shares of stock or units by the market closing price of the underlying shares on the vesting date. When an award vests on a non-trading day, the most recent previous market closing price is used for the purpose of this calculation.

NONQUALIFIED DEFERRED COMPENSATION IN 2017

The Motorola Solutions Management Deferred Compensation Plan (the “Deferred Compensation Plan”) previously allowed eligible executive participants the opportunity to defer portions of their base salary and annual cash incentive compensation and thereby defer taxes. Effective January 1, 2008, due to low participation, the Deferred Compensation Plan was closed to new deferrals. Effective June 1, 2013, the Deferred Compensation Plan was amended and restated to again allow eligible participants, including the NEOs, to defer portions of their base salary and cash incentive compensation otherwise payable in 2017. Motorola Solutions provides 100% matching contributions on up to 4% of eligible compensation deferred above IRS qualified plan limits ($270,000 in 2017), not to exceed $50,000 in the case of the NEOs. The Deferred Compensation Plan is not intended to provide for the payment of above-market or preferential earnings on compensation deferred thereunder; however, as described below and pursuant to SEC rules, all above-market earnings on nonqualified deferred compensation in 2017 are shown below. Each of the NEOs participated in the Deferred Compensation Plan in 2017.

Name (a)	Executive Contributions in Last FY ($) (b)	Registrant Contributions in Last FY ($) (c)	Aggregate Earnings in Last FY ($)(1) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($) (f)
Gregory Q. Brown	50,000	0	2,900	0	267,937
Gino A. Bonanotte	132,446	43,458	139,027	0	1,323,172
John P. Molloy	261,649	6,601	7,504	0	357,089
Bruce W. Brda	74,135	34,680	261,801	0	1,955,002
Mark S. Hacker	33,512	35,280	106,602	-122,649	659,724

(1)	For above-market earnings on nonqualified deferred compensation, see the Change in Pension Value and Nonqualified Deferred Compensation Earnings column of the 2017 Summary Compensation Table.

The amounts reported in the “Aggregate Earnings in Last FY” column in the table above represent all earnings on nonqualified deferred compensation in 2017. The portion of earnings reported as “above-market earnings” in the 2017 Summary Compensation Table in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column represents the amount in excess of 3.12% (120% of the applicable federal rate threshold established for 2017 pursuant to SEC rules).

The Deferred Compensation Plan uses the following funds as the index for calculating investment returns on a participant’s deferrals. The investment fund choices mirror the fund choices available in the Motorola Solutions 401(k) Plan. The participant’s deferrals into the Deferred Compensation Plan are deemed to be invested in one or more of these funds, as per the participant’s election. The participant does not actually own any shares of the investment funds he selects.

Fund Offering	Investment Classification	1-Year Annualized Average Rate of Return on December 31, 2016
* Short-Term Investment Fund	Money Market	1.22%
* Short-Term Bond Fund	Short-Term Bond	0.53%
* Intermediate-Term Bond Fund	Intermediate-Term Bond	3.55%
* Large Company Equity Fund	Large Cap Blend	21.86%
* Mid-Sized Company Equity Fund	Mid Cap Blend	16.29%
* Small Company Equity Fund	Small Cap Blend	14.90%
* International Equity Fund	International Large Blend	27.81%

Changes to distribution elections must be filed at least 12 months in advance of a previously elected payment start date. Any change will require that the payment start date be at least five years later than the previously elected payment start date. Hardship withdrawals are available, but no other nonscheduled withdrawals are available. Termination payments cannot be earlier than six months after separation from service, except in the event of death or, under certain circumstances, a change in control of the Company.

42	Motorola Solutions Notice of 2018 Annual Meeting of Stockholder and Proxy Statement

RETIREMENT PLANS

Our defined benefit pension plans were offered to pension-eligible employees (including NEOs) hired before January 1, 2005. We offered the Motorola Solutions Pension Plan (the “Pension Plan”), a qualified pension plan with two different benefit formulas. We also offered a nonqualified plan, the Motorola Solutions Supplemental Pension Plan (the “MSPP”), to highly compensated employees whose qualified pension plan benefits were reduced by annual salary limits imposed by the IRS. No NEOs currently participate in the MSPP. Effective January 1, 2005, newly-hired employees were no longer eligible to participate in the Pension Plan or the MSPP. As of January 1, 2008, employees in the Pension Plan who were not yet vested, became vested after three years of service. Effective March 1, 2009, all future benefit accruals and compensation increases under the Pension Plan and the MSPP automatically ceased for all individuals who were participants in those plans as of February 28, 2009. However, active participants continue to earn vesting credit towards their Pension Plan benefit on and after March 1, 2009, if not already fully vested. In connection with the December 3, 2014 termination of our Pension Plan, a new pension plan was adopted with the same terms and conditions and the benefits for pension-eligible employees have not changed. All references herein to the Pension Plan shall be deemed to refer to the new pension plan.

The Company also maintains a defined contribution 401(k) plan, which permits employee pre-tax deferrals and provides for a discretionary employer matching contribution.

Pension Plan

The Pension Plan contains two benefit formulas, referred to as the Traditional Plan and the Portable Plan. The Traditional Plan formula provides an annual pension annuity benefit based on the participant’s average earnings and the participant’s benefit service, offset by the participant’s estimated Social Security benefit at age 65. The Traditional Plan formula is calculated either based on “final average earnings” and estimated Social Security benefit as of December 31, 2007, or “modified average earnings” as of February 28, 2009, whichever produces the higher benefit (both “earnings” definitions are described below). The Portable Plan formula provides a lump-sum pension benefit based on the participant’s average earnings, and a “benefit percentage” determined by the participant’s vesting service and the participant’s benefit service. The Portable Plan also calculates a benefit based on “final average earnings” as of December 31, 2007 or “modified average earnings” as of February 28, 2009, whichever produces the higher benefit.

A participant’s “final average earnings” are his/her average earnings for the five years of his/her highest pay during the last ten calendar years (including years he/she did not work a complete year) of the participant’s employment with the Company. A participant’s “modified average earnings” are: (1) the sum of (a) his/her average earnings for the five (or fewer if hired after 2002) years of his/her highest pay during the ten calendar years before January 1, 2008, plus (b) his/her earnings during all years after 2007 in which he/she participated in the Pension Plan, divided by (2) the sum of (a) the number of years of the participant’s benefit service under the Pension Plan prior to January 1, 2008, up to a maximum of five years (or fewer, if less than five); plus (b) the participant’s total years of participation in the Pension Plan for all years after 2007. Eligible earnings include regular earnings, commissions, overtime, lump sum merit pay, and incentive pay with respect to the period January 1, 2000 to February 3, 2002. After February 3, 2002, incentive pay was excluded from the definition of eligible compensation.

401(k) Plan

The Motorola Solutions 401(k) Plan provides a dollar-for-dollar matching contribution each pay period on employee pre-tax contributions up to the first 4% of eligible compensation. Employees are permitted to contribute up to 30% of eligible compensation on a pre-tax basis and up to 20% of eligible compensation as after-tax contributions, subject to IRS limits. The 401(k) Plan also offers a discretionary matching contribution, which shall be determined annually by a group comprised of certain Company officers and/or their designees.

PENSION BENEFITS IN 2017

Assumptions described in Note 7, “Retirement Benefits” in the Company’s Form 10-K for the fiscal year ended December 31, 2017 are also used below and incorporated by reference.

Name (a)	Plan Name (b)	Number of Years Credited Service (#)(1) (c)	Present Value of Accumulated Benefit ($) (d)	Payments During Last Fiscal Year ($) (e)
Gregory Q. Brown	Portable Pension Plan	6 Yrs 2 Months	149,870	0
Gino A. Bonanotte	Traditional Pension Plan	21 Years	768,065	0
John P. Molloy	Portable Pension Plan	14 Yrs 8 Months	270,102	0
Bruce W. Brda	Traditional Pension Plan	19 Yrs 11 Months	924,199	0
Mark S. Hacker	Portable Pension Plan	8 Yrs 1 Month	164,736	0

Motorola Solutions Notice of 2018 Annual Meeting of Stockholder and Proxy Statement	43

(1)	When Motorola Solutions acquires a company, it does not credit or negotiate crediting years of service for the purpose of benefit accruals or augmentation. In certain circumstances, prior service may count toward eligibility and vesting service. None of the NEOs are eligible to participate in the MSPP.

EMPLOYMENT CONTRACTS

Employment Agreement with Gregory Q. Brown

On August 27, 2008, the Company entered into an employment agreement (the “original employment agreement”) with Gregory Q. Brown, then the Co-Chief Executive Officer of the Company and Chief Executive of the Company’s Broadband Mobility Solutions business and a member of the Board. The original employment agreement memorialized Mr. Brown’s existing base salary of $1,200,000, an annual bonus target of not less than 220% of salary, a long-range incentive award target of not less than 350% of base salary for 2008 and 250% thereafter, and a 2008 special bonus target. The original employment agreement had an initial three-year term, with automatic one-year renewals absent a notice of non-renewal. As previously disclosed on December 17, 2008, Mr. Brown voluntarily decided to forego any 2008 annual or special bonus under the Motorola Incentive Plan. The original employment agreement was amended on December 15, 2008, May 28, 2010 and March 10, 2014 (the original employment agreement, together with the amendments, are collectively referred to as the “employment agreement”).

In the event of Mr. Brown’s termination of employment “without cause” or by Mr. Brown for “good reason,” Mr. Brown is entitled to: (1) accrued and unpaid obligations (including base salary, vacation pay and undistributed bonuses); (2) a lump sum severance payment equal to two times (prior to a change in control) or three times (on or after a change in control) the sum of his base salary and target annual bonus; (3) a pro rata annual bonus based on actual performance during the year in which termination occurs; (4) two years (prior to a change in control) or three years (following a change in control) of medical insurance continuation; and (5) two years’ continued vesting of all outstanding equity awards (prior to a change in control) or accelerated vesting of all equity awards (following a change in control). In the event the Company terminates Mr. Brown’s employment for “cause” or Mr. Brown terminates employment without “good reason,” he is entitled only to accrued and unpaid base salary and vacation pay. In the event of a termination of employment due to death or disability, Mr. Brown is entitled to accrued and unpaid obligations (including base salary, vacation pay and undistributed bonuses) and vesting of all then unvested equity awards that are outstanding at the date of termination.

“Good reason” for Mr. Brown to terminate his employment and receive the above generally includes: (1) a reduction in salary, bonus targets, or benefits; (2) a failure to continue on the Board of Directors or negative change in reporting structure; (3) a relocation of employment beyond 50 miles of Schaumburg, Illinois; (4) the failure of the successor to what is now Motorola Solutions to assume the employment agreement; or (5) any other breach of the employment agreement.

During his employment term, Mr. Brown is eligible to participate in the health and welfare plan, perquisites, fringe benefits and other arrangements generally available to other senior executives; Mr. Brown is required to use the Company’s aircraft, if any, or Company arranged charter aircraft, for business and personal travel pursuant to the Company’s security policy. Mr. Brown is not covered by the Company’s change in control severance plans. Previously, Mr. Brown was entitled to a gross up for excise taxes on excess parachute payments, subject to a 10% “cut-back” (in other words, change in control payments will be reduced below the Code Section 280G safe harbor if the total payments are less than 10% in excess of the Code Section 280G safe harbor). However, Mr. Brown’s employment agreement was amended on March 10, 2014 to remove the gross-up for excise taxes and to reduce the minimum annual bonus target to 150% effective in 2014.

Mr. Brown’s employment agreement contains customary restrictive covenants, including perpetual confidentiality obligations and employee non-solicitation and business non-compete provisions relating to the Company that apply during the employment period and the two-year period following termination of employment.

44	Motorola Solutions Notice of 2018 Annual Meeting of Stockholder and Proxy Statement

TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

Change in Control Arrangements

The Company’s 2011 Senior Officer Change in Control Severance Plan (the “CIC Severance Plan”) is applicable to the NEOs, other than Mr. Brown, as well as all officers who are at or above the level of Senior Vice President (“Senior Officers”).

CIC Provision	CIC Severance Plan
Eligibility	All existing or newly elected or promoted executives with the following titles: • Executive Vice Presidents • Senior Vice Presidents
CIC Cash Severance Multiple	Two times current base salary and current target annual bonus
Medical Benefit Continuation	Two years
Excise Tax Gross-Up	None. In the event change in control benefits are subject to the excise tax under Section 4999 of the Code, either the participant will pay the excise taxes or the benefits will be cut back to an amount that eliminates imposition of the excise taxes, whichever option is more favorable to the participant on an after-tax basis.
Advance Notification to Participant of Plan Amendment	One year

In particular, under the CIC Severance Plan:

•	each participant is generally entitled to receive severance benefits if the participant terminates employment with the Company within two years subsequent to a Change in Control of the Company for “Good Reason”; or if the participant’s employment with the Company is involuntarily terminated within two years subsequent to a Change in Control of the Company for any reason other than termination for “Cause,” “Disability” or death; or in the event of an anticipatory termination in connection with a Change in Control of the Company;

•	qualifying participants are entitled to receive a lump sum in cash (with limited exceptions) equal to their unpaid salary for accrued vacation days, accrued salary through the termination date and unpaid annual incentive or sales incentive bonuses for the preceding year;

•	qualifying participants are also entitled to receive a lump sum in cash equal to two times the participant’s base salary in effect on the termination date plus two times the participant’s target annual bonus or sales incentive bonus for the year in which termination occurs;

•	qualifying participants will also receive a pro rata target annual or sales incentive for the performance period (year, quarter or month) in which the termination occurs;

•	payments may be made at different times or in different formats depending on the application of Section 409A of the Code;

•	qualifying participants will also receive continued medical, dental and life insurance benefits for up to two years at the active employee premium rate, and two years of age and service credit for retiree medical eligibility; and

•	in the event a qualifying participant is subject to the excise tax under Section 4999 of the Code, either (a) the participant will pay all applicable Section 4999 excise taxes with respect to severance benefits (if such taxes apply) or (b) the severance benefits will be cut back to an amount that will not be subject to Section 4999 excise taxes, whichever option is more favorable to the participant on an after-tax basis.

If a Change in Control occurs during the term, the CIC Severance Plan continues for at least an additional two years from the Change in Control. The CIC Severance Plan may not be amended or terminated in a manner adverse to participants except upon one year’s advance written notice.

In addition to plans covering all of the Company’s Senior Officers, there are Change in Control protections for the general employee population under the Motorola Solutions, Inc. Involuntary Severance Plan.

Also, except as otherwise determined by the Compensation and Leadership Committee at the time of the grant of an award, under the Omnibus Plan, upon a Change in Control of the Company and a qualifying termination (known as a “double trigger”), all equity-based awards granted to employees, including our NEOs, become fully vested and exercisable; all performance goals are deemed achieved at target levels and all other terms and conditions are deemed met; all performance stock would be delivered as promptly as practicable; all performance units, restricted stock units and other units would be paid out as promptly as practicable; all annual short-term incentive awards would be paid out at target levels

Motorola Solutions Notice of 2018 Annual Meeting of Stockholder and Proxy Statement	45

and all other terms and conditions deemed met; and all other stock or cash awards would be delivered and paid. The value of this potential acceleration of awards is the same as the value disclosed for the LRIP, stock options and SARs, and RSUs under the Involuntary Termination Change in Control columns of the Termination and Change in Control Table for 2017. A qualifying termination includes an NEO who is involuntarily terminated (for a reason other than “Cause”) or quits for “Good Reason” within 24 months following the Change in Control. This treatment also applies for any awards that are assumed or replaced by the successor corporation (or parent thereof) if these awards preserve the value of existing awards at the time of the Change in Control and provide for subsequent payout in accordance with the same vesting schedule applicable to the original awards. With respect to any awards that are not assumed or replaced, such awards shall immediately vest.

Executive Severance Plan

The Company has maintained an executive severance plan for all U.S. based elected officers and appointed vice presidents since October 1, 2008. On January 24, 2011, the Compensation and Leadership Committee approved and adopted the Company’s 2011 Executive Severance Plan (the “Executive Severance Plan”). The Executive Severance Plan is applicable to the NEOs, other than Mr. Brown, and is the Company’s severance plan for officers of the Company at or above the level of Vice President (“Vice Presidents”), with additional eligibility for certain participants as set forth therein.

Executive Severance Provision	Executive Severance Plan
Eligibility

Existing or newly elected or promoted executives in the United States with the following titles:

•   Executive Vice Presidents

•   Senior Vice Presidents

•   Corporate Vice Presidents

•   Appointed Vice Presidents

Qualifying Event	Executive must have a qualifying termination and such termination of employment constitutes a separation from service within the meaning of Section 409A of the Code, with execution of a general release
Severance Amount	• Appointed Vice President – 9 months base salary • Corporate Vice President and above – 12 months base salary
Definition of Severance Bonus	Pro rata STIP or AIP, as applicable, award based on actual business results for the year in which separation occurred and with an individual performance factor of 1.0, if applicable.
Medical Benefit Continuation	• Appointed Vice President – 9 months medical plan coverage • Corporate Vice President and above – 12 months medical plan coverage
Outplacement Services	Up to 12 months outplacement services or a cash payment in lieu of such services
Financial Planning	Appointed Vice President and above – 12 months or April 30 of calendar year following year of separation
Advance Notification To Participant of Plan Amendment	One year

In particular, under the Executive Severance Plan:

•	each participant is generally entitled to receive severance benefits if the participant’s employment is terminated by the Company other than: (a) for total and permanent disability; (b) for “Cause”; (c) due to death; (d) if the participant accepts employment with another company in connection with a sale, lease, exchange, outsourcing arrangement or other asset transfer or transfer of any portion of a facility or all or any portion of a discrete organizational unit or business segment of the Company (or is offered employment under such circumstances with certain compensation and benefits that are comparable to those provided by the Company when new employment would become effective); (e) if the termination of employment is followed by immediate or continued employment by the Company or an affiliate or subsidiary; or (f) if the participant terminates voluntarily for any reason;

•	qualifying participants who execute a prescribed release of claims, are not in breach of any covenants or other agreements with the Company and comply with non-disparagement, confidentiality and other applicable covenants, are entitled to receive, in addition to accrued salary through the separation date, 12 months (or nine months in the case of appointed vice presidents) of base salary continuation and a pro rata annual bonus or pro rata sales incentive, whichever is applicable, for the performance period (year, month or quarter, as applicable) in which separation occurs;

•	qualifying participants would receive (a) 12 months (nine months in the case of appointed vice presidents) of continued medical plan coverage at the active employee premium rate, (b) up to 12 months of outplacement services, or cash in-lieu thereof not to exceed the cost of such outplacement services, and (c) a minimum of 12 months of financial planning services;

46	Motorola Solutions Notice of 2018 Annual Meeting of Stockholder and Proxy Statement

•	any severance pay and benefits paid under the Executive Severance Plan are to be offset against any severance pay and benefits payable under the applicable Change in Control plan and/or other individual severance arrangements;

•	if a qualified participant receives a pro rata annual bonus or pro rata sales incentive under the Executive Severance Plan, the participant is not to receive an annual bonus or sales incentive under any applicable plan for the same performance period; and

•	the Compensation and Leadership Committee, or in some circumstances its delegate, may, in its sole discretion, reduce, eliminate or otherwise adjust the amount of a qualifying participant’s severance pay and benefits, including any bonus or incentive.

If a Change in Control occurs, the Executive Severance Plan continues for at least an additional two years after the Change in Control. The Executive Severance Plan may not be amended or terminated in a manner adverse to participants or potential participants except upon one year’s advance written notice or qualifying participants’ written consent.

Termination and Change in Control Tables for 2017

The tables below outline the potential payments to our NEOs upon the occurrence of certain termination triggering events. Standard definitions for the various types of terminations follow the tables, although exact definitions may vary by agreement and by person.

As required, the amounts included in the following tables reflect theoretical potential payouts based on the assumption that the applicable triggering event occurred on December 31, 2017. For each NEO, the columns included reflect the triggering events that were theoretically possible on December 31, 2017.

Gregory Q. Brown

Chairman and Chief Executive Officer

Executive Benefits and Payments Upon Termination(1)	Voluntary Termination		Total and Permanent Disability or Death	Involuntary Termination
	Good Reason	Retirement		For Cause	Not For Cause	Change in Control(9)
Compensation
Severance(2)	$6,250,000	$0	$0	$0	$6,250,000	$9,375,000
Short-term Incentive(3)	1,875,000	1,875,000	1,875,000	0	1,875,000	1,875,000
Long-term Incentives
• 2017-2019 LRIP(3)	0	1,041,667	1,041,667	0	0	3,125,000
• 2016-2018 LRIP(3)	0	2,083,333	2,083,333	0	0	3,125,000
• Stock Options and SARs (Unvested and Accelerated or Continued Vesting)(4)	4,867,922	0	6,867,055	0	4,867,922	6,867,055
• Performance Contingent Stock Options (Unvested and Accelerated)(5)	0	0	10,319,378	0	0	10,319,378
• Restricted and Market Stock Units (Unvested and Accelerated or Continued Vesting)(4)	6,211,869	0	6,497,253	0	6,211,869	6,497,253
Benefits and Perquisites(6)(7)
Health and Welfare Benefits Continuation(8)	24,243	0	0	0	24,243	36,365
Financial Planning Continuation	0	16,500	16,500	0	16,500	16,500
TOTAL	$19,229,034	$5,016,500	$28,700,186	$0	$19,245,534	$41,236,551

Motorola Solutions Notice of 2018 Annual Meeting of Stockholder and Proxy Statement	47

Gino A. Bonanotte

Executive Vice President and Chief Financial Officer

Executive Benefits and Payments Upon Termination(1)	Voluntary Termination		Total and Permanent Disability or Death	Involuntary Termination
	Resign	Retirement		For Cause	Not For Cause	Change in Control(9)
Compensation
Severance(2)	$0	$0	$0	$0	$665,000	$2,593,500
Short-term Incentive(3)	0	0	629,119	0	629,119	629,119
Long-term Incentives
• 2017-2019 LRIP(3)	0	0	233,333	0	0	700,000
• 2016-2018 LRIP(3)	0	0	444,444	0	0	666,666
• Stock Options (Unvested and Accelerated)(4)	0	0	1,845,897	0	399,034	1,845,897
• Performance Contingent Stock Options (Unvested and Accelerated)(5)	0	0	700,715	0	0	700,715
• Restricted and Market Stock Units (Unvested and Accelerated)(4)	0	0	1,594,953	0	630,393	1,594,953
Benefits and Perquisites(6)(7)
Health and Welfare Benefits Continuation(8)	0	0	0	0	15,048	30,096
Financial Planning Continuation	0	15,000	15,000	0	15,000	15,000
Outplacement Services	0	0	0	0	18,000	0
TOTAL	$0	$15,000	$5,463,461	$0	$2,371,594	$8,775,946

John P. Molloy

Executive Vice President, Worldwide Sales and Services

Executive Benefits and Payments Upon Termination(1)(10)	Voluntary Termination		Total and Permanent Disability or Death	Involuntary Termination
	Resign	Retirement		For Cause	Not For Cause	Change in Control(9)
Compensation
Severance(2)	$0	$0	$0	$0	$585,000	$2,281,500
Short-term Incentive(3)	0	0	541,719	0	541,719	541,719
Long-term Incentives
• 2017-2019 LRIP(3)	0	0	194,445	0	0	583,334
• 2016-2018 LRIP(3)	0	0	311,111	0	0	466,666
• Stock Options (Unvested and Accelerated)(4)	0	0	849,148	0	78,563	849,148
• Performance Contingent Stock Options (Unvested and Accelerated)(5)	0	0	1,308,149	0	0	1,308,149
• Restricted and Market Stock Units (Unvested and Accelerated)(4)	0	0	1,195,650	0	421,978	1,195,650
Benefits and Perquisites(6)(7)
Health and Welfare Benefits Continuation(8)	0	0	0	0	14,829	29,658
Financial Planning Continuation	0	16,500	16,500	0	16,500	16,500
Outplacement Services	0	0	0	0	18,000	0
TOTAL	$0	$16,500	$4,416,721	$0	$1,676,589	$7,272,323

48	Motorola Solutions Notice of 2018 Annual Meeting of Stockholder and Proxy Statement

Bruce W. Brda

Executive Vice President, Products and Solutions

Executive Benefits and Payments Upon Termination(1)	Voluntary Termination		Total and Permanent Disability or Death	Involuntary Termination
	Resign	Retirement		For Cause	Not For Cause	Change in Control(9)
Compensation
Severance(2)	$0	$0	$0	$0	$585,000	$2,281,500
Short-term Incentive(3)	0	551,365	551,365	0	551,365	551,365
Long-term Incentives
• 2017-2019 LRIP(3)	0	311,111	194,445	0	194,445	583,334
• 2016-2018 LRIP(3)	0	430,113	311,111	0	311,111	466,666
• Stock Options (Unvested and Accelerated)(4)	0	0	792,872	0	73,877	792,872
• Performance Contingent Stock Options (Unvested and Accelerated)(5)	0	0	700,715	0	0	700,715
• Restricted and Market Stock Units (Unvested and Accelerated)(4)	0	0	1,151,654	0	418,455	1,151,654
Benefits and Perquisites(6)(7)
Health and Welfare Benefits Continuation(8)	0	0	0	0	11,803	23,606
Financial Planning Continuation	0	16,500	16,500	0	16,500	16,500
Outplacement Services	0	0	0	0	18,000	0
TOTAL	$0	$1,309,089	$3,718,661	$0	$2,180,556	$6,568,213

Mark S. Hacker

Executive Vice President, General Counsel and Chief Administrative Officer

Executive Benefits and Payments Upon Termination(1)	Voluntary Termination		Total and Permanent Disability or Death	Involuntary Termination
	Resign	Retirement		For Cause	Not For Cause	Change in Control(9)
Compensation
Severance(2)	$0	$0	$0	$0	$565,000	$2,203,500
Short-term Incentive(3)	0	0	530,612	0	530,612	530,612
Long-term Incentives
• 2017-2019 LRIP(3)	0	0	172,222	0	0	516,666
• 2016-2018 LRIP(3)	0	0	288,889	0	0	433,334
• Stock Options (Unvested and Accelerated)(4)	0	0	1,394,105	0	71,075	1,394,105
• Performance Contingent Stock Options (Unvested and Accelerated)(5)	0	0	700,715	0	0	700,715
• Restricted and Market Stock Units (Unvested and Accelerated)(4)	0	0	1,180,834	0	492,985	1,180,834
Benefits and Perquisites(6)(7)
Health and Welfare Benefits Continuation(8)	0	0	0	0	14,931	29,861
Financial Planning Continuation	0	16,500	16,500	0	16,500	16,500
Outplacement Services	0	0	0	0	18,000	0
TOTAL	$0	$16,500	$4,283,877	$0	$1,709,102	$7,006,126

(1)	For purposes of this analysis, we assumed the NEOs’ compensation is as follows: Mr. Brown’s base salary is equal to $1,250,000, his short-term incentive target opportunity under the STIP is equal to 150% of base salary and his long-term incentive target opportunity under the 2017-2019 and 2016-2018 LRIP cycles is equal to 250% of cycle start salary. Mr. Bonanotte’s base salary is equal to $665,000, his short-term incentive target opportunity under the STIP is equal to 95% of actual earnings and his long-term incentive target opportunity under the 2017-2019 and 2016-2018 LRIP cycles is equal to $700,000 and $666,666, respectively. Mr. Molloy’s base salary is equal to $585,000, his short-term incentive target opportunity under the STIP is equal to 95% of actual earnings and his long-term incentive target opportunity under the 2017-2019 and 2016-2018 LRIP cycles is equal to $583,334 and $466,666, respectively. Mr. Brda’s base salary is equal to $585,000, his short-term incentive target opportunity under the STIP is equal to 95% of actual earnings and his long-term incentive target opportunity under the 2017-2019 and 2016-2018 LRIP cycles is equal to $583,334 and $466,666, respectively. Mr. Hacker’s base salary is equal to $565,000, his short-term incentive target opportunity under the STIP is equal to 95% of actual earnings and his long-term incentive target opportunity under the 2017-2019 and 2016-2018 LRIP cycles is equal to $516,666 and $433,334, respectively.
(2)	Under Involuntary Termination—Not for Cause, severance is generally calculated as 12 months of base salary pursuant to the Executive Severance Plan. For Mr. Brown, severance is calculated as two times base salary plus two times target STIP award, as further discussed in Employment Agreement with Gregory Q. Brown. Under Involuntary Termination—Change in Control, severance is calculated as two times base salary plus two times target bonus in the year of termination pursuant to the Senior Officer Change in Control Severance Plan, and pursuant to Mr. Brown’s employment agreement is calculated as three times base salary plus three times target bonus in the year of termination. Actual severance payments may vary. See Executive Severance Plan for further details.

Motorola Solutions Notice of 2018 Annual Meeting of Stockholder and Proxy Statement	49

(3)	Assumes the effective date of termination is December 31, 2017 and that the payment is calculated pursuant to the terms and conditions of the applicable arrangement or plan; the payment under the 2017-2019 LRIP cycle is equal to one-third of the target award and the payment under the 2016-2018 LRIP cycle is equal to two-thirds of the target award for Total and Permanent Disability or Death and the full target award for Involuntary Termination-Change in Control. If the NEO does not meet the rule of retirement under the STIP or under the LRIP on the effective date of termination, zeroes are entered under Voluntary Termination—Retirement. If an NEO has not met the applicable rule of retirement, he is not automatically entitled to a pro rata payment under the LRIP in the event of an Involuntary Termination—Not for Cause unless the LRIP cycle is in its final year at the time of termination.
(4)	Assumes the effective date of termination is December 31, 2017 and the price per share of Common Stock on the date of termination is $90.34 per share, the closing price of the Common Stock on December 29, 2017. If the NEO does not meet the rule of retirement, if applicable, under the equity plans on the effective date of termination, zeroes are entered under Voluntary Termination–Retirement. For Involuntary Termination—Not For Cause, the vesting for unvested equity is pro rata accelerated for full months of service from the grant date to the termination date. For Mr. Brown, under Voluntary Termination—Good Reason and Involuntary Termination—Not For Cause, equity continues to vest for a period of two years following termination. The value of dividend equivalent shares on Mr. Brown’s restricted shares is not included.
(5)	Assumes the effective date of the termination is December 31, 2017 and the price per share of Common Stock on the date of termination is $90.34 per share, the closing stock price of our Common Stock on December 29, 2017. If the NEO does not meet the rule of retirement, if applicable, under the Omnibus Plan on the effective date of termination, zeroes are entered under Voluntary Termination—Retirement. For Total and Permanent Disability or Death and Involuntary Termination—Not For Cause, the vesting for unvested equity is pro-rata accelerated for full months of service from the grant date to the termination date, but only if the termination occurs in the last year of the three-year performance period and the stock price requirement has been met. For Involuntary Termination—Change in Control, all unvested awards are forfeited. For Mr. Brown, under Voluntary Termination–Good Reason and Involuntary Termination—Not for Cause, equity continues to vest in accordance with the grant terms; under Total and Permanent Disability or Death and Involuntary Termination—Change in Control, equity vests up to 50%; under Voluntary Termination—Retirement, equity pro-rata vests based on actual performance.
(6)	Payments associated with Benefits and Perquisites are limited to the items listed. No other benefits or perquisite continuation occurs under the termination scenarios listed that are not otherwise available to all regular U.S. employees.
(7)	See Nonqualified Deferred Compensation in 2017 for a discussion of nonqualified deferred compensation. There would be no further enhancement or acceleration upon a termination or change in control.
(8)	Health and Welfare Benefits Continuation is calculated as 12 months (except with respect to Mr. Brown, which is calculated as 24 months per his employment agreement) as provided in the Executive Severance Plan under Involuntary Termination—Not for Cause and as 24 months (except with respect to Mr. Brown, which is calculated as 36 months per his employment agreement) under Involuntary Termination—Change in Control. Mr. Brown’s employment agreement also provides for 24 months benefits continuation under Voluntary Termination—Good Reason.
(9)	Mr. Brown’s employment agreement and our Senior Officer Change in Control Severance Plan use a “double trigger.” In other words, in order for severance benefits to be “triggered,” (1) a change in control must occur, and (2) an executive must be involuntarily terminated for a reason other than “Cause” or must leave for “Good Reason” within 24 months following the change in control. Mr. Brown’s employment agreement has unique definitions of “Cause” and “Good Reason.” The total amounts payable to the NEOs in the event of a change in control of the Company may be subject to reduction under Sections 280G and 4999 of the Internal Revenue Code.

50	Motorola Solutions Notice of 2018 Annual Meeting of Stockholder and Proxy Statement

Definitions:

“Voluntary Termination” means a termination initiated by the officer.

“Voluntary Termination for Good Reason” occurs when, other than in connection with a Change in Control, employment is terminated by an officer for Good Reason.

“Good Reason” means (1) an officer is assigned duties materially inconsistent with his position, duties, responsibilities and status, or his duties are materially diminished, during the 90-day period immediately preceding a Change in Control, (2) his position, authority, duties or responsibilities are materially diminished from those in effect during the 90-day period immediately preceding a Change in Control, (3) his annual base salary or total annual compensation opportunity are materially reduced, (4) the Company requires regular performance of duties beyond a 50-mile radius from the officer’s current location, (5) the Company fails to obtain a satisfactory agreement from any successor to assume and perform the relevant plan, or (6) any other material breach of the relevant plan. In the case of Mr. Brown, “Good Reason” also means (1) a failure to continue on the Board of Directors or a negative change in reporting structure, (2) Mr. Brown is not the sole Chief Executive Officer of Motorola Solutions on and after September 1, 2011, or (3) the failure of the successor to what is now Motorola Solutions to assume his employment agreement.

“Voluntary Termination–Retirement” means, apart from any pension plan or STIP, for purposes of the awards under the Omnibus Plan prior to March 9, 2015 and the awards under the Motorola Solutions LRIP prior to February 11, 2015, retirement after reaching age 55 with at least 20 years of service, or age 60 with at least 10 years of service, or age 65; for purposes of awards under the Omnibus Plan on or after March 9, 2015 and awards under the LRIP, retirement after reaching age 55 with at least 10 years of service, or age 60 with at least 5 years of service, or age 65; for purposes of the STIP, retirement after reaching age 55 with 3 years of service; and for purposes of the Motorola Elected Officer Supplementary Retirement Plan, retirement after reaching age 60 (early retirement age for an unreduced benefit) or age 57 for a reduced benefit retirement, if applicable.

“Involuntary Termination–Total and Permanent Disability” means termination of employment following entitlement to long-term disability benefits under the Motorola Solutions Disability Income Plan, as amended and any successor plan, or a determination of a permanent and total disability under a state workers compensation statute.

“Involuntary Termination–For Cause” means termination of employment following any misconduct identified as a ground for termination in the Motorola Solutions Code of Business Conduct, or the human resources policies, or other written policies or procedures, including among other things, conviction for any criminal violation involving dishonesty, fraud or breach of trust or willful engagement in gross misconduct in the performance of the officer’s duties that materially injures the Company.

“Involuntary Termination–Not for Cause” means termination of employment for reasons other than “For Cause,” Change in Control as defined below, death, Retirement or Total and Permanent Disability as defined above.

“Involuntary Termination for Change in Control” occurs when, at any time (1) following a Change in Control and, assuming equity awards are not suitably replaced by a successor, prior to the second anniversary of a Change in Control or (2) during the 12 months prior to a Change in Control but after such time as negotiations or discussions that ultimately lead to a Change in Control have commenced, employment is terminated (a) involuntarily for any reason other than Cause, death, Disability or retirement under a mandatory retirement policy of the Company or any of its Subsidiaries or (b) by the officer after the occurrence of an event giving rise to Good Reason. For purposes of this definition, “Cause” means (1) conviction of any criminal violation involving dishonesty, fraud or breach of trust or (2) willful engagement in gross misconduct in the performance of the officer’s duties that materially injures the Company, and “Disability” means a condition such that the officer by reason of physical or mental disability becomes unable to perform his normal duties for more than 180 days in the aggregate (excluding infrequent or temporary absence due to ordinary transitory illness) during any 12 month period.

“Change in Control” (as used in the prior definition of “Involuntary Termination for a Change in Control”) shall be deemed to have occurred if (1) any “person” or “group” (as such terms are used in Section 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities (other than the Company or any employee benefit plan of the Company, and no Change in Control shall be deemed to have occurred as a result of the “beneficial ownership,” or changes therein, of the Company’s securities by either of the foregoing), (2) there shall be consummated (a) any consolidation or merger of the Company in which the Company is not the surviving or continuing corporation or pursuant to which shares of Common Stock would be converted into or exchanged for cash, securities or other property, other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have, directly or indirectly, at least a 65% ownership interest in the outstanding Common Stock of the surviving corporation immediately after the merger, or (b) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company other than any such transaction with entities in which the holder of Common Stock, directly or indirectly, have at least 65% ownership interest, (3) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company, or (4) as the result of, or in connection with, any cash tender offer, exchange offer, merger or other business combination, sale of assets, proxy or consent solicitation (other than by the Board), contested election or substantial stock accumulation (a “Control Transaction”), the members of the Board immediately prior to first public announcement relating to such Control Transaction shall thereafter cease to constitute a majority of the Board.

Motorola Solutions Notice of 2018 Annual Meeting of Stockholder and Proxy Statement	51

CEO PAY RATIO

Our CEO Pay Ratio was calculated in accordance with the requirements set forth in Item 402(u) of Regulation S-K. Motorola Solutions is a global company with 14,108 employees, excluding the CEO, in 57 countries as of October 1, 2017. Our median employee was identified using the Company’s global full-time, part-time, temporary and seasonal employees employed on that date. As part of our methodology, and as permitted under the pay ratio rule, we excluded all employees in the following 26 countries (650 total employees excluded, which is 4.6% of our total workforce shown above):

Countries Excluded	Number Employees
Algeria	5
Argentina	37
Brazil	140
Colombia	59
Czech Republic	6
Ecuador	11
Egypt	9
Greece	3
India	46
Indonesia	11
Kazakhstan	2
Libya	13
Lithuania	5
Mexico	152
Oman	47
Pakistan	2
Peru	6
Philippines	7
Qatar	3
Romania	11
Russian Federation	29
South Africa	14
Taiwan	24
Ukraine	4
Venezuela	2
Vietnam	2
Total Employees Excluded:	650

We then measured compensation for the period beginning on January 1, 2017 and ending on December 31, 2017 for the remaining employees. Annual base salary (converted to USD) and wages plus overtime were used as our consistently applied compensation measure to identify the median employee, and in doing so we annualized the compensation for our permanent full-time and part-time employees who were newly-hired during 2017 and therefore not employed for the full measurement period.

After identifying the median employee as described above, the median employee’s total annual compensation was calculated in the same manner as for the NEOs in the 2017 Summary Compensation Table (“SCT”) and the CEO’s total annual compensation below is the same as in the SCT. As illustrated in the table below, our 2017 CEO to median employee pay ratio is 148:1.

	CEO to Median Employee Pay Ratio
	CEO		Median Employee
TOTAL	$15,339,548		103,332

CEO to Median Employee Pay Ratio	148	:	1

52	Motorola Solutions Notice of 2018 Annual Meeting of Stockholder and Proxy Statement

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes the Company’s equity compensation plan information as of December 31, 2017.

Plan Category	Number of securities to be issued upon exercise of outstanding options and rights (a)	Weighted-average exercise price of outstanding options and rights (b)(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by Motorola Solutions stockholders	8,480,125(2)(3)(4)	$72.46	17,556,420	(5)

(1)	The weighted-average exercise price does not include outstanding restricted or deferred stock units.
(2)	Includes shares subject to outstanding options granted under the Omnibus Plan and prior stock incentive plans no longer in effect for new grants.
(3)	Includes an aggregate of 1,396,662 restricted or deferred stock units that have been granted or accrued pursuant to dividend equivalent rights under the Omnibus Plan and prior stock incentive plans which are no longer in effect for new grants. Each restricted or deferred stock unit is intended to be the economic equivalent of one share of Common Stock.
(4)	Includes 272,903 shares subject to outstanding stock appreciation rights (“SARs”) granted under the Omnibus Plan (“Plan SARs”). These SARs enable the recipient to receive, for each SAR granted, a settlement amount equal to the excess of the fair market value of one share of Common Stock on the date the SAR is exercised over the fair market value of one share of Common Stock on the date the SAR was granted. The settlement amount of the Plan SARs is payable in shares of Common Stock. The 272,903 shares subject to the Plan SARs assumes the exercise of 471,398 Plan SARs on December 31, 2017 at $90.34, the closing price of the Common Stock on December 31, 2017, resulting in 198,495 shares that would not be issued in settlement of the Plan SARs.
(5)	Of these shares: (i) 7,975,105 shares remain available for future issuance under the Motorola Solutions Employee Stock Purchase Plan of 1999, as amended; and (ii) an aggregate of 9,581,315 shares remain available for future issuance under the Omnibus Plan. In addition to stock options, other equity benefits which may be granted under the Omnibus Plan are SARs, restricted stock, restricted stock units, deferred stock units, performance shares and other stock awards. In addition, at the discretion of the Compensation and Leadership Committee, shares of Common Stock may be issued under the Omnibus Plan in payment of awards under the Company’s long-range incentive plans.

Motorola Solutions Notice of 2018 Annual Meeting of Stockholder and Proxy Statement	53

PROPOSAL NO. 3 — RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2018

The Audit Committee of the Board has appointed KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018. Services provided to the Company and its subsidiaries by KPMG in fiscal years 2016 and 2017 are described under Audit Committee Matters—Independent Registered Public Accounting Firm Fees.

We are asking our stockholders to ratify the appointment of KPMG as our independent registered public accounting firm. Although ratification is not required by our Bylaws or otherwise, the Board is submitting the appointment of KPMG to our stockholders for ratification as a matter of good corporate governance.

Representatives of KPMG are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will have the opportunity to respond to appropriate questions from stockholders.

In the event stockholders do not ratify the appointment, the appointment will be reconsidered by the Audit Committee and the Board. Even if the appointment is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

RECOMMENDATION OF THE BOARD

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2018. UNLESS OTHERWISE INDICATED ON YOUR PROXY, YOUR SHARES WILL BE VOTED FOR THE RATIFICATION OF KPMG LLP.

54	Motorola Solutions Notice of 2018 Annual Meeting of Stockholder and Proxy Statement

AUDIT COMMITTEE MATTERS

THE FOLLOWING “REPORT OF AUDIT COMMITTEE” AND RELATED DISCLOSURE SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OR UNDER THE EXCHANGE ACT, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

REPORT OF AUDIT COMMITTEE

The Audit Committee (the “Committee”) operates pursuant to a written charter that was amended and restated by the Board as of October 17, 2013. A copy of the Committee’s current charter is available at www.motorolasolutions.com/investors. The responsibilities of the Committee include assisting the Board of Directors in fulfilling its oversight responsibilities as they relate to the Company’s accounting policies, internal controls, financial reporting practices and legal and regulatory compliance. The Committee also appoints and retains the independent registered public accounting firm.

On March 8, 2018, the Board determined that each member of the Committee was independent within the meaning of relevant NYSE listing standards, SEC rules and the Motorola Solutions, Inc. Director Independence Guidelines. The Board also determined that (1) Mr. Jones, Ms. Lewent and Mr. Mondre are each an “audit committee financial expert” as defined by SEC rules, whose expertise has been attained through relevant experience as discussed in “2018 Director Nominees,” and (2) each member of the Committee is “financially literate.”

The Committee fulfills its responsibilities through periodic meetings with the Company’s independent registered public accounting firm, internal auditors and management. During 2017, the Committee met 9 times. The Committee schedules its meetings with a view toward ensuring that it devotes appropriate attention to all of its tasks. During certain of these meetings, the Committee meets privately with the independent registered public accounting firm, the chief financial officer, the director of internal audit, the chief ethics officer, the chief legal counsel and, from time-to-time, other members of management. Outside of formal meetings, Committee members had telephone calls to discuss important matters with management and the independent registered public accounting firm. The Committee also engages the independent registered public accounting firm to perform a review of the interim financial statements in accordance with Statement on Auditing Standards (SAS) No. 100 and discusses the results of each review with the independent registered public accounting firm.

Throughout the year, the Committee monitors matters related to the independence of KPMG LLP (“KPMG”), the Company’s independent registered public accounting firm. As part of its monitoring activities, the Committee reviews the relationships between the independent registered public accounting firm and the Company. After reviewing the relationships and discussing them with management, the Committee discussed KPMG’s overall relationship with the Company, as well as KPMG’s objectivity and independence. Based on its review, the Committee is satisfied with the auditors’ independence.

KPMG also has confirmed to the Committee in writing, as required by applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) regarding KPMG’s communications with the Committee concerning independence, that, in its professional judgment, it is independent of the Company under all relevant professional and regulatory standards.

The Committee also discussed with management, the internal auditors and the independent registered public accounting firm, the quality and adequacy of the Company’s internal controls and the internal audit function’s management, organization, responsibilities, budget and staffing. The Committee reviewed with both the independent registered public accounting firm and the internal auditors their audit plans, audit scope and identification of audit risks.

The Committee discussed and reviewed with the independent registered public accounting firm all matters required by the standards of the PCAOB, including those described in Auditing Standard No. 16, “Communications with Audit Committees.” With and without management present, the Committee discussed and reviewed the results of the independent registered public accounting firm’s examination of the consolidated financial statements. The Committee also discussed the results of the internal audit examinations. The Committee reviewed the audited consolidated financial statements of the Company as of and for the year ended December 31, 2017 with management and the independent registered public accounting firm. Management has the responsibility for the preparation and integrity of the Company’s consolidated financial statements and the independent registered public accounting firm has the responsibility for the examination of those statements. Based on the above-mentioned review and discussions with management and the independent registered public accounting firm, the Committee recommended to the Board that the Company’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2017, for filing with the SEC.

Motorola Solutions Notice of 2018 Annual Meeting of Stockholder and Proxy Statement	55

The Committee also reviewed management’s report on its assessment of the effectiveness of internal control over financial reporting as of December 31, 2017 and the report of the Company’s independent registered public accounting firm on the effectiveness of internal control over financial reporting as of December 31, 2017. Management is responsible for maintaining adequate internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting. The Company’s independent registered public accounting firm has the responsibility for auditing the effectiveness of internal control over financial reporting and expressing an opinion thereon based on its audit. Based on the above-mentioned review and discussions with management and the Company’s independent registered public accounting firm, the Committee recommended to the Board that management’s report on its assessment of the effectiveness of internal control over financial reporting as of December 31, 2017 and the report of our independent registered public accounting firm be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, for filing with the SEC.

As specified in the Audit Committee Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s consolidated financial statements are complete and accurate and in accordance with U.S. generally accepted accounting principles. That is the responsibility of management and the Company’s independent registered public accounting firm. In giving its recommendation to the Board of Directors, the Committee has relied on: (1) management’s representation that such consolidated financial statements have been prepared with integrity and objectivity and in conformity with U.S. generally accepted accounting principles, and (2) the reports of the Company’s independent registered public accounting firm with respect to such consolidated financial statements.

Respectfully submitted,

Judy C. Lewent, Chair

Clayton M. Jones

Gregory K. Mondre

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

KPMG served as the Company’s independent registered public accounting firm for the fiscal years ended December 31, 2017 and December 31, 2016 and is serving in such capacity for the current fiscal year. The Audit Committee appoints and engages the independent registered public accounting firm annually. The decision of the Audit Committee is based on auditor qualifications and performance on audit engagements.

Representatives of KPMG are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions from stockholders.

Fees Billed by KPMG

The aggregate fees billed by KPMG for professional services to the Company were $7.1million in 2017 and $6.4million in 2016. The fees in connection with the audit of the Company’s annual financial statements, the audit of internal control over financial reporting, the review of the Company’s quarterly financial statements, and services that are normally provided in connection with statutory and regulatory filings or engagements are listed below under “Audit Fees.” The fees for assurance and related services reasonably related to the performance of the audit of the Company’s financial statements, but not included under Audit Fees, are listed below under “Audit-Related Fees.” Audit-Related Fees also include due diligence procedures performed in connection with merger and acquisition procedures. Finally, the fees billed by KPMG for tax services, which primarily related to multi-national transfer pricing and tax services, are listed below under “Tax Fees.”

The following table further summarizes fees billed to the Company by KPMG during 2017 and 2016.

(In millions)	2017	2016
Audit Fees	$6.2	$5.9
Audit-Related Fees	$0.3	$0.5
Tax Fees
International Tax Services	$0.1	$0.0
U.S. Tax Services	$0.1	$0.0
	$0.2	$0.0
All Other Fees	$0.4	$0.0
Total	$7.1	$6.4

56	Motorola Solutions Notice of 2018 Annual Meeting of Stockholder and Proxy Statement

AUDIT COMMITTEE PRE-APPROVAL POLICIES

In addition to retaining KPMG to audit the Company’s consolidated financial statements and internal control over financial reporting for 2017, KPMG and other accounting firms were retained to provide auditing and advisory services in 2017. The Audit Committee has historically engaged KPMG to provide divestiture and acquisition-related due diligence and audit services, audit-related assurance services, and certain tax services. The Audit Committee has further determined that the Company will obtain non-audit services from KPMG only when the services offered by KPMG are competitive with other service providers and do not impair the independence of KPMG.

The Audit Committee Auditor Fee Policy requires the pre-approval of all professional services provided to the Company by KPMG. Below is a summary of the policy and procedures.

The Audit Committee pre-approves the annual audit plan and the annual audit fee. The Audit Committee policy includes an approved list of non-audit services that KPMG can provide, including audit-related services, tax services, and other services. The Audit Committee pre-approves the annual non-audit related services and budget. The Audit Committee allows the Company’s Chief Accounting Officer to authorize payment for any audit and non-audit service in the approved budget. The Audit Committee also provides the Company’s Chief Accounting Officer with the authority to pre-approve fees less than $100,000 that were not in the annual budget, but that are in the list of services approved by the Audit Committee. This approval is limited to a cumulative cap of $200,000 between Audit Committee meetings. This authority excludes approval over the annual integrated audit, internal control over financial reporting services, and tax services. The Audit Committee Chair has the authority to pre-approve fees on the list of approved services, outside of the Chief Accounting Officer’s allowable authorization, in advance of the Audit Committee meeting. The Chief Accounting Officer is responsible to report any approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee reviews, and if necessary, approves updated audit and non-audit services and fees in comparison to the previously approved budget at each regular Audit Committee meeting.

In 2017, management did not approve any services that were not on the list of services pre-approved by the Audit Committee.

Motorola Solutions Notice of 2018 Annual Meeting of Stockholder and Proxy Statement	57

PROPOSAL NO. 4 — STOCKHOLDER PROPOSAL RE: “ETHICAL RECRUITMENT IN GLOBAL SUPPLY CHAINS”

The Company has been advised that Domini Impact Equity Fund, beneficial owner of 201 shares, intends to submit the following proposal for consideration at the Annual Meeting. We have not modified the language of the stockholder’s proposal.

Report on Forced Labor Remediation Efforts

WHEREAS, the 2016 Global Slavery Index estimates that 45.8 million people are in some form of modern slavery in 167 countries (http://www.globalslaveryindex.org/findings/). According to the UN Guiding Principles on Business and Human Rights, companies have the ‘corporate responsibility’ to respect human rights within their operations and supply chains. As a multinational company dependent upon extended supply chains in many countries, Motorola Solutions must assess if workers are being recruited into debt bondage, forced labor and, ultimately, slavery.

There is growing awareness of the role of unscrupulous labor recruiters in exploiting workers and job seekers through charging fees, withholding personal papers/passports and failing to provide written contracts spelling out the terms of employment. Failure to put proactive policies and procedures in place exposes a company to significant risks, including legal action and media reports that negatively impact reputation.

The electronics industry has come under increased scrutiny for labor abuses in factories including the exploitation of migrant workers who have paid fees to obtain employment. According to a US Department of Labor-funded study, “92 percent of the migrant workers in Malaysia’s electronics industry had paid recruitment fees and that 92% of that group had paid fees that exceeded legal or industry standards.” (“Report Cites Forced Labor in Malaysia’s Electronics Industry,” New York Times, September 17, 2014)

In its June 2016 ICT Benchmark Findings Report, KnowTheChain found that only four of 20 publicly traded companies reviewed demonstrated awareness of the risks when recruitment agencies are used to hire workers. Based on this finding, unethical recruitment of migrant labor is a serious risk for the entire sector. Motorola Solutions was not included in the report.

The State of California and the United Kingdom have passed laws requiring companies to report on what they are doing to eradicate human trafficking and slavery. U.S. federal contractors are currently required to put in place compliance programs for their extended supply chains to assess and address any abuses associated with charging workers recruitment fees.

Motorola Solutions is a government contractor, has ethical recruitment policies, and describes its process for implementing its forced labor and human trafficking policies. However, out of its entire global supply chain, Motorola Solutions only audited fifteen sites in 2016. It reports that 13 “freely chosen employment” issues were identified, but provides no further information. Investors have insufficient information to gauge how well the company is addressing this serious risk to workers and to the company.

RESOLVED, Shareholders request that by December, 2018 the Company begin publishing, at reasonable cost and excluding proprietary information, an annual report disclosing specific remedial efforts taken to ensure that its global supply chain is free of forced or bonded labor, including any efforts to reimburse workers for recruitment fees that were paid in violation of the Company’s policies.

RECOMMENDATION OF THE BOARD

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST ADOPTION OF THIS STOCKHOLDER PROPOSAL FOR THE REASONS SET FORTH BELOW. UNLESS OTHERWISE INDICATED ON YOUR PROXY, YOUR SHARES WILL BE VOTED AGAINST THE ADOPTION OF THIS PROPOSAL.

58	Motorola Solutions Notice of 2018 Annual Meeting of Stockholder and Proxy Statement

BOARD OF DIRECTORS STATEMENT IN OPPOSITION

The Company agrees with the principles on which this proposal is based and already addresses the concerns it raises, making this proposal unnecessary. In fact, the Company already has in place a comprehensive set of policies and procedures that address human rights in the workplace. These policies and procedures, which are applied uniformly and consistently, are designed to ensure that the Company’s global operations are conducted using high standards of integrity and ethical business conduct.

The Company’s policies include: the Motorola Solutions Code of Business Conduct, the Motorola Solutions Human Rights Policy, the Motorola Solutions Supplier Code of Conduct, the Anti-Human Trafficking Statement, the Anti-Human Trafficking Compliance Plan and the Motorola Solutions Environment, Health & Safety Policy. These specific policies are based upon internationally recognized human rights standards, such as the Universal Declaration of Human Rights, the core labor standards of the International Labour Organization, the United Nation’s Global Compact, Social Accountability 8000 (SA 8000) standard, and the Organization for Economic Co-operation and Development (OECD) Guidelines for Multinational Enterprises.

The Company’s policies reflect a comprehensive understanding of human rights and support the following important areas:

•	No forced labor

•	No child labor

•	Anti-human trafficking

•	No harsh or inhumane treatment

•	Freedom of association and collective bargaining

•	Fair working hours and wages

•	Safe and healthy working conditions

•	Anti-corruption

•	No unfair business practices

•	Anti-discrimination

•	Compliance

•	Environmental sustainability

As part of the Company’s management practices, we periodically perform thorough reviews of the aforementioned policies and update them taking into account internationally recognized human rights standards. Such a review was undertaken in 2008 and again in 2013 and was informed by the international conventions, declarations and treaties cited in this proposal. Our Human Rights Policy was amended effective December 1, 2013 and is posted to our website. Among other changes, our policy makes it clear that our Company is committed to continuous improvement of our human rights program through self-assessments, industry collaboration and shareholder engagement. Further, we added (i) an express prohibition of retaliation against anyone reporting in good faith actual or suspected violations of our Human Rights Policy, (ii) an express prohibition against discrimination or retaliation against workers for engaging in union organizing, collective bargaining activities, or any other form of collective representation, and (iii) an express bar against the use of deceptive, misleading or fraudulent recruitment practices.

The Company is a full and active member of the Responsible Business Alliance (RBA) (formerly known as the Electronic Industry Citizen Coalition) and the Information Technology Industry Council (ITI), which both proactively work to combat human rights concerns in our industry. Additionally, the Company adheres to a long-standing Supply Chain Corporate Responsibility program that includes risk assessments, audits and follow-up through a corrective and preventive action program to ensure our Company policies are being followed by our employees and third parties.

The Board of Directors believes that the Company’s policies effectively articulate our long-standing support for, and continued commitment to, human rights in the workplace rendering the proposal duplicative and unnecessary. For these reasons and the others stated above, the Board of Directors recommends that you vote AGAINST the adoption of this shareholder-submitted proposal.

Motorola Solutions Notice of 2018 Annual Meeting of Stockholder and Proxy Statement	59

PROPOSAL NO. 5 — STOCKHOLDER PROPOSAL RE: “INDEPENDENT DIRECTOR WITH HUMAN RIGHTS EXPERTISE”

The Company has been advised that The Domestic and Foreign Missionary Society of the Protestant Episcopal Church or The Episcopal Church, beneficial owner of 40 shares, intends to submit the following proposal for consideration at the Annual Meeting. We have not modified the language of the stockholder’s proposal.

Independent Director with Human Rights Expertise

WHEREAS, Motorola Solutions, Inc., a global corporation, faces increasingly complex problems as the international social and cultural context changes.

Companies are faced with ethical and legal challenges arising from diverse cultures and political and economic contexts. Today, management must address issues that include human rights, workers’ right to organize, non-discrimination in the workplace, protection of environment, and sustainable community development. Motorola Solutions itself does business in countries with human rights challenges including China, Singapore, Middle East, Israel and occupied Palestinian territories.

We believe global companies must implement comprehensive codes of conduct, such as those found in

Principles for Global Corporate Responsibility: Bench Marks for Measuring Business Performance, developed by an international group of religious investors (www.bench-marks.org ).

Human rights expertise at both management and board levels is critical to industrials companies’ success because of significant environmental issues associated with their operations. These impact shareholders, lenders, host country governments and regulators, as well as affected communities and indigenous peoples. Companies’ ability to demonstrate policies and best practices reflecting internationally accepted human rights standards can lead either to successful business planning or, if not in place, difficulties in raising new capital and obtaining the necessary licenses from regulators.

We believe Motorola Solutions’ Board of Directors would benefit by electing to its Board independent specialists versed in all business aspects of human rights. Just one authoritative figure with acknowledged expertise and standing could perform a valuable role in ways that would enable the Board to address more effectively the issues and risks inherent in its present business model regarding human rights. It would also help ensure that the highest levels of attention are focused on developing human rights standards for new projects.

RESOLVED, shareholders request that, as elected board directors’ terms of office expire, the Motorola Solutions Board Nominating Committee nominate for Board election at least one candidate who: has a high level of human rights expertise and experience in human rights matters relevant to Company production and supply chain, related risks, and is widely recognized in business and human rights communities as such, as reasonably determined by the Board, and will qualify, subject to exceptions in extraordinary circumstances explicitly specified by the Board, as an independent director.*

*A director shall not be considered “independent” if, during the last three years, she or he:

–	was, or is affiliated with a company that was an advisor or consultant to Company;

–	was employed by or had a personal service contract(s) with Company or senior management;

–	was affiliated with a company or non-profit entity that received the greater of $2 million or 2% of its gross annual revenues from Company;

–	had a business relationship with Company worth at least $100,000 annually;

–	has been employed by a public company at which an executive officer of Company serves as a director;

–	had a relationship of the sorts described herein with any affiliate of Company; and

–	was a spouse, parent, child, sibling or in-law of any person described above

RECOMMENDATION OF THE BOARD

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST ADOPTION OF THIS STOCKHOLDER PROPOSAL FOR THE REASONS SET FORTH BELOW. UNLESS OTHERWISE INDICATED ON YOUR PROXY, YOUR SHARES WILL BE VOTED AGAINST THE ADOPTION OF THIS PROPOSAL.

60	Motorola Solutions Notice of 2018 Annual Meeting of Stockholder and Proxy Statement

BOARD OF DIRECTORS STATEMENT IN OPPOSITION

The Board has carefully considered the proposal and, for the reasons described below, believes adopting the shareholder proposal is unnecessary in light of the Company’s existing policies and procedures. Moreover, the Company believes that as a matter of good governance, the Board’s Governance and Nominating Committee should not be constrained in its assessment of which skills and experiences best serve the needs of the Board.

As described in this proxy statement, our Governance and Nominating Committee considers a wide variety of skills, backgrounds and perspectives that, when taken together, provide the appropriate expertise to oversee the Company’s business. Those qualifications include factors such as the ability to exercise sound judgment, be independent from management, and have high ethical standards and integrity. At the core of this approach is the belief that a Board should bring together a diverse set of skills and experiences that enable it to manage a large and complex organization in a manner consistent with the directors’ fiduciary duty to the Company’s shareholders. That set of skills must also be dynamic, and capable of adapting to shifting trends within the industry and corporate environment. Setting aside a specific seat for a director with human rights experience would, in our view, impede the ability of our Governance and Nominating Committee to nominate candidates that most benefit the Company as a whole.

Our Governance and Nominating Committee regularly reviews the composition of the Board and its committees in order to determine whether additional directors with specific experiences or qualifications are in the best interest of the Company. The committee also, from time to time, engages outside search firms to assist in that effort. Further, the Company’s Bylaws already provide an adequate means for recommending candidates for nomination.

With respect to human rights matters, the Company already has in place a comprehensive set of policies and procedures that address human rights in our business. These policies and procedures, which are applied uniformly and consistently, are designed to ensure that the Company’s global operations are conducted using high standards of integrity and ethical business conduct.

The Company’s policies include: the Motorola Solutions Code of Business Conduct, the Motorola Solutions Human Rights Policy, the Motorola Solutions Supplier Code of Conduct, the Anti-Human Trafficking Statement, the Anti-Human Trafficking Compliance Plan and the Motorola Solutions Environment, Health & Safety Policy. These specific policies are based upon internationally recognized human rights standards, such as the Universal Declaration of Human Rights, the core labor standards of the International Labour Organization, the United Nation’s Global Compact, Social Accountability 8000 (SA 8000) standard, and the Organization for Economic Co-operation and Development (OECD) Guidelines for Multinational Enterprises.

The Company has instituted a comprehensive trade compliance program that includes the screening of partners, customers and distributors to ensure the company is in compliance with restricted lists promulgated by the United States, United Nations, European Union and other jurisdictions in which the Company operates.

The Board of Directors believes not only that the Company’s policies effectively address the human rights matters described in the proposal, but also that the requested changes to the Company’s director nomination process would be contrary to good governance practice. For these reasons and the others stated above, the Board of Directors recommends that you vote AGAINST the adoption of this shareholder-submitted proposal.

Motorola Solutions Notice of 2018 Annual Meeting of Stockholder and Proxy Statement	61

PROPOSAL NO. 6 — STOCKHOLDER PROPOSAL RE: “LOBBYING DISCLOSURE”

The Company has been advised that Mercy Investment Services, Inc., beneficial owner of 71 shares, intends to submit the following proposal for consideration at the Annual Meeting. The following proposal has also been co-filed by Dominican Sisters of Hope. We have not modified the language of the stockholder’s proposal.

Whereas, we believe in full disclosure of Motorola Solutions’ (MSI) direct and indirect lobbying activities and expenditures to assess whether MSI’s lobbying is consistent with its expressed goals and in the best interests of stockholders.

Resolved, stockholders of MSI request preparation of a report, updated annually, disclosing:

1.	Company policy and procedures governing lobbying, both direct and indirect, and grassroots lobbying communications.

2.	Payments by MSI used for (a) direct or indirect lobbying or (b) grassroots lobbying communications, in each case including amount of payment and recipient.

3.	MSI’s membership in and payments to any tax-exempt organization that writes and endorses model legislation.

4.	Description of management’s and Board’s decision-making process and oversight for making payments described in sections 2 and 3 above.

For purposes of this proposal, a “grassroots lobbying communication” is communication directed to the general public that (a) refers to specific legislation or regulation, (b) reflects a view on the legislation or regulation and (c) encourages the recipient of the communication to take action with respect to legislation or regulation. “Indirect lobbying” is lobbying engaged in by a trade association or other organization of which MSI is a member.

Both “direct and indirect lobbying” and “grassroots lobbying communications” include efforts at local, state and federal levels.

The report shall be presented to the Audit Committee or other relevant oversight committees and posted on MSI’s website.

Supporting Statement

As stockholders, we encourage transparency and accountability in use of corporate funds to influence legislation and regulation. MSI spent over $16 million from 2010-2016 on federal lobbying. These figures do not include lobbying expenditures to influence legislation in states, where MSI also lobbies but disclosure is uneven or absent. For example, MSI had 141 lobbyists in 27 states in 2016 (http://www.followthemoney.org/), and MSI’s lobbying in Florida has attracted media attention (“Mayday! Mayday! Communications Giants in Fight over Miami’s Emergency Radio Networks,” Miami Herald, April 20, 2017). MSI’s lobbying over public safety broadband has also drawn scrutiny (“Millions in Federal Emergency Communications Funding Lost, Diverted,” McClatchy, July 14, 2014).

MSI belongs to the Chamber of Commerce, which has spent over $1.3 billion on lobbying since 1998, and the National Association of Manufacturers, which spent $25.44 million on lobbying in 2015 and 2016. MSI is also a member of the Business Roundtable, which is lobbying against the right of shareholders to file resolutions. MSI does not comprehensively disclose its trade association memberships, nor payments and amounts used for lobbying on its website. Further, MSI does not disclose memberships in tax-exempt organizations that write and endorse model legislation, such as the American Legislative Exchange Council.

We question if MSI’s membership in the Chamber presents reputational risks and values incongruity on the issue of climate change. For example, MSI has committed to science-based targets in alignment with the Paris Agreement on climate change, yet the Chamber has sued to block the EPA Clean Power Plan to address climate change.

RECOMMENDATION OF THE BOARD

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST ADOPTION OF THIS STOCKHOLDER PROPOSAL FOR THE REASONS SET FORTH BELOW. UNLESS OTHERWISE INDICATED ON YOUR PROXY, YOUR SHARES WILL BE VOTED AGAINST THE ADOPTION OF THIS PROPOSAL.

62	Motorola Solutions Notice of 2018 Annual Meeting of Stockholder and Proxy Statement

BOARD OF DIRECTORS STATEMENT IN OPPOSITION

The Board has considered the above proposal and believes that full implementation is not in the best interests of the Company or its stockholders. The Company already discloses information about its lobbying, as required by existing law and regulations. In addition, in 2015, the Company added disclosure to its website as part of its Corporate Responsibility Report describing its policies relating to lobbying activity as noted below.

The Company is subject to extensive regulation at the federal, state and local levels. The Company engages with public policymakers at all levels of government when it believes doing so will serve the best interests of the Company and its stockholders. The Company is committed to participating in the political process as a good corporate citizen. In this regard, the Company has developed effective policies for the appropriate disclosure and oversight of its lobbying activities and is fully committed to complying with all laws governing lobbying activities, including laws requiring registration and reporting.

The Company requires any employee who engages in lobbying in support of the Company’s objectives to first obtain written approval from the Government Affairs organization (“GA”), who reviews the scope of proposed lobbying activities, justification and applicable laws. Any employee who retains an independent contractor as a lobbyist must consult with GA to identify a suitable contractor and obtain prior written approval. Subcontracting by lobbyists is also subject to pre-approval. Payments to lobbyists must be commensurate with the value of the services provided by the lobbyist to the Company. All lobbyists must enter into a signed consultant services agreement using a pre-approved form. Special lobbying rules may apply when the Company is seeking to do business with a government. GA conducts training on applicable laws and the Company’s lobbying policies and processes for independent contractors and employees who engage in lobbying. GA is also responsible for ensuring that individual lobbyists acting on behalf of the Company file all of their required reports, registrations, filings and disclosures.

Under the Lobbying Disclosure Act of 1995, as amended, the Company submits quarterly reports to Congress which outline the Company’s federal lobbying activities, including lobbying expenditures for the quarter and the specific legislative items that were the topics of communications, and identifying the individuals who lobbied on behalf of the Company. These reports are available at: http://lobbyingdisclosure.house.gov/ and http://www.senate.gov/legislative/Public_Disclosure/LDA_reports.htm. The Company files similar periodic reports with state agencies reflecting state lobbying activities which are also publicly available.

Like most major corporations, the Company is a member of trade associations that represent its business priorities and that it believes can assist it in achieving its long-term strategic objectives. The primary purpose of membership in these trade associations is the policy, technical, and industry expertise these organizations provide. The Company periodically reviews its memberships in these associations, which may sometimes take positions on legislation or communicate with government officials on public policy issues. Although lobbying is not the primary purpose of many of these associations, the membership dues paid by the Company and other members may be part of the funds they use to engage in lobbying activities. In addition, given the diverse membership in many of these associations, the Company may not agree with every public policy position and/or lobbying action taken by such associations. The Company already discloses, as part of its Corporate Responsibility Report (http://responsibility.motorolasolutions.com/) the names of associations in the U.S. where annual dues are $50,000 or more. The Board believes that additional disclosure would not necessarily present an accurate reflection of the Company’s positions on certain public policy issues.

The Company is active regarding many legislative initiatives that are important to its business and sales operations and discloses information related to those activities where required by applicable law. However, additional voluntary disclosure of such sensitive information beyond that already compelled by law would risk exposing the Company to competitive disadvantage by providing strategic information to competitors, who often seek such information to benefit their position. Thus, unilaterally expanding the disclosure of the Company’s legislative activities would result in a wealth of competitive information for those parties, to the detriment of the Company and its stockholders.

By requiring expanded disclosure of lobbying activity, this proposal disregards the Company’s existing policies and practices with regard to disclosure and compliance with the law. The Board believes the Company has robust policies and procedures in place relating to its lobbying activities, and therefore, this proposal is unnecessary. Furthermore, the Board believes this proposal is not in the best long-term interests of the Company and its stockholders. Accordingly, the Board recommends that you vote AGAINST this proposal.

Motorola Solutions Notice of 2018 Annual Meeting of Stockholder and Proxy Statement	63

IMPORTANT DATES FOR THE 2019 ANNUAL MEETING

Recommending a Director Candidate to the Governance and Nominating Committee

The Governance and Nominating Committee will consider a candidate for director proposed by a stockholder. A candidate must be highly qualified and be both willing and expressly interested in serving on the Board. A stockholder wishing to propose a candidate for consideration should forward the candidate’s name and information about the candidate’s qualifications and the information required by the Company’s Bylaws, including a completed and signed questionnaire, in writing to: Governance and Nominating Committee, c/o Secretary, Motorola Solutions, Inc., 500 West Monroe Street, Chicago, IL 60661.

The Governance and Nominating Committee will consider nominees recommended by Motorola Solutions’ stockholders provided that the recommendation contains sufficient information for the Governance and Nominating Committee to assess the suitability of the candidate, including the candidate’s qualifications, and is timely received in accordance with the Company’s Bylaws. Candidates recommended by stockholders that comply with these procedures will receive the same consideration that candidates recommended by the Governance and Nominating Committee and management receive.

Submitting Nominations to the Board

A stockholder wishing to nominate a candidate for election to the Board at the 2019 Annual Meeting of Stockholders is required to give written notice addressed to the Secretary, Motorola Solutions, Inc., 500 West Monroe Street, Chicago, IL 60661 of his or her intention to make such a nomination. The notice of nomination must be received by the Company’s Secretary at the address above no later than 5:00 pm Central Time on January 28, 2019.

The notice of nomination is required to contain certain information about both the nominee and the stockholder making the nomination as set forth in the Company’s Bylaws. The notice must include information regarding the recommended candidate relevant to a determination of whether the recommended candidate would be barred from being considered independent under NYSE Rule 303A.02(b), or, alternatively, a statement that the recommended candidate would not be so barred. In addition, to be eligible as a nominee for election, a nominee must submit a completed and signed questionnaire, a written representation and agreement regarding compliance with fiduciary duties and the Company’s Bylaws, among other items as set forth in the Company’s Bylaws. A nomination that does not comply with the above requirements will not be considered.

Submitting Proposals for the 2019 Annual Meeting

Any stockholder who intends to present a proposal at the Company’s 2019 Annual Meeting of Stockholders must send the proposal to: Secretary, Motorola Solutions, Inc., 500 West Monroe Street, Chicago, IL 60661.

If the stockholder intends to present the proposal at the Company’s 2019 Annual Meeting of Stockholders and have it included in the Company’s proxy materials for that meeting, the proposal must be received by the Company no later than 5:00 pm Central Time on November 28, 2018, and must comply with the requirements of Rule 14a-8 under the Exchange Act. The Company is not obligated to include any stockholder proposal in its proxy materials for the 2019 Annual Meeting of Stockholders if the proposal is received after that time.

If a stockholder wishes to present a proposal at the 2019 Annual Meeting of Stockholders but not have it included in the Company’s proxy materials for that meeting, the proposal: (1) must be received by the Company no later than 5:00 pm Central Time on January 28, 2019, (2) must present a proper matter for stockholder action under Delaware General Corporation Law, (3) must present a proper matter for consideration at such meeting under the Company’s Amended and Restated Certificate of Incorporation and Bylaws, (4) must be submitted in a manner that is consistent with the submission requirements provided in the Company’s Bylaws, and (5) must relate to subject matter which could not be excluded from a proxy statement under any rule promulgated by the SEC.

64	Motorola Solutions Notice of 2018 Annual Meeting of Stockholder and Proxy Statement

OTHER MATTERS

The Board knows of no other business to be transacted at the Annual Meeting, but if any other matters do come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote or act with respect to them in accordance with their best judgment.

Manner and Cost of Proxy Solicitation

The Company pays the cost of soliciting proxies. In addition to mailing proxies, officers, directors and regular employees of the Company, acting on its behalf, may solicit proxies by telephone, personal interview or other electronic means. You may also be solicited by means of press releases issued by the Company and advertisements in periodicals. Also, the Company has retained Alliance Advisors, LLC to aid in soliciting proxies for a fee estimated not to exceed $25,000 plus expenses. The Company will, at its expense, request banks, brokers and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of shares held of record by such persons.

“Householding” of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more security holders sharing the same address by delivering a single proxy statement addressed to those security holders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for security holders and cost savings for companies.

As in the past few years, a number of brokers with accountholders who are Motorola Solutions stockholders will be “householding” our proxy materials. As indicated in the notice previously provided by these brokers to Motorola Solutions stockholders, a single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from an affected stockholder. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement, please notify your broker or call 1-800-579-1639, email: sendmaterial@proxyvote.com, or write us at Secretary, Motorola Solutions, Inc., 500 West Monroe Street, Chicago, IL 60661.

Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

By order of the Board of Directors,

Kristin L. Kruska

Secretary

Motorola Solutions Notice of 2018 Annual Meeting of Stockholder and Proxy Statement	65

Location for the Annual Meeting of Stockholders:

Capital Hilton

1001 16th Street NW

Washington, DC 20036 U.S.A.

May 14, 2018 at 6:00 P.M., EDT

Map to the Capital Hilton

Directions to the Capital Hilton, Washington, DC

Capital Hilton is located two blocks north of the White House on 16th Street and K Street, in Northwest Washington, DC. The hotel is easily accessible to three different Metro Stations: Farragut North (Red Line), Farragut West (Blue & Orange Lines), and McPherson Square (Blue & Orange Lines). Capital Hilton is also less than one mile to the Washington Convention Center.

Directions from Ronald Reagan Washington National Airport

Follow signs to Washington. Take first exit to I-395 N, which becomes 14th St Bridge. Move to left lane and go north on Route 1 (14th St). Turn left on I St. Turn right on 16th St. Go north one block. Hotel is on corner of 16th and K.

Directors from Washington Dulles International Airport

Take Dulles Toll Road to I-66 East. Follow signs to Washington. Take Constitution Ave exit. Turn left on 18th. Turn right on H St and then left on 16th. Go north two blocks. Hotel is on corner of 16th and K.

Directions from Baltimore/Washington International Airport

Take Baltimore-Washington Parkway (I-295 S) to Route 50 W (will become New York Ave). Cross over N Capitol St into Northwest DC. At Mt Vernon Sq, turn left on 10th St and right on K St. Turn right on 16th St. Hotel is on corner of 16th and K.

MOTOROLA SOLUTIONS, INC. 500 WEST MONROE STREET CHICAGO, IL 60661	Vote 24 Hours a Day, 7 Days a Week by Internet, Telephone or Mail. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions below to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on Sunday, May 13, 2018. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on Sunday, May 13, 2018. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you vote your proxy by Internet or by telephone, please do NOT mail back the proxy card. You can access, view and download this year’s Annual Report and Proxy Statement at www.proxyvote.com.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E43742-P06549	KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

MOTOROLA SOLUTIONS, INC.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE
FOR ALL NOMINEES LISTED BELOW:

1.	Election of Directors for a One-Year Term	For	Against	Abstain

	1a. Gregory Q. Brown	☐	☐	☐	THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE FOLLOWING PROPOSALS:		For	Against	Abstain
	1b. Kenneth D. Denman	☐	☐	☐

	1c. Egon P. Durban	☐	☐	☐	2.	Advisory approval of the Company’s executive compensation.	☐	☐	☐

	1d. Clayton M. Jones	☐	☐	☐	3.	Ratification of the appointment of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for 2018.	☐	☐	☐
	1e. Judy C. Lewent	☐	☐	☐

	1f. Gregory K. Mondre	☐	☐	☐	THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE AGAINST THE FOLLOWING PROPOSALS:		For	Against	Abstain
	1g. Anne R. Pramaggiore	☐	☐	☐

	1h. Samuel C. Scott, III	☐	☐	☐	4.	Stockholder Proposal re: Ethical Recruitment in Global Supply Chains.	☐	☐	☐

	1i. Joseph M. Tucci	☐	☐	☐	5.	Stockholder Proposal re: Independent Director with Human Rights Expertise.	☐	☐	☐
					6.	Stockholder Proposal re: Lobbying Disclosure.	☐	☐	☐

					NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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ADMISSION TICKET TO MOTOROLA SOLUTIONS’

2018 ANNUAL MEETING OF STOCKHOLDERS

This is your admission ticket to gain access to Motorola Solutions’ 2018 Annual Meeting of Stockholders. Please present this ticket at one of the registration stations. Please note that seating is on a first-come, first-served basis.

THIS TICKET IS NOT TRANSFERABLE

Location for the Annual Meeting of Stockholders:

Capital Hilton

1001 16th Street NW

Washington, DC 20036 U.S.A.

May 14, 2018 at 6:00 p.m., EDT

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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E43743-P06549

THIS PROXY CARD IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

for the Annual Meeting of Stockholders, May 14, 2018

The stockholder(s) whose signature(s) appear(s) on the reverse side of this Proxy Card hereby appoint(s) Gregory Q. Brown, Gino A. Bonanotte, Mark S. Hacker, Kristin L. Kruska and John K. Wozniak, or any one of them, as proxies (with power of substitution) to represent and to vote all the shares of common stock of Motorola Solutions, Inc. which the stockholder(s) would be entitled to vote, at the Annual Meeting of Stockholders of Motorola Solutions, Inc. to be held on May 14, 2018, and at any adjournments or postponements thereof.

In their discretion, the proxies are authorized to vote upon any other matter that may properly come before the meeting or any adjournments or postponements thereof.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH SPECIFICATIONS MADE, BUT IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED, FOR PROPOSAL 2,

FOR ON PROPOSAL 3, AGAINST PROPOSAL 4, AGAINST PROPOSAL 5, AND AGAINST PROPOSAL 6.

IMPORTANT - Please vote, date and sign on the reverse side and mail this proxy card promptly in the enclosed envelope. When there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, the full corporation name should be given, and this proxy should be signed by a duly authorized officer, showing his or her title.

Continued and to be signed on the reverse side.

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